    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2002

                                            REGISTRATION STATEMENT NO. 333-73606
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      AMERICREDIT FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as specified in its Charter)

DELAWARE                             801 CHERRY STREET, SUITE 3900                    75-2439888
(State of Incorporation)               FORT WORTH, TEXAS  76102                      (IRS Employer
                          (Address of Principal Executive Office of Registrant)    Identification No.)

                              CHRIS A. CHOATE, ESQ.
                                AMERICREDIT CORP.
                                801 CHERRY STREET
                             FORT WORTH, TEXAS 76102
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                   COPY TO:

                              CHRIS DIANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

        If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                            AMOUNT           PROPOSED MAXIMUM   MAXIMUM            AMOUNT OF
                                            TO BE            AGGREGATE PRICE    AGGREGATE          REGISTRATION
TITLE OF SECURITIES BEING REGISTERED        REGISTERED       PER UNIT(1)        OFFERING PRICE(1)  FEE(2)(3)
------------------------------------------------------------------------------------------------------------------
Auto Receivables Asset Backed Securities    $10,000,000,000  100%               $10,000,000,000    $920,000
------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Paid by wire transfer on January 24, 2002.
(3) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 333-44924 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($715,869,823 as of January 24, 2002) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the Prior Registration Statement.




================================================================================

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________, 200_)

               $_____________ AUTOMOBILE RECEIVABLES BACKED NOTES
                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 200_-_

                                AFS FUNDING CORP.
                                     SELLER
                   [AMERICREDIT FINANCIAL SERVICES, INC. LOGO]
                                    SERVICER
                 THE ISSUER WILL ISSUE THE FOLLOWING SECURITIES:

                                                      PRINCIPAL             INTEREST                 FINAL SCHEDULED
                                                       AMOUNT                 RATE                  DISTRIBUTION DATE
                                                      ---------             --------                -----------------
                             Class A-1 Notes          $                              %                  ___________, 200_
                             Class A-2 Notes          $                              %                  ___________, 200_
                             Class A-3 Notes          $                         [LIBOR +]%              ___________, 200_
--------------------------   Class A-4 Notes          $                              %                  ___________, 200_
You should carefully         ---------------------------------------------------------------------------------------------
review the risk factors      Total
beginning on page S-11
of this prospectus           The issuer will pay interest monthly on the [6th]
supplement and page 11       of the month, subject to the business day rule set
of the accompanying          forth in this prospectus supplement. The first
propectus. The note          interest payment will be made on ________________.
represent obligations of
the issuer only and do
not represent obligations                                 PRICE TO              UNDERWRITING            PROCEEDS TO
of or interest in                                        PUBLIC (1)              DISCOUNTS              SELLER (1)(2)
AmeriCredit Financial                                    -----------            ------------           -------------
Services, Inc.,               Per Class A-1 Notes        $                      %                         $
AmerCiredit Funding           Per Class A-2 Notes        $                      %                         $
Corp. or any of their         Per Class A-3 Notes        $                      %                         $
affiliates.                   Per Class A-4 Notes        $                      %                         $
--------------------------    ---------------------------------------------------------------------------------------------
                              Total

                              (1)   Plus accrued interest, if any, from _______________, 200_.
                              (2)   Before deducting expenses, estimated to be $_________.

Full and timely payment of scheduled payments on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by

                                 [INSURER LOGO]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]


Prospectus Supplement dated ______________, 200_.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

                               -------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



                                                PAGE                                                         PAGE
SUMMARY...........................................S-5        THE POLICY.......................................S-51
RISK FACTORS.....................................S-11        MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-54
USE OF PROCEEDS..................................S-14        STATE AND LOCAL TAX CONSEQUENCES.................S-56
THE SERVICER.....................................S-14        ERISA CONSIDERATIONS.............................S-56
THE SELLER.......................................S-15        [LEGAL INVESTMENT]...............................S-57
THE ISSUER.......................................S-15        RATINGS..........................................S-57
THE OWNER TRUSTEE................................S-16        UNDERWRITING.....................................S-58
THE INDENTURE TRUSTEE............................S-16        EXPERTS..........................................S-60
THE TRUST PROPERTY...............................S-16        LEGAL OPINIONS...................................S-60
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM.......S-17        GLOSSARY.........................................S-61
THE AUTOMOBILE LOANS.............................S-19        REPORT OF INDEPENDENT ACCOUNTANTS.................F-1
YIELD AND PREPAYMENT CONSIDERATIONS..............S-26        ANNEX A  CLEARANCE, SETTLEMENT AND TAX
THE INSURER......................................S-33          DOCUMENTATION PROCEDURES........................A-1
DESCRIPTION OF THE NOTES.........................S-35
DESCRIPTION OF THE PURCHASE AGREEMENTS AND
  THE TRUST DOCUMENTS............................S-40


                                   PROSPECTUS

SUMMARY OF PROSPECTUS...............................5        DESCRIPTION OF THE SECURITIES......................27
RISK FACTORS.......................................10        DESCRIPTION OF THE TRUST AGREEMENTS................38
THE COMPANY AND THE SERVICER.......................18        MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS.....47
THE TRUSTEE........................................18        MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........54
THE ISSUER.........................................18        STATE AND LOCAL TAX CONSEQUENCES...................70
THE TRUST PROPERTY.................................18        ERISA CONSIDERATIONS...............................70
THE AUTOMOBILE LOANS...............................19        METHODS OF DISTRIBUTIONS...........................75
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM.........22        LEGAL OPINIONS.....................................76
POOL FACTORS.......................................26        FINANCIAL INFORMATION..............................77
USE OF PROCEEDS....................................27


         Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the Notes, may be required to deliver a prospectus regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

o We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

o This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

o If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

o We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                       WHERE YOU CAN FIND MORE INFORMATION

         AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

         A number of items are incorporated by reference into this prospectus supplement. See "Incorporation by Reference" in the prospectus for a description of incorporation by reference.

         You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         The consolidated financial statements of [Insurer] and its subsidiaries included in, or as exhibits to, the following documents, filed by [Insurer] with the SEC are hereby incorporated by reference:

         (a) Annual Report on Form 10-K for the year ended December 31, ____, and

         (b)   Quarterly Report on Form 10-Q for the period ended _____________.

         All financial statements of [Insurer], included in, or as exhibits to, documents filed by [Insurer] pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement and to be a part hereof.

         You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


THE ISSUER

AmeriCredit Automobile Receivables Trust 200_-_, or THE ISSUER, is a Delaware business trust. The issuer will issue the notes and be liable for their payment. The issuer's principal asset will be a pool of automobile loans.

THE SELLER

AFS Funding Corp., or THE SELLER, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.

THE SERVICER

AmeriCredit Financial Services, Inc., or AMERICREDIT, is a Delaware corporation. AmeriCredit either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. The servicer will sell the automobile loans to the seller.

THE INSURER

[Insurer], or [INSURER], is a [State] [financial guaranty insurance company]. [Insurer] will issue a policy, which will guarantee the payment of timely interest and principal due on the notes but only as described in the section of the prospectus supplement titled "The Policy."

THE TRUSTEE

[Trustee], or [Trustee], is a [State] banking corporation. [Trustee] will be the trust collateral agent, the indenture trustee and the backup servicer.

STATISTICAL CALCULATION DATE

o ___________, 200_. This is the date we used in preparing the statistical information used in this prospectus supplement.

INITIAL CUTOFF DATE

o ___________, 200_. The issuer will receive amounts collected on the automobile loans after this date.

CLOSING DATE

o    On or about ___________, 200_.

DESCRIPTION OF THE SECURITIES

The issuer will issue four classes of its asset backed notes. The notes are designated as the "CLASS A-1 NOTES," the "CLASS A-2 NOTES," the "CLASS A-3 NOTES" and the "CLASS A-4 NOTES."

Each class of notes will have the initial note principal amounts, interest rates and final scheduled distribution dates listed in the following table:


              INITIAL NOTE
               PRINCIPAL                                   FINAL SCHEDULED
 CLASS          BALANCE          INTEREST RATE            DISTRIBUTION DATE
--------      ------------       -------------            -----------------

A-1            $________              ___%                  __________, 20__

A-2            $________              ___%                  __________, 20__

A-3            $________           [LIBOR +] ___%           __________, 20__

A-4            $________              ___%                  __________, 20__


[LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. For the first distribution date, LIBOR will also include the "Interpolated LIBOR Increment" which is described under the sections of this prospectus supplement entitled "Description of the Notes -- PAYMENTS OF INTEREST -- and DETERMINATION OF LIBOR."

LIBOR will be determined on the following dates:

o ___________, 200_, for the period from the day of the closing to the first distribution date; and

o thereafter, the second London business day prior to the first day of the related interest accrual period.]

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled "The Trust Assets."

DISTRIBUTION DATES

o        For as long as AmeriCredit is the servicer:

         The distribution date will be the [sixth] day of each month, subject to the business day rule set forth below, commencing on ___________, 200_.

o        If AmeriCredit is no longer the servicer:

         The distribution date will become the [twelfth] day of each month.

o        Insured distributions:

         [Insurer] will make payment of any unpaid interest and principal due on the notes on the [twelfth] day of each month.

o        Business day rule:

         If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

o        Record dates:

         The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.


INTEREST

Interest on the notes of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing.

Interest on the [Class A-1 and Class A-3 Notes] will be calculated on an "actual/360" basis. Interest on the [Class A-2 and Class A-4 Notes] will be calculated on a "30/360" basis.

PRINCIPAL

o Principal of the notes will be payable on each distribution date in an amount equal to

        (1) 100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to maintain the overcollateralization required by [Insurer], plus


        (2) the amount of excess INTEREST collected on the automobile loans during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the amount required by [Insurer], which will be used to pay PRINCIPAL on the notes on that distribution date, but only as necessary to build and maintain an amount of overcollateralization as required by [Insurer].

o The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

o The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

     -  first, the Class A-1 Notes will be paid off;

     - once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

     - once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off; and

     - once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off.

THE TRUST ASSETS

The issuer's assets will principally include:

o a pool of "non-prime" automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

o    collections on the automobile loans received after _______________, 200_;

o an assignment of the security interests in the vehicles securing the automobile loan pool;

o    the loan files;

o an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

o an assignment of all rights to proceeds from liquidating the automobile loans;

o an assignment of the seller's rights against dealers under agreements between the company and the dealers;

o amounts held in the pre-funding account, the collection account and the capitalized interest account;

o    all proceeds from the items described above; and

o    rights under the transaction documents.

THE AUTOMOBILE LOAN POOL

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders and then acquired by AmeriCredit or motor vehicle loans originated by AmeriCredit directly with consumers. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

STATISTICAL INFORMATION

o The statistical information in this prospectus supplement is based on the automobile loans in the pool as of _____________, 200_. The statistical distribution of the characteristics of the automobile loan pool as of the initial cutoff date, which is _____________, 200_, will vary somewhat from the statistical distribution of those characteristics as of _____________, 200_, although that variance will not be material.

o    As of _____________, 200_ the automobile loans in the pool have:

     -  an aggregate principal balance of $______________;

     -  a weighted average annual percentage rate of approximately _____%;

     -  a weighted average original maturity of approximately __ months;

     -  a weighted average remaining maturity of approximately __ months; and

     - an individual remaining term of not more than [__] months and not less than [__] months.

o As of _____________, 200_ the automobile loans in the pool are expected to have an aggregate principal balance of approximately $___________.

PRE-FUNDING FEATURE

Approximately $___________ of the proceeds of the notes will be held by [Collateral Agent] in a pre-funding account, and will be used to purchase additional automobile loans from the seller. The issuer will purchase the additional automobile loans from time to time on or before _____________, 200_, from funds on deposit in this account.

These additional automobile loans will also have been originated by AmeriCredit, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.

THE INSURANCE POLICY

On the day of the closing, [Insurer] will issue a financial guaranty insurance policy for the benefit of the noteholders. Under this policy, [Insurer] will unconditionally and irrevocably guarantee the payments of interest and principal due on the notes during the term of the policy.

If, on any distribution date, the noteholders do not receive the full amount of the payment then due to them, the shortfall will be paid on the twelfth day of that month either from funds available from a spread account or from the proceeds of a drawing under the policy.

REDEMPTION

o    Optional redemption:

     The [Class A-4] Notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which AmeriCredit exercises its "clean-up call" option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest.

o    Mandatory redemption:

     If an event of default occurs under the indenture the notes may be accelerated and subject to immediate payment at par. So long as [Insurer] is not in default, the power to declare an event of default will be held by [Insurer]. The policy issued by [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Insurer] elects, in its sole discretion, to pay those amounts in whole or in part.

o    If the pre-funding account is not depleted:

     Each class of notes will be redeemed in part in the event that any pre-funding account moneys remain unused on _____________, 200_. The principal amount of each class of notes to be redeemed will be an amount equal to that class' PRO RATA share of the remaining amount.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

o Dewey Ballantine LLP, as tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

o    Interest on the notes will be taxable as ordinary income:

     - when received by a holder using the cash method of accounting, and

     - when accrued by a holder using the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in the prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. Fiduciaries of such plans may wish to consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

[LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

RATING OF THE NOTES

The notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch, Inc. in order to be issued:


     CLASS                     RATING
     -----       -------------------------------
                  S&P       MOODY'S       FITCH
                 ------     -------       -----
     A-1         [A-1+]    [Prime-1]      [F1+]
     A-2         [AAA]       [Aaa]        [AAA]
     A-3         [AAA]       [Aaa]        [AAA]
     A-4         [AAA]       [Aaa]        [AAA]


You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                  RISK FACTORS

IN ADDITION TO THE RISK FACTORS DISCUSSED IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING ADDITIONAL FACTORS IN CONNECTION WITH THE PURCHASE OF THE NOTES:

AMERICREDIT MAY BE UNABLE TO ORIGINATE ENOUGH      The ability of AmeriCredit to originate sufficient additional
AUTOMOBILE LOANS TO USE ALL MONEY ON DEPOSIT       automobile loans may be affected by a variety of social and
IN THE PRE-FUNDING ACCOUNT AND YOU MAY             economic factors including:
THEREFORE BE EXPOSED TO REINVESTMENT RISK.
                                                           o    interest rates;

                                                           o    unemployment levels;

                                                           o    the rate of inflation; and

                                                           o    consumer perception of economic conditions generally.

                                                  If AmeriCredit does not originate sufficient additional automobile loans to use all money on deposit in the pre-funding account by
                                                  ____________, 200_, a mandatory redemption of a portion of the notes could result.

                                                  If a mandatory redemption occurs, you will receive a principal prepayment. You will bear the risk of reinvesting any prepayment.

                                                  If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes. Your notes may amortize more quickly than
                                                  expected for a variety of reasons.

WE CANNOT PREDICT THE RATE AT WHICH THE NOTES     First, obligors can prepay their automobile loans.  The rate of
WILL AMORTIZE.                                    prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without AmeriCredit's consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and AmeriCredit are obligated to purchase automobile loans as a result of breaches of
                                                  representations and/or covenants. In any of these cases, the automobile pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

                                                  Second, the notes contain an overcollateralization feature that results in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile loan pool.

                                                  Finally, AmeriCredit has the right to purchase the automobile loans remaining in the automobile loan pool when the automobile loan pool balance is 10% or less of the original automobile loan pool balance.

GEOGRAPHIC CONCENTRATIONS OF AUTOMOBILE LOANS     Adverse economic conditions or other factors affecting any state
MAY INCREASE CONCENTRATION RISKS.                 or region could increase the delinquency or loan loss experience of the automobile loans. As of _______________ obligors with respect to approximately _____%, _____% and ____% of the automobile loans based on the automobile loans' remaining principal balance were located in __________, _____ and _______, respectively.

                                                  No other state accounts for more than __% of the automobile loans as of ____________, 200_.

THE NOTES ARE ASSET-BACKED DEBT AND THE ISSUER    The sole sources for repayment of the notes are payments on the
HAS ONLY LIMITED ASSETS.                          automobile loans, amounts on deposit in the pre-funding account, other cash accounts held by [Trust Collateral Agent] and
                                                  payments made under the insurance policy. The money in the pre-funding account will be used solely to purchase additional automobile loans and is not available to cover losses on the automobile loan pool. Additionally, the capitalized interest account is designed to cover obligations of the issuer relating to that portion of its assets not invested in the automobile loan pool and is not designed to provide protection against losses on the automobile loan pool. Furthermore, if [Insurer] defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [Insurer] to make payments on the notes.

RATINGS ON NOTES ARE DEPENDENT UPON               The ratings of the notes will depend primarily on the
[INSURER]'S CREDITWORTHINESS.                     creditworthiness of [Insurer] as the provider of the financial guarantee insurance policy relating to the notes. There is a risk that if [Insurer]'s claims-paying

                                                  ability ratings are reduced, the rating agencies may reduce the notes' ratings.

EVENTS OF DEFAULT UNDER THE INDENTURE MAY         So long as [Insurer] shall not have defaulted and so long as any
RESULT IN AN ACCELERATION.                        default by [Insurer] is not continuing, following the occurrence of an event of default under the indenture, [Collateral Agent], as trust collateral agent, will continue to submit claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with respect to the notes on the twelfth day of each month. Following the occurrence of an event of default under the indenture, [Insurer] may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part, and pay all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is
                                                  paid.




                                 USE OF PROCEEDS

         The issuer will use the proceeds from issuing the notes to:

         o pay the seller, who will in turn pay AmeriCredit the purchase price for the automobile loans;

         o    deposit the pre-funded amount into the pre-funding account;

         o    fund the spread account; and

         o    fund the capitalized interest account.

         The seller or its affiliates may use the net proceeds to pay their debt, including "warehouse" debt and related expenses secured by the automobile loans prior to their sale to the issuer. This "warehouse" debt and related expenses may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates.


                                  THE SERVICER

         AmeriCredit Financial Services, Inc., is a wholly-owned, and the primary operating, subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit's executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone
(817) 302-7000.

         AmeriCredit purchases automobile loans which are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. AmeriCredit may also originate automobile loans directly to consumers. All automobile loans purchased or originated by AmeriCredit are serviced by AmeriCredit. AmeriCredit will sell and assign the automobile loans to the seller.

         AmeriCredit will service the automobile loans and will be compensated for acting as the servicer. In its capacity as servicer, AmeriCredit will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, AmeriCredit will stamp the automobile loans to reflect their sale and assignment to the issuer.

         The servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including California, Texas, Florida and Pennsylvania. See "Certain Legal Aspects of the Automobile Loans" in the prospectus.

                                   THE SELLER

         AFS Funding Corp., AmeriCredit's wholly-owned subsidiary, is a Nevada corporation, incorporated in April 1996. The seller's address is 639 Isbell Road, Suite 390, Reno, Nevada 89509; telephone (775) 823-3080.

         The seller was organized for the limited purpose of purchasing automobile loans from AmeriCredit and transferring the loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that the bankruptcy of AmeriCredit will not result in the consolidation of the seller's assets and liabilities with those of AmeriCredit. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if AmeriCredit was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller's assets and liabilities with those of AmeriCredit. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of AmeriCredit.

         Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller's assets with those of AmeriCredit, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

                                   THE ISSUER

         The issuer is a Delaware business trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

         o acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

         o issuing the notes and the certificate which represents the residual interest in the Trust;

         o    making payments on the notes; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

         The issuer will use the proceeds from the initial sale of the notes to purchase the initial automobile loans from the seller and to fund the deposits in the pre-funding account, collateral accounts maintained for the benefit of [Insurer], and the capitalized interest account.

         The issuer's principal offices are in Wilmington, Delaware, in care of [Owner Trustee] (________) at the address listed below.

                                THE OWNER TRUSTEE

         [Owner Trustee] is the owner trustee. It is a [State] banking corporation. Its principal offices are located at __________________________.

         The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

                              THE INDENTURE TRUSTEE

         [Indenture Trustee], a [State] banking corporation, is the indenture trustee. [Indenture Trustee]'s address is __________________________.

                               THE TRUST PROPERTY

         The trust property will include, among other things, the following:

         o initial automobile loans secured by new and used automobiles, light duty trucks and vans;

         o monies received (a) for the initial automobile loans, after the initial cutoff date, or (b) for the subsequent automobile loans, after the related cutoff date;

         o amounts that may be held in the lockbox accounts, the collection account, the pre-funding account, and the capitalized interest account;

         o an assignment of the security interests of the servicer in the financed vehicles;

         o an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

         o an assignment of the rights of the seller against third-party lenders under agreements between the servicer and third-party lenders;

         o an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

         o    the automobile loan files; and

         o    other rights under the trust documents and the swap agreement.

         The trust property also will include an assignment of the seller's rights against the servicer for breaches of representations and warranties under a purchase agreement.

         The initial automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the notes and will then be purchased by the issuer from the seller on the date of issuance of the notes. The issuer will purchase additional automobile loans and related property from the seller on or before ___________ 200_, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.

         The initial automobile loans were originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit. The initial automobile loans originated by dealers and third-party lenders have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. The subsequent automobile loans were or will be originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit. The subsequent automobile loans originated by dealers and third-party lenders have been or will have been assigned to AmeriCredit and evidence or will evidence the indirect financing made to the obligor. AmeriCredit's agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

         Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee's benefit on the noteholders' behalf and for the benefit of [Insurer] in support of the obligations owed to [Insurer]. Any proceeds of the trust property will be distributed according to the indenture. [Insurer] will be entitled to the distributions only after payment of amounts owed to, among others, the noteholders have been made.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

         Through its branch offices and marketing representatives, AmeriCredit provides funding which allows franchised and independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also originates direct loans to consumers for the purchase of automobiles, light duty trucks and vans, and purchases loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to AmeriCredit's credit policies, and AmeriCredit then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. AmeriCredit also services the automobile loans that it originates and purchases.

         AmeriCredit's indirect lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower either may have had previous financial difficulties, and is now attempting to reestablish credit, or may not have established a credit history. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. The servicer also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

         AmeriCredit has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom AmeriCredit has entered into appropriate purchase agreements. While AmeriCredit finances purchases of new automobiles, a substantial majority of AmeriCredit's automobile loans are for used automobiles.

         Of the loans AmeriCredit purchased during the [year/__ months] ended _________, 200_:

         o manufacturer-franchised dealers with used automobile operations originated approximately __% of the automobile loans;

         o independent dealers specializing in used automobile sales originated approximately __% of the automobile loans; and

         o The servicer purchased loans from ______ dealers during the [year/__ months] ended ___________, 200_.

         Direct lending to consumers and the acquisition of loans from third-party lenders is a recent expansion of AmeriCredit's business. To date only a small number of loans have been generated under these programs.

         Automobile loans are generally purchased by AmeriCredit without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to AmeriCredit if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, AmeriCredit typically charges an acquisition fee when it purchases the loans from dealers. Additionally, dealers and third-party lenders typically make representations to AmeriCredit as to the automobile loan's validity and compliance with relevant laws, and agree to indemnify AmeriCredit against any claims, defenses and set-offs that an obligor may assert against AmeriCredit because of a loan's assignment.

         As of ___________, 200_, AmeriCredit operated ___ branch offices in __ states and Canada. These branch offices solicit dealers for loans and maintain AmeriCredit's relationship with the dealers in the branch office's geographic vicinity.

         AmeriCredit also has marketing representatives covering markets where AmeriCredit does not have a branch. The servicer does business in a total of __ states.

         See "AmeriCredit's Automobile Financing Program" in the accompanying prospectus for a description of the servicer's contract acquisition, servicing and collection practices.

                              THE AUTOMOBILE LOANS

GENERAL

         AmeriCredit purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated or will originate loans directly to consumers. The automobile loans were made to obligors with less than perfect credit due to factors including:

         o    the manner in which they have handled previous credit;

         o    the limited extent of their prior credit history; and/or

         o    their limited financial resources.

ELIGIBILITY CRITERIA

         The automobile loans were or will be selected according to several criteria, including those specified under "AmeriCredit's Automobile Financing Program -- Automobile Loan Acquisition" in the accompanying prospectus. In addition, as of the initial cut-off date the initial automobile loans were selected from AmeriCredit's portfolio of automobile loans based on the following criteria:

         (a) each initial automobile loan had a remaining maturity of not more than [__] months;

         (b) each initial automobile loan had an original maturity of not more than [__] months;

         (c) each initial automobile loan had a remaining Principal Balance (as defined in the Glossary) of at least $___ and not more than $______;

         (d) each initial automobile loan has an annual percentage rate of at least __% and not more than __%;

         (e)   no initial automobile loan was more than [__] days past due; and

         (f) neither AmeriCredit, any dealer, any third-party lender nor anyone acting in their behalf advanced funds to cause any initial automobile loan to qualify under clause (e) above.

         During the funding period, AmeriCredit will sell the subsequent automobile loans to the seller and the seller will then sell them to the issuer. AmeriCredit anticipates that the aggregate Principal Balance of the subsequent automobile loans will equal approximately $___________. The issuer will pay the seller the outstanding Principal Balance of the subsequent automobile loans as of their respective subsequent cutoff dates. In turn, the seller will forward to AmeriCredit the funds that it receives from the issuer for the subsequent automobile loans. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

         No transfer of subsequent automobile loans to the issuer will be made unless:

         (a) as of each subsequent cut-off date, each subsequent automobile loan and/or the subsequent financed vehicle related to that subsequent automobile loan satisfy the automobile loan eligibility criteria specified under "The Automobile Loans" in the prospectus and the criteria listed in this prospectus supplement in clauses (a) through (f) above regarding the initial automobile loans;

         (b) So long as no insurer default shall have occurred and be continuing, [Insurer] has approved the transfer of the subsequent automobile loans transfer to the issuer;

         (c) neither AmeriCredit nor the seller has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of [Insurer] or the noteholders;

         (d) AmeriCredit and the seller deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

         (e) Standard & Poor's confirms that the ratings on the notes have not been withdrawn or reduced because of the subsequent automobile loans transfer to the issuer.

         Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool's characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial automobile loan pool's characteristics.

         In addition, the issuer's obligation or right to purchase the subsequent automobile loans is subject to the condition that all of the automobile loans held by the issuer, including the subsequent automobile loans to be transferred, meet the following criteria after the transfer of the subsequent automobile loans:

         (a) the automobile loans' weighted average annual percentage rate is not less than __%;

         (b) the automobile loans' weighted average remaining term on the subsequent cutoff date is not greater than [__] months; and

         (c) not more than __% of the obligors on the automobile loans reside in Texas and California.

         The criteria in clauses (a) and (b) will be based on the characteristics of:

              o   the initial automobile loans on the initial cutoff date; and

              o all of the automobile loans, including the subsequent automobile loans, on the related subsequent cutoff date.

         The criteria in clause (c) will be based on the obligor's mailing addresses on:

              o the initial cutoff date for the obligors on the initial automobile loans; and

              o the related subsequent cutoff dates for the obligors on the subsequent automobile loans.

         Following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans held by the issuer may vary from the initial pool of automobile loans in the following respects:

              o   composition of the automobile loans;

              o   geographic distribution of the automobile loans;

              o   distribution by remaining Principal Balance;

              o   distribution by APR;

              o   distribution by remaining term; and

              o distribution of the automobile loans secured by new and used vehicles.

COMPOSITION

         The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date which is ________, 200_.

              o As of the statistical calculation date, the initial automobile loans in the statistical pool had an aggregate Principal Balance of $______________.

              o As of the initial cutoff date, initial automobile loans are expected to have an aggregate Principal Balance of approximately $___________.

         AmeriCredit will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition, some amortization of the automobile loans will have occurred since the statistical calculation date and some automobile loans included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loans and therefore will not be included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the initial cutoff date will vary from the statistical distribution of characteristics as of the statistical calculation date. However, the variance in statistical distribution of characteristics will not be material.

         The automobile loan pool's composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

                   COMPOSITION OF THE INITIAL AUTOMOBILE LOANS
                     AS OF THE STATISTICAL CALCULATION DATE


                                                  NEW                       USED                      TOTAL
                                             -------------              -------------           ---------------
Aggregate Principal Balance(1)

Number of Automobile Loans

Percent of Aggregate Principal Balance

Average Principal Balance
    RANGE OF PRINCIPAL BALANCES

Weighted Average APR(1)
    RANGE OF APRS

Weighted Average Remaining Term
    RANGE OF REMAINING TERMS

Weighted Average Original Term
    RANGE OF ORIGINAL TERMS


-------------------------
(1) Aggregate principal balance includes some portion of accrued interest. As a result, the weighted average APR of the automobile loans may not be equivalent to the automobile loans' aggregate yield on the aggregate principal balance.

               DISTRIBUTION OF THE INITIAL AUTOMOBILE LOANS BY APR
                     AS OF THE STATISTICAL CALCULATION DATE


    DISTRIBUTION OF THE
 INITIAL AUTOMOBILE LOANS
     BY APR AS OF THE
  STATISTICAL CALCULATION    AGGREGATE PRINCIPAL      % OF AGGREGATE      NUMBER OF AUTOMOBILE      % OF TOTAL NUMBER OF
           DATE                   BALANCE(1)       PRINCIPAL BALANCE(2)           LOANS              AUTOMOBILE LOANS(2)
--------------------------   -------------------   --------------------   --------------------     ----------------------
[  9.000% -   9.999%
10.000% - 10.999%
11.000% - 11.999%
12.000% - 12.999%
13.000% - 13.999%
14.000% - 14.999%
15.000% - 15.999%
16.000% - 16.999%
17.000% - 17.999%
18.000% - 18.999%
19.000% - 19.999%
20.000% - 20.999%
21.000% - 21.999%
22.000% - 22.999%
23.000% - 23.999%
24.000% - 24.999%
25.000% - 25.999%
26.000% - 26.999%
27.000% - 27.999%
28.000% - 28.999%
29.000% - 29.999%]
                             -------------------   --------------------   --------------------     ----------------------
TOTAL:                                                        100%                                               100%
                             ===================   ====================   ====================     ======================

(1) Aggregate principal balances include some portion of accrued interest.
(2) Percentages may not add to 100% because of rounding.

       DISTRIBUTION OF THE INITIAL AUTOMOBILE LOANS BY GEOGRAPHIC LOCATION
                OF OBLIGOR AS OF THE STATISTICAL CALCULATION DATE

                             AGGREGATE PRINCIPAL      % OF AGGREGATE           NUMBER OF          % OF TOTAL NUMBER OF
           STATE                  BALANCE(1)       PRINCIPAL BALANCE(2)     AUTOMOBILE LOANS      AUTOMOBILE LOANS(2)
--------------------------   -------------------   --------------------   --------------------     ----------------------
[Alabama
Arizona
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin]
Other(3)
                             -------------------   --------------------   --------------------     ----------------------
TOTAL:                       $                             100.00%                                        100.00%
                             ===================   ====================   ====================     ======================


(1)   Aggregate principal balances include some portion of accrued interest.
(2)   Percentages may not add to 100% because of rounding.
(3)   States with aggregate principal balances less than $1,000,000.

         The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor's total payment amount equals the amount financed plus interest charges for the automobile loan's entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

         Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor's payment amount is allocated to reduce the principal amount financed.

         The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan's interest is computed using the precomputed interest method and that automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

         The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no borrower under an automobile loan may sell or transfer that automobile loan without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit's assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

         The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

         Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not an historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

         The tables below which are captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" are based on ABS and were prepared using the following assumptions:

o the issuer includes three pools of automobile loans with the characteristics set forth in the following table;

o all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

o each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

o the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

o interest accrues on the [Class A-1 Notes], the [Class A-2 Notes and the Class A-4 Notes] at the rates set forth on the front cover of this prospectus supplement;

o interest accrues on the floating rate [Class A-3 Notes] at fixed interest rate of _____%;

o    payments on the notes are made on the [sixth] day of each month;

o    the notes are purchased on ___________, 200_;

o the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

o the first due date for each automobile loan is the last day of the month of the assumed cutoff date for that automobile loan as set forth in the following table;

o all of the pre-funding account money is used to purchase additional automobile loans;

o AmeriCredit exercises its "clean-up call" option to purchase the automobile loans at the earliest opportunity;

o accelerated principal will be paid on each class of the notes on each distribution date until the first distribution date on which the overcollateralization required by [Insurer] is achieved; and

o the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer, and the net APR is further reduced by the fees due to [Insurer].


                                                                       REMAINING TERM
               AGGREGATE PRINCIPAL                    ASSUMED CUTOFF     TO MATURITY     SEASONING (IN
    POOL             BALANCE           GROSS APR           DATE          (IN MONTHS)        MONTHS)
------------   -------------------     ---------      --------------   --------------    --------------
      1         $                          %         _________, 200_        _____            _____
      2         $                          %         _________, 200_        _____            _____
      3         $                          %         _________, 200_        _____            _____
                ----------------
    Total       $
                ================


         The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

         The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan pool will prepay at a constant level of ABS throughout its life. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

         The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the WEIGHTED AVERAGE LIFE of a class of notes is determined by:

o multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

o    adding the results, and

o    dividing the sum by the related initial principal amount of the note.

                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-1 NOTES                                   CLASS A-2 NOTES
                                  ---------------------------------------------    ----------------------------------------------
  DISTRIBUTION DATE                [0.00%]     [1.00%]     [1.70%]     [2.50%]      [0.00%]     [1.00%]     [1.70%]      [2.50%]
-----------------------           ---------   ---------   ---------   ---------    ---------   ---------   ---------    ---------
  Closing Date




















  Weighted Average Life
  (years)



                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-3 NOTES                                  CLASS A-4 NOTES
                                  ---------------------------------------------    ----------------------------------------------
        DISTRIBUTION DATE          [0.00%]     [1.00%]     [1.70%]     [2.50%]      [0.00%]     [1.00%]     [1.70%]      [2.50%]
-----------------------           ---------   ---------   ---------   ---------    ---------   ---------   ---------    ---------
          Closing Date








  Weighted Average Life
  (years)


DELINQUENCY AND LOAN LOSS INFORMATION

         The following tables provide information relating to AmeriCredit's delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in AmeriCredit's portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for selection as an automobile loan. All dollar amounts provided in the following tables are in thousands of dollars.

         As reflected in the following credit loss experience table, AmeriCredit's net charge-off percentage increased since June 30, 2001, due primarily to the deterioration in the general economic environment. In prior periods, AmeriCredit's net charge-off percentages had decreased steadily over time. Decreases were due to improvements in AmeriCredit's credit scoring models over the periods shown in the credit loss experience table, the company's targeting of higher credit-quality borrowers, and favorable and stable general economic conditions during the periods shown.

         Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on general economic conditions and other factors, such as seasonal events and holiday periods.

         If the general economic environment continues to deteriorate, AmeriCredit anticipates increases in credit losses and delinquency percentages. Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because AmeriCredit focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn.

         We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

                             DELINQUENCY EXPERIENCE

         Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. [To be updated quarterly.]


                                      AT SEPTEMBER 30,                                 AT JUNE 30,
                        -------------------------------------------- ---------------------------------------------
                                2001                   2000                   2001                    2000
                        ---------------------- --------------------- ----------------------  ---------------------
                        NUMBER OF              NUMBER OF             NUMBER OF               NUMBER OF
                        CONTRACTS    AMOUNT    CONTRACTS    AMOUNT   CONTRACTS    AMOUNT     CONTRACTS    AMOUNT
                        ---------    ------    ---------    ------   ---------    ------     ---------    ------
Portfolio at end of
   period(1)             896,602   $11,325,476  626,352   $7,448,553  823,919   $10,203,746   568,099    $6,649,981
Period of
   Delinquency(2)

   31-60 days(3)          72,247   $   869,137   47,592   $  542,041   57,891   $    676,425   39,793       445,797
   61-90 days             19,831       229,303   11,434      126,378   15,460        174,092    9,944    $  110,521
   91 days or more        10,937       121,698    4,946       51,831    7,042         75,999    3,878        40,103

Total Delinquencies      103,015   $ 1,220,138   63,972   $  720,250   80,393   $    926,516   53,615    $  596,421
Repossessed Assets         8,959       117,924    4,959       58,666    8,001        105,503    3,723        42,764
Total Delinquencies
   and Repossessed
   Assets                111,974   $ 1,338,062   68,931   $  778,916   88,394   $  1,032,019   57,338    $  639,185
Total Delinquencies as
   a Percentage of the
   Portfolio               11.5%        10.8%     10.2%         9.7%     9.7%           9.1%     9.4%          9.0%
Total Repossessed
   Assets as a
   Percentage of the
   Portfolio                1.0%         1.0%      0.8%         0.8%     1.0%           1.0%     0.7%          0.6%
Total Delinquencies
   and Repossessed
   Assets as a
   Percentage of the
   Portfolio               12.5%        11.8%     11.0%        10.5%    10.7%          10.1%    10.1%          9.6%

------------------------------------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) AmeriCredit considers a loan delinquent when an Obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3) Amounts shown do not include loans which are less than 31 days delinquent.

                              LOAN LOSS EXPERIENCE

                                                    THREE MONTHS ENDED               FISCAL YEAR ENDED
                                                      SEPTEMBER 30,                      JUNE 30,
                                              -------------------------------   ------------------------------
                                                   2001            2000            2001             2000
                                              --------------    -------------   -------------    -------------
Period-End Principal Outstanding(1)             $11,325,476      $7,448,553      $10,203,746      $6,649,981
Average Month-End Amount Outstanding During
   the Period(1)                                 10,757,878       7,039,294        8,291,636       5,334,580
Net Charge-Offs(2)                                  104,213          65,547          301,691         214,276
Net Charge-Offs as a Percentage of
   Period-End Principal Outstanding(3)                 3.7%            3.5%             3.0%            3.2%
Net Charge-Offs as a Percent of Average
   Month-End Amount Outstanding(3)                     3.8%            3.7%             3.6%            4.0%

------------------------------------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from Obligors on deficiency balances.
(3)      Annualized.

                                   THE INSURER

         The following information has been obtained from [Insurer] and has not been verified by the seller or the Underwriters. No representations or warranty is made by the seller or the Underwriters with respect thereto.

GENERAL

         [Insurer], which is referred to in this prospectus supplement as "[Insurer]," is a [monoline] insurance company incorporated in ____ under the laws of the State of ________. [Insurer] is licensed to engage in the financial guaranty insurance business in [all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam].

         [Insurer] and its subsidiaries are engaged in the business of [Insurer information].

         [Insurer] is a wholly-owned subsidiary of [Insurer information].

         The principal executive offices of [Insurer] are located at ________________________, and its telephone number at that location is
______________.

REINSURANCE

         [Insurer information].

RATING OF CLAIMS-PAYING ABILITY

         [Insurer]'s insurance financial strength is rated ["Aaa"] by Moody's Investors Service and ["AAA"] by Fitch, Inc. [Insurer]'s insurer financial strength is rated ["AAA"] by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. [Insurer]'s claims-paying ability is rated ["AAA"] by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Risk Factors -- Ratings on notes are dependent upon [Insurer]'s creditworthiness" herein.

CAPITALIZATION

         The following table sets forth the capitalization of [Insurer] and its subsidiaries as of _____________, on the basis of accounting principles generally accepted in the United States of America:

                                                                                            [as of date]
                                                                                          ----------------
                                                                                           (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums).....................       $
Surplus Notes......................................................................
Minority Interest..................................................................
Shareholder's Equity:
   Common Stock....................................................................
   Additional Paid-In Capital......................................................
   Accumulated Other Comprehensive Income (net of deferred income taxes)...........
   Accumulated Earnings............................................................
Total Shareholder's Equity.........................................................
                                                                                          ----------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's
   Equity..........................................................................       $
                                                                                          ================

         For further information concerning [Insurer], see the Consolidated Financial Statements of [Insurer] and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. [Insurer]'s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by [Insurer] and may be reviewed at the EDGAR website maintained by the Commission and at [Insurer]' website, __________________. Copies of the statutory quarterly and annual statements filed with the [State Insurance Authority] by [Insurer] are available upon request to the [State Insurance Authority].

INSURANCE REGULATION

         [Insurer] is licensed and subject to regulation as a [financial guaranty insurance corporation] under the laws of the State of ________, its state of domicile. In addition, [Insurer] and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a [financial guaranty insurance corporation] licensed to do business in the State of ________, [Insurer] is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as [Insurer], regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

                            DESCRIPTION OF THE NOTES

GENERAL

         The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

         The issuer will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" in the prospectus and Annex A in this prospectus supplement.

DISTRIBUTION DATES

         While AmeriCredit is the servicer, the notes will pay interest and principal on the [sixth] day of each month, or, if the [sixth] day is not a business day, on the next following business day. The first distribution date will be __________, 200_. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date. If the backup servicer or another successor servicer becomes the servicer, the distribution date will become the [twelfth] day of each month, or if the [twelfth] day is not a business day, the next following business day.

         Unpaid interest and principal on the notes that are required to be paid by [Insurer] will be made on the twelfth day of each month, or, if the twelfth day is not a business day, the next following business day.

         A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of Texas, Delaware or New York are authorized or obligated to be closed.

         The final scheduled distribution dates are as follows:

         o    for the Class A-1 Notes, __________, 200_;

         o    for the Class A-2 Notes, __________, 200_;

         o    for the Class A-3 Notes, __________, 200_; and

         o    for the Class A-4 Notes, __________, 200_.

PAYMENTS OF INTEREST

         Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid -- or, in the case of the first distribution date, from and including the closing date -- but excluding the following distribution date. In the case of the first distribution date, the interest period shall be __ days for the [Class A-1 and Class A-3 Notes] and __ days for the [Class A-2 and Class A-4 Notes]. The interest accruing during an interest period will accrue on each class' outstanding principal amount as of the end of the prior distribution date -- or, in the case of the first distribution date, as of the closing date.

         However, if the principal amount of a class is further reduced by a principal payment on the insured distribution date, then interest shall accrue:

         o from and including the distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the distribution date -- or, in the case of the first distribution date, as of the closing date; and

         o from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date.

         For any distribution date, interest due but not paid on that distribution date will be due on the next insured distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the [Class A-1 and Class A-3 Notes] will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the [Class A-2 and Class A-4 Notes] will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         [Interest on the [Class A-3 Notes] will accrue during each interest period at a rate per annum equal to the sum of LIBOR plus ____%. Since the [Class A-3] Notes bear interest at a floating rate, which is uncapped, while the automobile loans bear interest at a fixed rate, the issuer will enter into a swap agreement with a counterparty acceptable to [Insurer], for purposes of providing an additional source of funding.]

         The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees' fees, the issuers' other administrative fees, the servicing fees and any net amounts due to the swap counterparty. See "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS" in this prospectus supplement.

[DETERMINATION OF LIBOR

         Pursuant to the sale and servicing agreement, the trust collateral agent will determine LIBOR for purposes of calculating the interest rate for the Class A-3 Notes for each interest period on the second business day prior to the beginning of that interest period. For purposes of calculating LIBOR, a business day means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         LIBOR means, (i) with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the first day of the related interest accrual period, which rate appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date, plus (ii) with respect to the first distribution date, the Interpolated LIBOR Increment. If the rates used to determine LIBOR or the Interpolated LIBOR Increment do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR determination date to prime banks in the London interbank market by the reference banks. The trust collateral agent will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the trust collateral agent, are quoting as of approximately 11:00 a.m., New York City time, on the first day of the related interest accrual period, to leading European banks for United Sates dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

         The "Interpolated LIBOR Increment" will equal:

         (1)      ______;

                           MULTIPLIED BY


         (2)      the excess, if any, of

                  (a) the London interbank offered rate for deposits in U.S. dollars having a maturity of two months commencing on the related LIBOR determination date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the first LIBOR determination date;

                           MINUS

                  (b)      LIBOR on the first LIBOR determination date.

         The "Telerate Page 3750" is the display page named that on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name or rates).

         The reference banks are the four major banks in the London interbank market selected by the trust collateral agent.]

PAYMENTS OF PRINCIPAL

         On any distribution date, other than the final scheduled distribution date for any class of notes, the amount of principal that is available to make distributions of principal to noteholders will equal the Noteholders' Principal Distributable Amount (as defined in the Glossary). Of that Noteholders' Principal Distributable Amount, the actual amount that will be distributed to the noteholders will equal:

         (1) 100% of the total principal amounts that are available for distribution to noteholders on that distribution date;

                           PLUS

         (2) any principal amounts that should have been paid to the noteholders on a previous distribution date but were not paid then and have not been paid by the related distribution date.

         Amounts available from the spread account and under the insurance policy are available to pay the note principal only in two circumstances:

         o in the event that the note principal amount would otherwise exceed the collateral balance, to reduce, after taking into account all reductions funded from other sources, the aggregate principal amount of the notes to the level where it equals the Pool Balance (as defined in the Glossary); and

         o to pay off each class' principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

         The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

         o        first, the Class A-1 Notes will be paid off;

         o once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

         o once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off; and

         o once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize until they are paid off.

         In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

MANDATORY REDEMPTION

         If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of notes will be redeemed in part on the mandatory redemption date. The amount of each class to be prepaid from the remaining pre-funded moneys will be equal to that class' pro rata share of those moneys, based on the respective current principal amount of each class of notes. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal amount of the class of notes then entitled to receive principal distributions.

OPTIONAL REDEMPTION

         The [Class A-4 Notes], to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, as described in the accompanying prospectus under "Description of the Trust Agreements -- Termination." This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal amount of the Class A-4 Notes, plus accrued and unpaid interest.

EVENTS OF DEFAULT

         Unless an insurer default shall have occurred and be continuing, events of default under the indenture will consist of those events listed below as "Insurance Agreement Indenture Cross Defaults." These events will constitute an event of default under the indenture only if [Insurer] delivers to the indenture trustee and does not rescind a written notice specifying that any insurance agreement indenture cross default constitutes an event of default under the indenture.

         INSURANCE AGREEMENT INDENTURE CROSS DEFAULTS consist of:

         o    a demand for payment under the policy;

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer;

         o the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

         o on any insured distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus the Deficiency Claim Amount for the related distribution date, any amounts listed in clauses 2, 3, 4 and 6 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS" in this prospectus supplement has not been paid in full; and

         o any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or

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              otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by [Insurer].

         For any determination date, the DEFICIENCY CLAIM AMOUNT is the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum, without duplication, of:

         (1) any shortfall in the full payment of amounts described in clauses 2, 3, 4 and 6 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS";

         PLUS

         (2) the Noteholders' Parity Deficit Amount (as defined in the Glossary), if any, for the distribution date;

         PLUS

         (3) if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class, to the extent that the amount is available on the related insured distribution date according to the provisions governing the spread account.

         Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, [Insurer] will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at [Insurer]'s discretion. [Insurer] also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. [Insurer] may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim on the policy or from the issuer's bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, [Insurer] may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See "The Policy" in this prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS
                             AND THE TRUST DOCUMENTS

         The following summary describes material terms of the purchase agreements, any subsequent purchase agreement, and the trust documents, including the sale and servicing agreement, any subsequent transfer agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements the

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description of the general terms and provisions of the trust agreement, which was detailed in the prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

SALE AND ASSIGNMENT OF AUTOMOBILE LOANS

         On or prior to the closing date, or, with respect to subsequent automobile loans, the related subsequent transfer date, AmeriCredit will enter into a purchase agreement with the seller under which AmeriCredit will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, AmeriCredit will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the applicable cutoff date. Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty under the trust documents which triggers the seller's repurchase obligation, the owner trustee will be entitled to require AmeriCredit to repurchase the automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the issuer's property and may be enforced directly by the owner trustee and [Insurer]. In addition, the owner trustee will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

         On the closing date, or, for subsequent automobile loans, the subsequent transfer date, the seller will sell and assign to the issuer, without recourse, the seller's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

ACCOUNTS

         AmeriCredit will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to [Insurer], in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments within one business day of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within three business days of deposit. The collection account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to [Insurer] and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts within 30 days to a bank whose deposits have the proper rating.

         The servicer will establish and maintain a distribution account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, in the name of the trust collateral agent, for the indenture trustee's benefit, on the noteholder's and insurer's behalf.

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         On the closing date, the issuer will deposit the initial pre-funded amount, which will equal approximately $___________, in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of:

         o the date on which the amount on deposit in the pre-funding account is less than $[100,000];

         o the date on which a servicer termination event occurs under the sale and servicing agreement; or

         o        __________, 200_.

         As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent automobile loans. The seller expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the funding period. The issuer will pay the noteholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

         o the distribution date in __________, 200_, if the last day of the funding period occurs in __________, 200_ or __________, 200_;

         o the distribution date in __________, 200_, if the last day of the funding period occurs in __________, 200_;

         o the distribution date in __________, 200_, if the last day of the funding period occurs in __________, 200_; or

         o        the distribution date in __________, 200_.

         On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trust collateral agent. The amount, if any, that is on deposit in the capitalized interest account will be applied on the distribution dates occurring in __________, 200_, __________, 200_, __________, 200_, and __________, 200_ to fund the monthly capitalized interest amount. The monthly capitalized interest amount will equal the interest accrued for each distribution date at the weighted average interest rates on the portion of the notes having a principal amount in excess of the Principal Balances of the automobile loans. That portion of the notes will equal the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the seller on that date.

         As described in the prospectus, all accounts will be eligible deposit accounts, acceptable to [Insurer], so long as no insurer default has occurred and is continuing.

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

SERVICING COMPENSATION AND TRUSTEES' FEES

         The servicer will receive a basic servicing fee on each distribution date, which equals the product of one-twelfth times ____% of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

         The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner. These servicer functions will include:

         o    collecting and posting all payments;

         o    responding to obligor inquiries regarding the automobile loans;

         o    investigating delinquencies;

         o    reporting tax information to obligors;

         o    paying the disposition costs of defaulted accounts;

         o    monitoring the collateral;

         o    accounting for collections;

         o furnishing monthly and annual statements to the issuer and [Insurer] with respect to distributions; and

         o    generating federal income tax information.

         The basic servicing fee also will reimburse the servicer for:

         o    taxes;

         o    accounting fees;

         o    outside auditor fees;

         o    data processing costs; and

         o other costs incurred with administering the automobile loans and for paying the backup servicing fees.

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         On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and trust collateral agent during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.
         The issuer will pay all these fees from the collection account.

CERTAIN ALLOCATIONS

         On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the owner trustee and [Insurer] specifying, among other things:

         o    the amount of aggregate collections on the automobile loans; and

         o the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and AmeriCredit in the preceding calendar month.

         Based solely on the information contained in the servicer's certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, [Insurer], the servicer and any other person required under the insurance agreement, a deficiency notice specifying the Deficiency Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Deficiency Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for [Insurer]'s benefit.

         The determination date for any calendar month, is the earlier of:

         o the fourth business day preceding the related insured distribution date in the next calendar month; and

         o the second business day prior to the related distribution date.

DISTRIBUTIONS

         DISTRIBUTION DATE CALCULATIONS AND PAYMENTS.

         On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions from Available Funds (as defined in the Glossary) in the following order of priority:

         1. to the swap agreement counterparty, net payments, if any, then due to it under the swap agreement;

         2. to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loans;

         3. to the indenture trustee, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees then due to each of them, to the extent the servicer has not previously paid those fees subject to a maximum annual limit;

         4. to the note distribution account, the Noteholders' Interest Distributable Amount;

         5. to the note distribution account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes-- PAYMENTS OF PRINCIPAL";

         6. to [Insurer], any unpaid amounts owed to [Insurer] under the insurance agreement;

         7. to the spread account, any amount required to increase the amount in the spread account to its required level;

         8. to the note distribution account, and together with amounts, if any, available according to the spread account's terms, the Noteholders' Accelerated Principal Amount; and

         9. to the spread account, or as otherwise specified in the trust documents, any remaining funds.

         After considering all distributions made on the insured distribution date and the related distribution date, amounts on deposit in the spread account on any insured distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the certificateholder without the noteholders' consent.

         If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

         INSURED DISTRIBUTION DATE CALCULATIONS AND PAYMENTS

         In the event that any servicer's certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund Scheduled Payments plus the amounts described in clauses 2 and 6 above, the indenture trustee shall request the Deficiency Claim Amount from the spread account.

         Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of:

         (1)      Available Funds with respect to a distribution date;

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

         PLUS

         (2)      any related Deficiency Claim Amount

is insufficient to fully fund Scheduled Payments plus the amount described in clauses 2 and 3 above, the indenture trustee shall furnish to [Insurer] no later than 12:00 noon New York City time on the related draw date a completed notice of claim for the Policy Claim Amount. [Insurer] will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related insured distribution date.

STATEMENTS TO NOTEHOLDERS

         On or prior to each insured distribution date, the indenture trustee will forward a statement to the noteholders detailing information required under the trust documents. These statements will be based on the information in the related servicer's certificate. Each statement that the indenture trustee delivers to the noteholders will include the following information regarding the notes on the related distribution date and the related insured distribution date, as applicable:

         (a)      the amount of the distribution(s) allocable to interest;

         (b)      the amount of the distribution(s) allocable to principal;

         (c) the amount of the distribution, if any, payable under a policy claim;

         (d) each class of notes' aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

         (e) the related Noteholders' Interest Carryover Amount and the related Noteholders' Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement;

         (f)      the servicing fee paid for the related calendar month; and

         (g) during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account.

         Each amount described in subclauses (a) through (f) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

         Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust's behalf. See "Description of the Securities" in the prospectus.

         After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

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

         o a statement as to the aggregate amounts of interest and principal paid to the noteholder;

         o information regarding the amount of servicing compensation the servicer received; and

         o other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

CREDIT SUPPORT

         The Accelerated Principal Amount (as defined in the Glossary) and the spread account provide credit support for the notes. [Insurer] will require the issuer to increase and maintain this credit support at a level it establishes. This level changes over time, and may take two forms:

         o        the spread account, which is a funded cash reserve account;
                  and

         o        overcollateralization.

         [Insurer] may permit the required credit support level to reduce, or "step down," over time.

         SPREAD ACCOUNT

         On the closing date, the spread account will be funded with an initial cash deposit, and on each date on which subsequent automobile loans are sold to the trust, the spread account will be funded with an additional cash deposit. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under "Distributions" above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account on an insured distribution date will be available to fund any Deficiency Claim Amount, to the extent provided in the spread account agreement. Amounts on deposit in the spread account on any insured distribution date, after giving effect to all distributions made on the insured distribution date that are in excess of the specified spread account requirement for the insured distribution date will be released to the certificateholder without the noteholders' consent.

         In addition, the seller, [Insurer] and the trust collateral agent may amend the spread account agreement - and any provisions in the insurance agreement relating to the spread account - in any respect, including, without limitation:

         o reducing or eliminating the spread account funding requirements; and/or

         o permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the trustee, the owner trustee or the noteholders.

         The trust collateral agent shall not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or any depletion of

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the spread account on each insured distribution date, [Insurer] must fund the full amount of each scheduled payment required to be paid and which would not be paid in the absence of a policy payment. If [Insurer] breaches its obligations, the noteholders will bear any losses on the automobile loans.

         OVERCOLLATERALIZATION

         Overcollateralization is created by applying excess interest to the payment of principal on the notes and is paid in the form of the Noteholders' Accelerated Principal Amount. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the notes, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest in this manner causes the outstanding principal amount on the notes to pay down more quickly than the Pool Balance.

         If [Insurer] permits the required overcollateralization level to step down, principal collections which would otherwise be paid through to the noteholders as part of the Principal Distributable Amount may be released to the seller instead.

SERVICER TERMINATION EVENT

         A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

         o the servicer's failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

         o the servicer's failure to deliver the servicer's certificate by the fourth business day prior to the insured distribution date;

         o the servicer's failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure continues unremedied for [60] days after the issuer, the trust collateral agent or [Insurer] gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, [60] days after any noteholder gives the servicer written notice;

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, of any of its affiliates, and actions by the servicer, or, as long as AmeriCredit is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

         o any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on [Insurer]'s interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

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         o    so long as an insurer default shall not have occurred and be continuing, [Insurer] has not delivered an extension notice;

         o so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities shall have occurred; or

         o    a claim is made under the policy.

         An insurer default includes the occurrence and continuance of any of the following events:

         (a)      [Insurer]'s failure to make a required policy payment;

         (b)      [Insurer]'s:

                  o filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

                  o   general assignment for the benefit of its creditors; or

                  o having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

         (c) the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of insurance or other competent regulatory authority:

                  o appointing a custodian, trustee, agent or receiver for [Insurer] or for all or any material portion of its property; or

                  o authorizing a custodian, trustee, agent or receiver to take possession of [Insurer] or to take possession of all or any material portion of the property of [Insurer].

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a servicer termination event remains unremedied:

         o provided no insurer default has occurred and is continuing, [Insurer] in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

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         o    if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

         If AmeriCredit is the servicer that is terminated then the backup servicer, or any other successor servicer that [Insurer] appoints -- so long as no insurer default has occurred and is continuing -- will succeed to all the responsibilities, duties, and liabilities of the servicer.

         If the terminated servicer is not AmeriCredit, [Insurer] will appoint a successor servicer or -- if a insurer default has occurred and is continuing -- the trust collateral agent will appoint a successor servicer.

         Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties.

WAIVER OF PAST DEFAULTS

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the prospectus, [Insurer] may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders' rights with respect to subsequent defaults.

AMENDMENT

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee -- which consent may not be unreasonably withheld -- and with [Insurer]'s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any noteholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect [Insurer]'s interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of [Insurer], the indenture trustee and the holders of a majority of the principal amount of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

         However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all

                                      S-50

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notes outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of [Insurer].

         The seller and servicer must deliver to the owner trustee, the indenture trustee and [Insurer] upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

                                   THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the notes, [Insurer] will deliver the Policy to the trust collateral agent as agent for the indenture trustee for the benefit of each noteholder. Under the Policy, [Insurer] will unconditionally and irrevocably guarantee to the trust collateral agent, on each Insured Distribution Date (as defined below), for the benefit of each noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the Policy, noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the trust collateral agent to do so.

         The "INSURED DISTRIBUTION DATE" will be the [twelfth] day of each month, or, if such [twelfth] day is not a business day, the next following Business Day. In the event that, on any distribution date, the noteholders did not receive the full amount of the Scheduled Payment then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related interest rate) shall be due and payable and shall be funded on the Insured Distribution Date either from the Spread Account or from the proceeds of a drawing under the Policy. The record date applicable to an Insured Distribution Date shall be the record date applicable to the related distribution date.

         "SCHEDULED PAYMENTS" means payments which are required to be made on the notes during the term of the Policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by [Insurer], which payments, with respect to any Insured Distribution Date, are
(i) the Noteholders' Interest Distributable Amount (as defined in the Glossary), with respect to the related distribution date, (ii) the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date, and (iii) with respect to the final scheduled distribution date for any class of notes, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the Policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuer, (b) an election by the issuer to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless [Insurer] elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration,

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together with any accrued interest to the date of acceleration. In the event
[Insurer] does not so elect, the Policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount or of a Noteholders' Interest Carryover Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by [Insurer], (y) any portion of a Noteholders' Interest Distributable Amount due to noteholders representing interest on any Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Amount pursuant to the Policy or (z) any portion of the principal distribution payable to noteholders on the mandatory redemption date, from amounts remaining on deposit in the pre-funding account, unless [Insurer] elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by [Insurer] following Receipt (as defined below) by [Insurer] of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, [Insurer] shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by [Insurer] from the trust collateral agent of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return Scheduled Payments made with respect to the notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by [Insurer] and provided to the noteholder by [Insurer], irrevocably assigning to [Insurer] all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by [Insurer] from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, [Insurer] shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such noteholder upon proof of such payment reasonably satisfactory to [Insurer]). In connection with the foregoing, [Insurer] shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

         The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to [Insurer] and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and [Insurer] or its fiscal agent shall promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

         Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware or New York, New York or any other location of any successor servicer, successor owner trustee or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

         [Insurer]'s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the Policy whether or not such funds are properly applied by the trust collateral agent.

         [Insurer] shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by [Insurer] under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of [Insurer] ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of [Insurer] for borrowed money. Claims against [Insurer] under the Policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of [Insurer]. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

         It is a condition to the issuance of the Class A-l Notes that they be rated [A-l+] by Standard & Poor's, [Prime-1] by Moody's Investors Service and ]F1+] by Fitch, Inc. It is a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that they each be rated [AAA] by Standard & Poor's, [Aaa] by Moody's Investors Service and [AAA] by Fitch, Inc. The ratings of the [Class A-1 Notes] will be made without regard to the Policy in the case of Standard & Poor's, substantially based on the Policy in the case of Moody's Investors Service and Fitch, Inc. The ratings of the [Class A-2, the Class A-3 and the Class A-4 Notes] will be based primarily on the Policy. To the extent that the ratings are based on the Policy, those ratings apply to distributions due on the Insured Distribution Dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [Insurer], no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. See "Ratings" herein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         You should consider the following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies; tax-exempt organizations; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction; and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below or in the prospectus supplement. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

         Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS

         The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

         The Internal Revenue Service (the "IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

         On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loans, nor an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences - Debt Securities" in the accompanying prospectus.

         If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectable. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF THE NOTES

         Although, as described above, it is the tax counsel's opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Other Matters" below.

         DISCOUNT AND PREMIUM

         We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- ORIGINAL ISSUE DISCOUNT" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1% ABS. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- MARKET DISCOUNT" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- PREMIUM" in the accompanying prospectus.

         SALE OR REDEMPTION OF NOTES

         If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences -- Debt Securities -- SALES OF DEBT SECURITIES" in the accompanying prospectus.

         OTHER MATTERS

         For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences -- Backup Withholding and Information Reporting" and "--Foreign Investors -- GRANTOR TRUST SECURITIES, DEBT SECURITIES AND FASIT REGULAR SECURITIES" in the accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         You should consider the state and local income tax consequences involved in purchasing, owning and disposing of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors as to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

         The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

         Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of notes to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.


                               [LEGAL INVESTMENT]

         [The [Class A-1 Notes] will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]


                                     RATINGS

         It is a condition to the issuance of the Class A-1 Notes that they be rated [A-1+] by Standard & Poor's, [Prime-1] by Moody's Investors Service and [F1]+ by Fitch, Inc. It is a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that they each be rated [AAA] by Standard & Poor's, [Aaa] by Moody's Investors Service and [AAA] by Fitch, Inc.

         The ratings of the [Class A-1 Notes] will be made without regard to the Policy in the case of Standard & Poor's and substantially based on the Policy in the case of Moody's Investors Service and Fitch, Inc. The ratings of the [Class A-2, the Class A-3 and the Class A-4 Notes] will be based primarily on the Policy.

         To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

         Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the notes. Each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below:

                                 CLASS A-1 NOTES

                                                                                      PRINCIPAL AMOUNT
                                                                                      ----------------
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
                                                                                      ----------------
      Total......................................................................       $
                                                                                      ================

                                 CLASS A-2 NOTES

                                                                                      PRINCIPAL AMOUNT
                                                                                      ----------------
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
                                                                                      ----------------
      Total......................................................................       $
                                                                                      ================

                                 CLASS A-3 NOTES

                                                                                      PRINCIPAL AMOUNT
                                                                                      ----------------
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
                                                                                      ----------------
      Total......................................................................       $
                                                                                      ================

                                 CLASS A-4 NOTES

                                                                                      PRINCIPAL AMOUNT
                                                                                      ----------------
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
[Underwriter]....................................................................       $
                                                                                      ----------------
      Total......................................................................       $
                                                                                      ================

         The underwriters have advised the seller that they propose initially to offer the notes to the public at the prices listed below, and to dealers at prices less the initial concession not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note, _____% per Class A-3 Note and _____% per Class A-4 Note. The underwriters may allow and dealers may reallow a concession not in excess of _____% per Class A-1 Note, _____% per Class A-2 Note, _____% per Class A-3 Note and _____% per Class A-4 to other dealers. After the initial public offering of the notes, the public offering prices and such concessions may be changed.

         Each underwriter has represented and agreed that:

         o it has not offered or sold, and will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

         o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

         o it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         The underwriters have advised AmeriCredit that discretionary sales are not expected to exceed [5% (five percent)] of the principal amount of the securities being offered.

         Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers.

         IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                     EXPERTS

         The consolidated balance sheets of [Insurer] and its subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement, have been incorporated in reliance on the report of [Independent Accountant], independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of the issuer as of __________, 200_ included in this prospectus supplement has been so included in reliance on the report of [Independent Accountant], independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters will be passed upon for [Insurer] by ____________, [Assistant] General Counsel, to [Insurer]. [Insurer] is represented by ____________________, [New York, New York].

                                    GLOSSARY

ACCELERATED PRINCIPAL AMOUNT for a distribution date will equal the lesser of

         (1)      the sum of:

                  (a) the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 7 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS";

                  PLUS

                  (b) amounts, if any, available according to the terms of the spread account agreement; and

         (2)      the excess, if any, on the distribution date of:

                  (a)      the Pro Forma Note Balance for the distribution date;

                  MINUS

                  (b) the Required Pro Forma Note Balance for the distribution date.

ADDITIONAL FUNDS AVAILABLE means, with respect to any insured distribution date, the sum of:

         (1) the Deficiency Claim Amount, if any, received by the indenture trustee with respect to the insured distribution date;

         PLUS

         (2) the Insurer Optional Deposit, if any, received by the indenture trustee with respect to the insured distribution date.

AMOUNT FINANCED means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

         o    accessories;

         o    insurance premiums;

         o    service;

         o    car club and warranty contracts; and

         o other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

AVAILABLE FUNDS means, for any calendar month, the sum of:

         (1)      the Collected Funds for the calendar month;

         PLUS

         (2) all Purchase Amounts deposited in the collection account during the calendar month, plus income on investments held in the collection account;

         PLUS

         (3) the monthly capitalized interest amount for the distribution date which immediately follows the calendar month;

         PLUS

         (4) the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds;

         PLUS

         (5) any remaining pre-funded amount applied to the mandatory redemption of the notes;

         PLUS

         (6) [any amounts received by the trust collateral agent pursuant to the swap agreement with respect to the [Class A-3 Notes].]

COLLECTED FUNDS means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

CRAM DOWN LOSS means, for any automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

         o the excess of the automobile loan's Principal Balance immediately prior to the order over the automobile loan's Principal Balance as reduced; and/or

         o if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan's net present value - using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

INSURER OPTIONAL DEPOSIT means, for any insured distribution date, an amount other than a Policy Claim Amount delivered by [Insurer], at its sole option, for deposit into the collection account for any of the following purposes:

         o to provide funds to pay the fees or expenses of any of the issuer's service providers for the insured distribution date; or

         o to include those amounts as part of Additional Funds Available for the insured distribution date to the extent that without them a draw would be required to be made on a policy.

LIQUIDATED AUTOMOBILE LOAN means, for any calendar month, an automobile loan for which, as of the last day of the calendar month:

         o 90 days have elapsed since the servicer repossessed the financed vehicle; PROVIDED, HOWEVER, that in no case shall 5% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

         o the servicer has determined in good faith that it has received all amounts it expects to recover; or

         o 5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles.

NET LIQUIDATION PROCEEDS means, for Liquidated Automobile Loans:

         (1)      proceeds from the underlying financed vehicles' disposition;

         PLUS

         (2)      any insurance proceeds;

         PLUS

         (3) other monies received from the obligor that are allocable to principal and interest due under the automobile loan;

         MINUS

         (4) the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law.

NOTEHOLDERS' ACCELERATED PRINCIPAL AMOUNT means, for any distribution date, the Noteholders' Percentage of the Accelerated Principal Amount on the distribution date, if any.

NOTEHOLDERS' DISTRIBUTABLE AMOUNT means, any distribution date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders' Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

NOTEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any class of notes and any determination date, all or any portion of the Noteholders' Interest Distributable Amount for the class for the immediately preceding distribution date, and any outstanding Noteholders' Interest Carryover Amount still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date and any class of notes, the interest accrued during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date. However, if the principal amount of any class is further reduced by a principal payment on the insured distribution date immediately following the prior distribution date, then the interest shall accrue:

         o from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the prior distribution date - or, in the case of the first distribution date, as of the closing date; and

         o from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date, calculated for the [Class A-1 and Class A-3 Notes] on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the [Class A-2 and Class A-4] Notes on the basis of a 360-day year and twelve 30-day months.

NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the Noteholders' Percentage of the Principal Distributable Amount.

NOTEHOLDERS' PARITY DEFICIT AMOUNT means, for any distribution date, the excess, if any, of:

         (1) the aggregate remaining principal amount outstanding on the distribution date, after giving effect to all reductions in the aggregate principal amount from sources other than:

                  o   the spread account; and

                  o   the policy;

                  MINUS

         (2)      the Pool Balance at the end of the prior calendar month.

NOTEHOLDERS' PERCENTAGE means:

         o for each distribution date prior to the distribution date on which the Class A-4 Notes are fully paid, 100%;

         o on the distribution date on which the Class A-4 Notes are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the notes immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

         o    for any distribution date thereafter, zero.

NOTEHOLDERS' PRINCIPAL CARRYOVER AMOUNT means, as of any determination date, all or any portion of the Noteholders' Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Amount from the preceding distribution date which remains unpaid.

NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, other than the final scheduled distribution date for any class of notes, the sum of the Noteholders' Monthly Principal Distributable Amount for the distribution date and the Noteholders' Principal Carryover Amount, if any, as of the distribution date. The Noteholders' Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

         (1) the Noteholders' Monthly Principal Distributable Amount for the distribution date;

         PLUS

         (2) the Noteholders' Principal Carryover Amount as of the distribution date;

         PLUS

         (3) the excess of the outstanding principal amount of the class of notes, if any, over the amounts described in clauses (1) and (2).

NOTEHOLDERS' REMAINING PARITY DEFICIT AMOUNT means, for any distribution date:

         (1) the Noteholders' Parity Deficit Amount for the distribution date;

                  MINUS

         (2) any reduction in the note's aggregate principal amount on the distribution date which is funded from the spread account.

POLICY CLAIM AMOUNT for any insured distribution date, equals the sum of

         (1)      the excess, if any, without duplication, of:

                  (a) the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Parity Deficit Amount for the related distribution date;

                  PLUS

                  (b) if the related distribution date was the final scheduled distribution date for any class, the unpaid principal amount of the class;

                  MINUS

                  (c)      the sum of:

                           (i) the amount actually deposited into the note distribution account on the related distribution date;

                           PLUS

                           (ii) Additional Funds Available, if any, for the insured distribution date;

         PLUS

         (2) the Noteholders' Interest Carryover Amount, if any, which has accrued since the related distribution date.

POOL BALANCE means, as of any date:

         (1) the aggregate Principal Balance of the automobile loans, excluding all Liquidated Loan and all Purchased Automobile Loans, at the end of the preceding calendar month;

         PLUS

         (2)      any amounts in the pre-funding account;

         MINUS

                  (a) all payments from obligors and any Purchase Amounts the seller or servicer must remit for the month,

                  PLUS

                  (b) all losses, including Cram-Down Losses accounted for during the month.

PRINCIPAL BALANCE means, for any automobile as of any date, the sum of:

         (1)      the Amount Financed;

         MINUS

                  (a) that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan's terms;

                  PLUS

                  (b) any Cram Down Losses for the automobile loan accounted for as of that date;

         PLUS

         (2) the accrued and unpaid interest on the automobile loan as of that date.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the amount equal to:

         (1)      the sum of:

                  (a) collections received on automobile loans (other than Liquidated Automobile Loans and Purchased Automobile Loans) that are allocable to principal, including any full and partial principal prepayments,

         PLUS

                  (b) the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Automobile Loans during the related calendar month and

         PLUS

                 (c) the portion of the Purchase Amount allocable to principal of all Purchased Automobile Loans that became Purchased Automobile Loans as of the immediately preceding record date;

         PLUS

                 (d) at the option of [Insurer], the outstanding Principal Balance of those automobile loans that the seller or AmeriCredit was required to repurchase during the calendar month but were not repurchased;

         PLUS

                  (e) the aggregate amount of Cram Down Losses during the related calendar month;

         MINUS

         (2)      the Step-Down Amount, if any, for the distribution date.

PRO FORMA NOTE BALANCE means, for any distribution date, the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 5 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS."

PURCHASE AMOUNT means, for any automobile loan, the Principal Balance as of the date of purchase.

PURCHASED AUTOMOBILE LOAN means an automobile loan purchased as of the close of business on the last day of a collection period by AmeriCredit as the result of a breach of a covenant or as an exercise of its optional redemption right.

REQUIRED PRO FORMA NOTE BALANCE means, for any distribution date, a dollar amount equal to the product of:

         (1)      [91.0]%;

         MULTIPLIED BY

         (2)      the Pool Balance as of the end of the prior calendar month.

STEP-DOWN AMOUNT means, for any distribution date, the excess, if any, of:

         (1)      the Required Pro Forma Note Balance;

         MINUS

         (2) the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Managers of AmeriCredit Automobile Receivables Trust 200_-_:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of AmeriCredit Automobile Receivables Trust 200_-_ as of __________, 200_, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ [Independent Accountant]

[City], [State]
__________, 200_

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 200_-_
                                  BALANCE SHEET

                                __________, 200_

                                     ASSETS

Cash.......................................................................................       $[1,000]
                                                                                                  --------
Total Assets...............................................................................       $[1,000]
                                                                                                  ========

                         LIABILITIES AND TRUST PRINCIPAL


         Interest in Trust....................................................................   $[1,000]
                                                                                                 --------
         Total liabilities and trust principal................................................   $[1,000]
                                                                                                 ========

The accompanying notes are an integral part of this financial statement.

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 200_-_

                          NOTES TO FINANCIAL STATEMENT

                                -----------------

1.       Nature of Operations:

         AmeriCredit Automobile Receivables Trust 200_-_ (the "TRUST"), was formed in the State of Delaware on __________, 200_. The Trust has been inactive since that date.

         The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from AFS Funding Corp. and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing. AFS Funding Corp., is a Nevada corporation which is a wholly-owned subsidiary of AmeriCredit Financial Services, Inc.

2.       Capital Contribution:

         AFS Funding Corp. purchased, for $[1,000], a 100% beneficial ownership interest in the Trust on __________, 200_.

                                     ANNEX A

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

         Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS

         Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

                  (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the notes.

                  EXEMPTION FOR NON-U.S. PERSONS - FORM W-8BEN

                  Beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                  EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME - FORM W-8ECI

         A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES - FORM W-8BEN

                  A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION FOR U.S. PERSONS-FORM W-9

                  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Request for Taxpayer Identification Number and Certification.

         A U.S. PERSON is:

                  (1) a citizen or resident of the United States;

                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

                  (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                  (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  A NON-U.S. PERSON is any person who is not a U.S. person.

PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED ____, 200_)

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 200_-__
ISSUER
AFS FUNDING CORP.
SELLER
AMERICREDIT FINANCIAL SERVICES, INC.
SERVICER

YOU SHOULD READ THE SECTION ENTITLED    THE CERTIFICATES-
"RISK FACTORS" ON PAGE S-10 OF THIS
PROSPECTUS SUPPLEMENT AND CONSIDER       o   Represent beneficial ownership
THESE FACTORS BEFORE MAKING A                interest in the assets of the
DECISION TO INVEST IN THESE                  issuer;
SECURITIES.

Neither these certificates nor the       o   The assets of the issuer will
auto loans will be insured or                include a pool of "non-prime"
guaranteed by any government agency          automobile loans secured by new
or instrumentality.                          and used automobiles, light trucks
                                             and vans. "Non-prime" automobile
Retain this prospectus supplemnt for         loans are automobile loans made to
future reference. This prospectus            borrowers with limited credit
supplement may be used to offer and          histories or modest incomes or who
sell the certificates only if                have experienced prior credit
accompanied by the prospectus.               difficulties;

                                         o   Receive monthly distributions
                                             beginning on ________, 200_; and

                                         o   Currently have no trading market.

                                        CREDIT ENHANCEMENT

                                         o   For the Class A Certificates, the
                                             overcollateralization, the and the
                                             Class B Certificates.

                                         o   For the Class B Certificates, the
                                             overcollateralization; and

                                         o   For the Class A Certificates [and
                                             the Class B Certificates] a
                                             financial guarantee insurance
                                             policy issued by [Insurer]
                                             unconditionally or irrevocably
                                             guaranteeing timely payment of
                                             interest and principal.

-------------------------------------------------------------------------------------------------------------------------------
                           ISSUANCE    PASS-THROUGH   FINAL SCHEDULED    INITIAL PUBLIC       UNDERWRITING    NET
                           AMOUNT      RATE           DISTRIBUTION DATE  OFFERING PRICE(1)    DISCOUNT        PROCEEDS(2)
-------------------------------------------------------------------------------------------------------------------------------
Class A Certificates       $                 %        ________, 200_     $                           %        $
-------------------------------------------------------------------------------------------------------------------------------
Class B Certificates       $                 %        ________, 200_     $                           %        $
-------------------------------------------------------------------------------------------------------------------------------

(1) Initial public offering price is before adding accrued interest, if any, from _________, 200__.
(2) Net proceeds are before deducting expenses, estimated to be $___________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

            The date of this prospectus supplement is _______, 200_.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

o We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your class of certificates, and (2) this prospectus supplement, which describes the specific terms of your class of certificates.

o This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the certificates to you unless you have received both this prospectus supplement and the prospectus.

o If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

o We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

         AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered under this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in the registration statement under the rules and regulations of the Commission.

         A number of items will be incorporated by reference into the registration statement. See "Incorporation by Reference" in the prospectus for a description of incorporation by reference.

         You can read and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the Public Reference Section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         The consolidated financial statements of [Insurer] and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the commission by [Insurer], are hereby incorporated by reference in this prospectus supplement:

         (a) Annual Report on form 10-K for the year ended December 31, 200_, and

         (b)      Quarterly Report on Form 10-Q for the period ended _________,
                  200_.

         All financial statements of [Insurer], included in documents it filed under Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates, are considered incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the documents.

         We will provide you with copies of these reports, at no charge, if you write to us at: AmeriCredit Financial Services, Inc., 801 Cherry Street, Fort Worth, Texas 76102; telephone (817) 302-7000.

         AmeriCredit Financial Services, Inc. on behalf of the issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 and each filing of the financial statements of [Insurer] included in or as an exhibit to the annual report of [Insurer] filed pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement relating to the certificates offered by this prospectus supplement, and the offering of the certificates at that time will be considered an initial bona fide offering.

                                               TABLE OF CONTENTS

                                                   PAGE                                                             PAGE
                                                   ----                                                             ----
Summary...............................................5             Accounts.........................................40
                                                                    Servicing Compensation and Trustees' Fees........41
Risk Factors.........................................10             Certain Allocations..............................42
                                                                    Distributions....................................43
The Company/Servicer.................................13             Statements to Certificateholders.................44
                                                                    Credit Support...................................45
The Seller...........................................13             Servicer Termination Event.......................47
                                                                    Rights Upon Servicer Termination Event...........48
The Issuer...........................................14             Waiver of Past Defaults..........................49
    General..........................................14             Amendment........................................49

The Trustee..........................................14         Material Federal Income Tax Consequences.............53

The Trust Property...................................14         ERISA Considerations.................................54

The Company's Automobile Financing Program...........16         Ratings..............................................55

The Automobile Loans.................................18         Underwriting.........................................56
    General..........................................18
    Eligibility Criteria.............................18         Experts..............................................57
    Composition......................................20
                                                                Legal Opinions.......................................58
Yield and Prepayment Considerations..................26
    Delinquency and Loan Loss Information............30         Glossary.............................................59

The Insurer..........................................33         Annex I  Clearance, Settlement and Tax
    General..........................................33             Documentation Procedures..........................1
    Reinsurance......................................33
    Rating of Claims-Paying Ability..................33
    Capitalization...................................33
    Insurance Regulation.............................34

Description of the Certificates......................34
    General..........................................34
    Payments of Principal............................37
    Mandatory Redemption.............................37
    Optional Redemption..............................37
    Events of Default................................37

Description of the Purchase Agreements
    And the Trust Documents..........................39
    Sale and Assignment of Automobile Loans..........39



                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

o There are material risks associated with an investment in the certificates. You should read the section entitled "Risk Factors" on page S-10 of this prospectus supplement and page 11 of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the certificates.

                       AUTOMOBILE LOAN-BACKED CERTIFICATES
                                   SERIES 200_

ISSUER/TRUST

o AmeriCredit Automobile Receivables Trust _____, a Delaware business trust.

COMPANY/SERVICER

o AmeriCredit Financial Services, Inc., or THE COMPANY, a Delaware corporation.

o The company either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. The company will sell the automobile loans to the seller.

o        The company's address is 801 Cherry Street, Fort Worth, Texas 76102.

o        The company will service the automobile loans.

SELLER

o AFS Funding Corp., a Nevada corporation. The seller will sell the automobile loans to the issuer.

INSURER

o        [Insurer], a [State] financial guaranty insurance company.

TRUSTEE

o        [Trustee], a [national/State] banking [association/corporation].


STATISTICAL CALCULATION DATE

o        __________, 200_.

o This is the date used for preparing the statistical information used in this prospectus supplement.

INITIAL CUTOFF DATE

o        The opening of business on __________, 200_.

o The issuer will receive payments due on, or received regarding, the automobile loans on or after this date.

CLOSING DATE

o        On or about __________, 200_.

The issuer will receive payments due on, or received regarding, the automobile loans on or after this date.

DISTRIBUTION DATE

When the company is the servicer, the [5th] day of each month, or, if the [5th] day is not a business day, on the following business day. However, the distribution date will never be before the [third] business day of the month. The first distribution date will be __________, 200_.

If the company is not the servicer, the distribution date will become the [twelfth] day of each month, or if the [twelfth] day is not a business day, the next following business day.

FINAL SCHEDULED DISTRIBUTION DATE

If the certificates have not already been paid in full, the issuer will pay the outstanding principal amount of the certificates in full on the following dates:


     CLASS                  FINAL SCHEDULED DISTRIBUTION DATE
     -----                  ---------------------------------
A                              __________, 200_

B                              __________, 200_

DENOMINATIONS

o The issuer will issue the certificates in minimum denominations of $1,000 and integral multiples of $1,000.


NO LISTING

o        The certificates will not be listed on any exchange.


INTEREST

o On each distribution date, the issuer will pay interest at the applicable certificate interest rate that accrued during the prior interest accrual period.

o Interest on the [Class A Certificates] [and the Class B Certificates] will be calculated on the basis of a 360-day year [and the actual number of days elapsed in the interest accrual period] [consisting of twelve 30-day months].

o Amounts to be paid to holders of the certificates will be shared in proportion to their interest in the issuer.

PRINCIPAL

o        On each distribution date, the issuer will pay principal equaling:

         (1) the amount of principal paid by obligors on the automobile loans during the prior month, plus

         (2) the amount of excess interest collected on the automobile loans during the prior month.

o The principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and paid to the individual certificateholder in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

SEQUENTIAL PAY FEATURE

On each distribution date, the issuer will pay principal and interest in the following priority:

o First, to the Class A Certificateholders, the Class A Certificate interest;

o        Second, to the Class A Certificateholders, the Class A
         Certificateholders principal;

o Third, to the Class B Certificateholders, the Class B Certificate interest; and

o Fourth, to the Class B Certificateholders, the Class B Certificate principal

THE TRUST ASSETS

The issuer's assets will include:

o a pool consisting primarily of "non-prime" automobile loans for new and used automobiles, light duty trucks and vans;

o        monies received from the automobile loans on or after __________, 200_;

o        the security interests in the underlying vehicles;

o        the loan files;

o all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

o        all rights to proceeds from liquidating the automobile loans;

o the seller's rights against dealers under agreements between the company and the dealers;

o        the bank accounts opened in connection with this offering;

o        all proceeds from the items described above; and

o        rights under the transaction documents.

"Non-prime" automobile loans, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

THE AUTOMOBILE LOAN POOL

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders and then acquired by the company or motor vehicle loans originated by the company directly with consumers. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

PRE-FUNDING FEATURE

o The trustee will hold $__________ of the proceeds of the certificates in a pre-funding account which the issuer will use to purchase additional automobile loans. The company will have originated these additional automobile loans.

o The issuer will purchase these additional automobile loans on or before __________, 200_.

STATISTICAL INFORMATION

As of __________, 200_. the automobile loans in the pool have:

o        an aggregate principle balance of $__________;

o        a weighted average annual percentage rate of approximately _____%;

o        a weighted average original maturity of approximately ___ months;

o        a weighted average remaining maturity of approximately ___ months; and

o a remaining term of not more than ___ months and not less than ___ months each.

OPTIONAL REDEMPTION

o If the POOL BALANCE declines to 10% or less of its original level the company may redeem all the outstanding Class A and B Certificates. If a redemption occurs, you will receive a final payment that equals the unpaid principle amount of the certificates plus accrued interest.

MANDATORY REDEMPTION

o If any funds deposited in the pre-funding account remain on [date on which the funding period ends], the company will redeem certificates equaling the amounts in the pre-funding account.

o The aggregate principal amount of each class of certificates to be redeemed will equal the class' pro rata share of the amount remaining in the account. Each class' pro rata share will be based on the current principal amount of each class of certificates. However, if the amount to be redeemed is $__________ or less, the trustee will pay the redemption amount according to the certificates "sequential pay" feature, and not PRO RATA.

o The certificates may be accelerated and subject to immediate payment upon the occurrence of an event of default. So long as the insurer is not in default, it will have the power to declare an event of default. However, the policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

Dewey Ballantine LLP, as tax counsel to the trust and counsel to the underwriters, if of the opinion that the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the automobile loans, other than amounts if any, treated as STRIPPED COUPONS. Subject to certain limitations in the case of such owners who are individuals, trusts or estates, beneficial owners may deduct their pro rata share of reasonable servicing and other fees.

Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in the prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the certificates to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the certificates. You may wish to consult with your counsel regarding the applicability of the particular provisions of ERISA before purchasing a certificate.

RATINGS

o The issuer will not issue the certificates unless they have been assigned the ratings stated below:

                                                      RATING
                                   STANDARD & POOR'S         MOODY'S
                                   -----------------         -------
Class A Certificates
Class B Certificates

o You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

o We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                  RISK FACTORS

THIS SECTION AND THE SECTION UNDER THE CAPTION "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS DESCRIBE THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD CONSIDER THE THESE FACTORS IN CONNECTION WITH THE PURCHASE OF THE CERTIFICATES:


THE COMPANY MAY BE UNABLE TO ORIGINATE ENOUGH     The ability of the company to originate sufficient
AUTOMOBILE LOANS TO USE ALL MONEYS IN THE         additional automobile loans may be affected by a
PRE-FUNDING ACCOUNT AND THEREFORE YOU MAY BE      variety of social and economic factors including:
EXPOSED TO REINVESTMENT RISK.
                                                           o    interest rates,

                                                           o    unemployment levels,

                                                           o    the rate of inflation, and

                                                           o    consumer perception of economic conditions generally.

                                                  If the company does not originate sufficient additional
                                                  automobile loans then the money deposited in the pre-funding account will not be used up and a mandatory redemption of a portion of the certificates could result.

                                                  If a mandatory redemption occurs, you will receive a
                                                  principal prepayment. You will bear the risk of reinvesting any prepayment.

WE CANNOT PREDICT THE RATE AT WHICH THE           Obligors can prepay their automobile loans.  The rate of
CERTIFICATES WILL AMORTIZE.                       prepayments may be influenced by economic, social and other factors. In addition, under certain circumstances, the
                                                  seller and the company are obligated to purchase automobile loans as a result of breaches of representations and/or
                                                  covenants.

                                                  The trust contains an overcollateralization feature that
                                                  results in accelerated principal payments to
                                                  certificateholders, amortizing the certificates more quickly than the automobile loan pool. The company also has the
                                                  right, to purchase the automobile loans when the POOL
                                                  BALANCE is 10% or less of the original POOL BALANCE.

GEOGRAPHIC CONCENTRATIONS OF AUTOMOBILE LOANS     Adverse economic conditions or other factors affecting any state
MAY INCREASE CONCENTRATION RISKS.                 or region could increase the delinquency or loan loss experience of the automobile loans. As of


                                                     S-10


                                                   ________ ___, 200_ obligors with respect to approximately _____%,
                                                   _____%, _____% of the automobile loans based on the automobile loans'
                                                   remaining PRINCIPAL BALANCE were located in ________, ________,
                                                   _________, respectively.

                                                  No other state accounts for more than 5% of the automobile loans.

[THE TRUST PROPERTY CONTAINS DERIVATIVES WHICH    [The trust property will include an interest rate cap agreement
WILL ONLY PAY UNDER LIMITED CIRCUMSTANCES, MAY    under which [Cap Provider] will pay to the trust the amount by
NOT BE REPLACED IN THE EVENT OF A DEFAULT, AND    which LIBOR exceeds an annual rate of ___%, based on a notional
WHICH MAY NOT BE INDEPENDENTLY ENFORCED BY THE    schedule. The notional schedule may be less or greater than the
INVESTORS.]                                       aggregate certificate balance then outstanding, and, if it is less, there may experience a shortfall. In the event that
                                                  [Cap Provider] defaults on its payment obligation, ________
                                                  is required to fund a replacement cap agreement at no cost to the trust, although ________ may not be able to do so. If
                                                  [Cap Provider] is in default under the cap agreement, and, the trustee and FSA, and not the certificateholders, will be able to enforce the cap agreement.]

THE CLASS B CERTIFICATES ARE SUBORDINATED         Distributions of interest and principal on the Class B
CERTIFICATES, AND THE RISK OF LOSS OR DELAY IN    Certificates will be subordinated in priority of payment to
DISTRIBUTIONS IS GREATER THAN ON THE CLASS A      interest and principal due on the Class A Certificates.
CERTIFICATES.                                     Consequently, the Class B Certificateholders will not receive any distributions on distribution date unless the full amount of interest and principal due on the Class A Certificates on
                                                  that distribution date has been distributed to the Class A
                                                  Certificateholders. This subordination has the effect of
                                                  increasing the likelihood of payment on the Class A
                                                  Certificates and therefore decreasing the likelihood of
                                                  payment on the Class B Certificates.

THE CERTIFICATES ARE ASSET-BACKED DEBT AND THE    The sole sources for repayment of the certificates are payments on
ISSUER HAS ONLY LIMITED ASSETS.                   the automobile loans, amounts on deposit in the pre-funding account, other cash accounts held by [Trustee] and payments made under the insurance policy. The money in the
                                                  pre-funding account will be used solely to purchase
                                                  additional automobile loans and is not available to cover
                                                  losses on the automobile loan pool. The capitalized interest account is designed to cover obligations of the issuer
                                                  relating to that portion of its assets not invested in the automobile loan pool and is


                                                     S-11

                                                  not designed to provide protection against losses on the automobile loan pool. Furthermore, if [Insurer] defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [Insurer] to make payments on the certificates.

RATINGS ON CERTIFICATES ARE DEPENDENT UPON THE    The ratings of the certificates will depend primarily on the
INSURER'S CREDITWORTHINESS.                       creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the certificates.
                                                  There is a risk that if the insurer's financial strength
                                                  ratings are reduced, the rating agencies may reduce the
                                                  certificates' ratings.

EVENTS OF DEFAULT UNDER THE POOLING AND           Following the occurrence of an event of default, [Insurer] may, at
SERVICING AGREEMENT MAY RESULT IN AN              its option, elect to cause the liquidation of the assets of the
ACCELERATION.                                     issuer, in whole or in part, and pay all or any portion of the outstanding amount of the certificates, plus accrued interest thereon.

                                 USE OF PROCEEDS

         The issuer will use the proceeds from issuing the certificates to:

         o    pay the seller the automobile loan purchase price;

         o    to deposit the pre-funded amount into the pre-funding account; and

         o    to fund the capitalized interest account.

         The seller or its affiliates may use the net proceeds to pay their debt, including "warehouse" debt secured by the automobile loans prior to their sale to the issuer. This warehouse debt may have been owed to one or more of the underwriters or their respective affiliates.

                              THE COMPANY/SERVICER

         AmeriCredit Financial Services, Inc., is a wholly-owned, and the primary operating subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. The company was incorporated in Delaware on July 22, 1992. The company's executive offices are located at 801 Cherry Street, Fort Worth, Texas 76102; telephone (817) 302-7000.

         The company purchases and services automobile loans which are originated and assigned to it by automobile dealers. The company will sell and assign the automobile loans to the seller.

         The company will service the automobile loans and will be compensated for acting as the servicer. As servicer, the company will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, the company will stamp the automobile loans to reflect their sale and assignment to the issuer.

         The servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including Texas and California.


                                   THE SELLER

         AFS Funding Corp., the company's wholly-owned subsidiary, is a Nevada corporation, incorporated in April 1996. The seller's address is 639 Isbell Road, Suite 390, Reno, Nevada 89509; telephone (775) 823-3080.

         The seller's purpose is limited to purchasing automobile loans from the company and transferring the loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that the bankruptcy of the company will not cause a court to consolidate the seller's assets and liabilities with the company's. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller's assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of the company.

         Delays in distributions on the certificates and possible reductions in distribution amounts could occur if a court decided to consolidate the seller's assets with the company's, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.


                                   THE ISSUER

GENERAL

         The issuer is a New York common law trust formed under a pooling and servicing agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

         o acquiring, holding and managing the automobile loans and its other assets;

         o        issuing the certificates;

         o        making payments on the certificates; and

         o engaging in other activities that are necessary and suitable to the above listed activities.

         The issuer will use the proceeds from the initial sale of the certificates to purchase the initial automobile loans from the seller and to fund the deposits in the pre-funding account, collateral accounts maintained for the benefit of the insurer, and the capitalized interest account.


                                   THE TRUSTEE

         [Trustee] will be the trustee under the pooling and servicing agreement. [Trustee] is a [State] banking corporation, the principal offices of which are located at [Address].

                               THE TRUST PROPERTY

         The trust property will include, among other things, the following:

         o initial, primarily "non-prime" quality, automobile loans secured by new and used automobiles, light duty trucks and vans;

         o monies received (a) for the initial automobile loans, on or after _____, 200_ the initial cutoff date, or (b) for the subsequent, primarily "non-prime" quality, automobile loans, after the related cutoff date;

         o amounts that may be held in the lockbox accounts, the collection account, the pre-funding account, the capitalized interest account and other bank accounts opened in connection with this offering, if any;

         o an assignment of the security interests of the servicer and in the financed vehicles;

         o an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

         o an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

         o        the automobile loans files; and

         o        other rights under the trust documents.

         The pre-funding account will initially be funded with $________, which is _____% of the initial certificate balance. Prior to the time the funds in the pre-funding account are applied to the purchases of the additional automobile loans, those amounts will be invested in high-quality short-term investment, such as "A-1/P-1" commercial paper, or government money market funds.

         The trust property also will include an assignment of the seller's rights against the servicer for breaches of representations and warranties under a purchase agreement. The initial automobile loans will be purchased by the seller under this purchase agreement on or prior to the date of issuance of the certificates.

         The issuer will purchase additional automobile loans and related property from the seller on or before __________, 200_, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.

         The initial automobile loans were, and the subsequent automobile loans were or will be, originated by dealers according to the servicer's requirements, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

         The POOL BALANCE represents:

         (a) the aggregate PRINCIPAL BALANCE of the automobile loans, excluding all LIQUIDATED AUTOMOBILE LOANS and all PURCHASED AUTOMOBILE LOANS, at the end of the preceding calendar month;

                  plus

         (b)      any amounts in the pre-funding account;

                  minus

         (a) all payments from obligors and any PURCHASE AMOUNTS the seller or servicer must remit for the month; and

         (b) all losses, including CRAM DOWN LOSSES accounted for during the month.

         Under the pooling and servicing agreement, the issuer will grant a security interest in the trust property to the trust collateral agent for the trustee's benefit on the certificateholders' behalf and for the insurer's benefit in support of the obligations owed to the insurer. Any proceeds of the security interest will be distributed according to the pooling and servicing agreement. The insurer will be entitled to the distributions only after payment of amounts owed to, among others, certificateholders.

         An automobile loan's PRINCIPAL BALANCE, as of any date, is the sum of:

         (a)      the AMOUNT FINANCED;

                  minus

                  (x) that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan's terms;

                  plus

                  (y) any CRAM DOWN LOSSES for the automobile loan accounted for as of that date;

                  plus

         (b) the accrued and unpaid interest on the automobile loan as of that date.


                   THE COMPANY'S AUTOMOBILE FINANCING PROGRAM

         Through its branch offices and marketing representatives, the company provides funding which allows franchised and independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. The company also originates direct loans to consumers for the purchase of automobiles, light duty trucks and vans, and purchases loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to the company's credit policies, and the company then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. The company also services the automobile loans that it originates and purchases.

         The company's indirect lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower either may have had previous financial difficulties, and is now attempting to reestablish credit, or may not have established a credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. The servicer also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

         The company has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom the company has entered into appropriate purchase agreements. While the company finances purchases of new automobiles, a substantial majority of the company's automobile loans are for used automobiles.

         Of the loans the company purchased during the [year/quarter] ended _______, 200_:

         o manufacturer-franchised dealers with used automobile operations originated approximately __% of the automobile loans;

         o independent dealers specializing in used automobile sales originated approximately __% of the automobile loans; and

         o The servicer purchased loans from _____ dealers during the quarter ended _______, 200_.

         Direct lending to consumers and the acquisition of loans from third-party lenders is a recent expansion of the company's business. To date only a small number of loans have been generated under these programs.

         Automobile loans are generally purchased by the company without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to the company if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, the company typically charges an acquisition fee when it purchases the loans from dealers. Additionally, dealers and third-party lenders typically make representations to the company as to the automobile loan's validity and compliance with relevant laws, and agree to indemnify the company against any claims, defenses and set-offs that an obligor may assert against the company because of a loan's assignment.

         As of ________, 200_, the company operated ___ branch offices in __states and Canada. These branch offices solicit dealers for loans and maintain the company's relationship with the dealers in the branch office's geographic vicinity.

         The company also has marketing representatives covering markets where the company does not have a branch. The servicer does business in a total of __ states.

         See "AmeriCredit's Automobile Financing Program" in the accompanying prospectus for a description of the servicer's contract acquisition, servicing and collection practices.

                              THE AUTOMOBILE LOANS

GENERAL

         The company purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated or will originate loans directly to consumers. The automobile loans were made to obligors with less than perfect credit due to factors including:

         o        the manner in which they have handled previous credit;

         o        the limited extent of their prior credit history; and/or

         o        their limited financial resources.

ELIGIBILITY CRITERIA

         The automobile loans included in the trust property were or will be selected according to several criteria, including those specified under "AmeriCredit's Automobile Financing Program -- Contract Acquisition" in the accompanying prospectus. In addition, as of the initial cut-off date the initial automobile loans were selected from the company's portfolio of automobile loans based on the following criteria:

         (a) each initial automobile loan had a remaining maturity of not more than [72] months;

         (b) each initial automobile loan had an original maturity of not more than [__] months;

         (c) each initial automobile loan had a remaining PRINCIPAL BALANCE of at least $________ and not more than $__________;

         (d) each initial automobile loan has an annual percentage rate of at least _______% and not more than ________%;

         (e)      no initial automobile loan was more than [30] days past due;
                  and

         (f) neither the company, any dealer nor anyone acting in their behalf advanced funds to cause any initial automobile loan to qualify under clause (e) above.

         During the funding period, the seller must purchase the subsequent automobile loans from the company and then sell them to the issuer. The company anticipates that the aggregate PRINCIPAL BALANCE of the subsequent automobile loans will equal $__________. The seller will sell the subsequent automobile loans to the issuer on the subsequent transfer date and the issuer will pay the seller the outstanding PRINCIPAL BALANCE of the subsequent automobile loans as of their respective subsequent cutoff dates, which is the price the seller will pay the company. The issuer will use the funds in the pre-funding account for this purpose.

         The issuer's obligation to purchase the subsequent automobile loans is subject to the following conditions:

         (a) as of each loan's subsequent cut-off date, each subsequent automobile loan and/or subsequent financed vehicle must satisfy the automobile loan eligibility criteria specified under "the automobile loans" in the prospectus and the criteria listed in this prospectus supplement in clauses (a) through (e) regarding the initial automobile loans;

         (b) the insurer, if there is no insurer default, has approved the subsequent automobile loans transfer to the issuer;

         (c) neither the servicer nor the seller has selected the subsequent automobile loans in a manner that any of them believes is adverse to the interests of the insurer or the certificateholders;

         (d) the servicer and the seller will deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

         (e) Standard & Poor's must confirm that the ratings on the certificates have not been withdrawn or reduced because of the subsequent automobile loans transfer to the issuer.

         Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool's characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial pool.

         In addition, issuer's obligation to purchase the subsequent automobile loans is subject to the condition that the automobile loans in the trust, including the subsequent automobile loans to be transferred, meet the following criteria:

         (a) the automobile loans weighted average annual percentage rate ("APR") is not less than __%;

         (b) the automobile loan's weighted average remaining term on the subsequent cutoff date is not greater than [__] months; and

         (c) not more than __% of the obligors on the automobile loans reside in Texas and California.

         The criteria in clauses (a) and (b) will be based:

                  o on the characteristics of the initial automobile loans on the initial cutoff date and

                  o the automobile loans, including the subsequent automobile loans, on the related subsequent cutoff date.

         The criteria in clause (c) will be based on the obligor's mailing addresses on:

                  o the initial automobile loans on the initial cutoff date and

                  o the subsequent automobile loans on the related subsequent cutoff dates.

         Except for the above described criteria, there are no required characteristics for the subsequent automobile loans. Therefore, following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans included in the trust may vary in the following respects:

         o        composition of the automobile loans;

         o        geographic distribution;

         o        distribution by remaining PRINCIPAL BALANCE;

         o        distribution by APR;

         o        distribution by remaining term; and

         o distribution of the automobile loans secured by new and used vehicles.

COMPOSITION

         The statistical information presented in this prospectus supplement is based on the initial automobile loans as of the statistical calculation date which is __________, 200__.

         o As of the statistical calculation date, the initial automobile loans have an aggregate PRINCIPAL BALANCE of $__________ .

         o As of the initial cutoff date, initial automobile loans have an aggregate PRINCIPAL BALANCE of $____________ .

         The company will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition some amortization has occurred prior to the initial cutoff date but after the statistical calculation date. In addition, some automobile loans included as of the statistical calculation date have prepaid in full or have been determined not to meet the eligibility requirements and have not been included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the initial cutoff date varies from the statistical distribution of characteristics as of the statistical calculation date, although the variance is not material.

         The initial automobile loan pool's composition and distribution by APR and its geographic concentration as of the statistical calculation date is detailed in the following tables:

                                  COMPOSITION OF THE INITIAL AUTOMOBILE LOANS
                                    AS OF THE STATISTICAL CALCULATION DATE

                                             NEW                       USED                    TOTAL
                                             ---                       ----                    -----
Aggregate Principal Balance(1)

Number of Automobile Loans

Percent of Aggregate Principal
   Balance

Average Principal Balance
   RANGE OF PRINCIPAL BALANCES

Weighted Average APR(1)
   RANGE OF APRS

Weighted Average Remaining Term
   RANGE OF REMAINING TERMS

Weighted Average Original Term
   RANGE OF ORIGINAL TERMS

------------------------------------
(1) Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the automobile loans may not be equivalent to the automobile loans aggregate yield on the aggregate Principal Balance.

               DISTRIBUTION OF THE INITIAL AUTOMOBILE LOANS BY APR
                     AS OF THE STATISTICAL CALCULATION DATE

                                                  % OF AGGREGATE
                          AGGREGATE PRINCIPAL        PRINCIPAL            NUMBER OF        % OF TOTAL NUMBER
       APR RANGE              BALANCE(1)             BALANCE(2)        AUTOMOBILE LOANS    OF AUTOMOBILE LOANS
       ---------              ----------             ----------        ----------------    -------------------
[ 8.000  to 8.999%        $                             %                                          %
  9.000  to 9.999
 10.000 to 10.999
 11.000 to 11.999
 12.000 to 12.999
 13.000 to 13.999
 14.000 to 14.999
 15.000 to 15.999
 16.000 to 16.999
 17.000 to 17.999
 18.000 to 18.999
 19.000 to 19.999
 20.000 to 20.999
 21.000 to 21.999
 22.000 to 22.999
 23.000 to 23.999
 24.000 to 24.999
 25.000 to 25.999
 26.000 to 26.999
 27.000 to 27.999
 28.000 to 28.999
 29.000 to 29.999]
                          ---------------        --------             -----------          --------
TOTAL                     $                             %                                          %
                          ===============        =======              ===========          ========

------------------------------------
(1)   Aggregate Principal Balances include some portion of accrued interest.
(2)   Percentages may not add to 100% because of rounding.

       DISTRIBUTION OF THE INITIAL AUTOMOBILE LOANS BY GEOGRAPHIC LOCATION
                OF OBLIGOR AS OF THE STATISTICAL CALCULATION DATE

                     AGGREGATE PRINCIPAL      % OF AGGREGATE      NUMBER OF AUTOMOBILE   % OF TOTAL NUMBER OF
      STATE              BALANCE(1)        PRINCIPAL BALANCE(2)           LOANS            AUTOMOBILE LOANS
      -----              ----------        --------------------           -----            ----------------
[Alabama             $                             %                                             %
Arizona
California
Colorado
Connecticut
Delaware
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin]
Other(3)
                     ---------------        --------               -------------          -------
TOTAL                $                             %                                             %
                     ===============        =======                =============          =======

------------------------------------
(1)   Aggregate Principal Balances include some portion of accrued interest.
(2)   Percentages may not add to 100% because of rounding.
(3) "Other" includes states with aggregate Principal Balances less than $2,000,000.

         All the automobile loans provide the obligor to pay:

         o    a specified total amount;

         o    in substantially equal monthly installments on each due date.

         Each obligor's total payment amount equals the amount financed plus interest for the automobile loan's term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the automobile loan as of its origination date.

         Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the principal amount financed.

         The issuer will account for all automobile loans, including simple interest automobile loans and precomputed automobile loans, as if those automobile loans amortized under the simple interest method. The servicer will not deposit amounts it receives on a full prepayment of a precomputed automobile loan in excess of the loan's outstanding PRINCIPAL BALANCE and accrued interest to the collection account but will retain any excess amounts -- minus amounts required to be rebated to the obligor -- as supplemental servicing fees.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Obligors may prepay any automobile loan at any time. If an obligor prepays an automobile loan, the actual weighted average life of the automobile loans may be shorter than the scheduled weighted average life. These prepayments include:

         o        liquidations due to default, and

         o proceeds from credit life, credit disability, and casualty insurance policies.

         Weighted average life means the average amount of time during which each dollar of principal on an automobile loan is outstanding.

         The prepayment rate on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The servicer believes that the actual prepayment rate will result in the automobile loans having a substantially shorter weighted average life than their scheduled weighted average life.

         The rate of payment of principal of the certificates will depend on the rate of payment, including prepayments, of the automobile loan's PRINCIPAL BALANCE. As a result, final payment of any class of certificates could occur significantly earlier than the class' final scheduled distribution date. Certificateholders will bear any reinvestment risk resulting from the early payment on the certificates.

         Auto loan prepayments can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model "ABS," represents an assumed prepayment rate of each month relative to the original number of automobile loans in the pool. ABS further assumes that all the automobile loans are the same size and pay at the same rate and that each automobile loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of automobile loans originally containing 10,000 automobile loans, a 1% ABS rate means that 100 automobile loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of automobile loans, including the automobile loans.

         The tables captioned "Percent of Initial Certificate Principal Balance at Various ABS Percentages" have been prepared on the basis of the following assumptions:

         o the trust includes three pools of automobile loans with the characteristics described in the following table;

         o the automobile loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         o each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

         o the initial principal amount of the certificates is detailed in this prospectus supplement's cover page;

         o interest accrues during each interest period at the following assumed coupon rates: Class A Certificates, _____%; and Class B Certificates, _____%;

         o payments on the certificates are made on the [5th] day of each month whether or not a business day;

         o        the certificates are purchased on _______, 200__;

         o each automobile loan's scheduled monthly payment has been calculated on the basis of the assumed characteristics in the following table so that each automobile loan will amortize in amounts sufficient to repay its PRINCIPAL BALANCE by its indicated remaining term to maturity;

         o the first due date for each automobile loan is the last day of the month of the assumed cutoff date for the automobile loan as detailed in the following table;

         o the entire pre-funded amount is used to purchase subsequent automobile loans;

         o        the servicer does exercise its repurchase option;

         o accelerated principal amounts are paid on each distribution date until the later of the first distribution date on which the PRO FORMA CERTIFICATE BALANCE reaches the REQUIRED PRO FORMA CERTIFICATE BALANCE [and the Class A Certificates are paid in full]; and

         o the difference between the gross APR and the net APR is equal to the base servicing fee, and the net APR is further reduced by the fees due to the trustee, the trust collateral agent, and the insurer.

                                                                       REMAINING TERM
                     AGGREGATE                                               TO
                     PRINCIPAL                        ASSUMED CUTOFF      MATURITY       SEASONING (IN
      POOL            BALANCE         GROSS APR            DATE          (IN MONTHS)        MONTHS)
      ----            -------         ---------            ----          -----------        -------
       1            $                        %       _______, 200_            --               --
       2            $                        %       _______, 200_            --               --
       3            $                        %       _______, 200_            --               --
     Total          $                        %

         Based on the assumptions described above, the ABS Tables indicate the percentages of the initial principal amount of the certificates that would be outstanding after each of the distribution dates shown at various percentages of ABS and the corresponding weighted average lives of the certificates. The automobile loans' actual characteristics and performance will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.

         For example it is very unlikely that:

         o the automobile loans will prepay at a constant level of ABS until maturity,

         o all of the automobile loans will prepay at the same level of ABS, or

         o        the coupon rates on the certificates will remain constant.

         The diverse terms of automobile loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages specified, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between those assumptions and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the certificates.

 PERCENT OF INITIAL CERTIFICATE PRINCIPLE BALANCE AT VARIOUS ABS PERCENTAGES(1)

                                   CLASS A CERTIFICATES                     CLASS B CERTIFICATES
                          -------------------------------------     -------------------------------------
    DISTRIBUTION DATE     [0.5%]    [1.0%]     [1.7%]    [2.5%]     [0.5%]    [1.0%]     [1.7%]    [2.5%]







  Weighted Average Life in Years(2)
-------------------------------------------
(1) The percentages in this table have been rounded to nearest whole number.
(2) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the certificate.

DELINQUENCY AND LOAN LOSS INFORMATION

         The following tables provide information relating to the company's delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in the company's portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for selection as an automobile loan. All dollar amounts provided in the following tables are in thousands of dollars.

         As reflected in the following credit loss experience table, the company's net charge-off percentage increased since June 30, 2001, due primarily to the deterioration in the general economic environment. In prior periods, the company's net charge-off percentages had decreased steadily over time. Decreases were due to improvements in the company's credit scoring models over the periods shown in the credit loss experience table, the company's targeting of higher credit-quality borrowers, and favorable and stable general economic conditions during the periods shown.

         Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on general economic conditions and other factors, such as seasonal events and holiday periods.

         If the general economic environment continues to deteriorate, the company anticipates increases in credit losses and delinquency percentages. Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the company focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn.

         We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

                             DELINQUENCY EXPERIENCE

         Repossessed financed vehicles that have not yet been liquidated and bankrupt accounts which have not yet been charged off are both included as delinquent accounts in the table below. [To be updated quarterly.]

                                      AT SEPTEMBER 30,                                 AT JUNE 30,
                        ------------------------------------------   -------------------------------------------
                                2001                   2000                   2001                    2000
                        -------------------    -------------------   -------------------     -------------------
                        NUMBER OF              NUMBER OF             NUMBER OF               NUMBER OF
                        CONTRACTS    AMOUNT    CONTRACTS    AMOUNT   CONTRACTS    AMOUNT     CONTRACTS    AMOUNT
                        ---------    ------    ---------    ------   ---------    ------     ---------    ------
Portfolio at end of
   period(1)             896,602   $11,325,476  626,352   $7,448,553  823,919    $10,203,746  568,099   $6,649,981
Period of
   Delinquency(2)
   31-60 days(3)          72,247   $   869,137   47,592    $ 542,041   57,891    $   676,425   39,793   $  445,797
   61-90 days             19,831       229,303   11,434      126,378   15,460        174,092    9,944      110,521
   91 days or more        10,937       121,698    4,946       51,831    7,042         75,999    3,878       40,103
                        --------   -----------  -------    ---------   ------    -----------   ------   ----------
Total Delinquencies      103,015   $ 1,220,138   63,972    $ 720,250   80,393    $   926,516   53,615   $  596,421
Repossessed Assets         8,959       117,924    4,959       58,666    8,001        105,503    3,723       42,764
                        --------   -----------  -------    ---------   ------    -----------   ------   ----------
Total Delinquencies
   and Repossessed
   Assets                111,974   $ 1,338,062   68,931    $ 778,916   88,394    $ 1,032,019   57,338   $  639,185
                        ========   ===========  =======    =========   ======    ===========   ======   ==========
Total Delinquencies as
   a Percentage of the
   Portfolio               11.5%         10.8%    10.2%         9.7%     9.7%           9.1%     9.4%         9.0%
Total Repossessed
   Assets as a
   Percentage of the
   Portfolio                1.0%          1.0%     0.8%         0.8%     1.0%           1.0%     0.7%         0.6%
Total Delinquencies
   and Repossessed
   Assets as a
   Percentage of the
   Portfolio               12.5%         11.8%    11.0%        10.5%    10.7%          10.1%    10.1%         9.6%
                        ========   ===========  =======    =========   ======    ===========   ======   ==========

------------------------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) AmeriCredit considers a loan delinquent when an Obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3) Amounts shown do not include loans which are less than 31 days delinquent.

                                             LOAN LOSS EXPERIENCE

                                                    THREE MONTHS ENDED               FISCAL YEAR ENDED
                                                      SEPTEMBER 30,                      JUNE 30,
                                                   --------------------            ---------------------
                                                   2001            2000            2001             2000
                                                   ----            ----            ----             ----
Period-End Principal Outstanding(1)             $11,325,476      $7,448,553      $10,203,746      $6,649,981
Average Month-End Amount Outstanding
   During the Period(1)                          10,757,878       7,039,294        8,291,636       5,334,580
Net Charge-Offs(2)                                  104,213          65,547          301,691         214,276
Net Charge-Offs as a Percentage of
   Period-End Principal Outstanding(3)                 3.7%            3.5%             3.0%            3.2%
Net Charge-Offs as a Percent of Average
   Month-End Amount Outstanding(3)                     3.8%            3.7%             3.6%            4.0%

------------------------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from Obligors on deficiency balances.
(3)      Annualized.

                                   THE INSURER

         The following information has been obtained from [Insurer] and has not been verified by the seller or the Underwriters. No representations or warranty is made by the seller or the Underwriters with respect thereto.

GENERAL

         [Insurer], which is referred to in this prospectus supplement as "[Insurer]," is a [monoline] insurance company incorporated in ____ under the laws of the State of ________. [Insurer] is licensed to engage in the financial guaranty insurance business in [all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam].

         [Insurer] and its subsidiaries are engaged in the business of [Insurer information].

         [Insurer] is a wholly-owned subsidiary of [Insurer information].

         The principal executive offices of [Insurer] are located at ________________________, and its telephone number at that location is
______________.

REINSURANCE

         [Insurer information].

RATING OF CLAIMS-PAYING ABILITY

         [Insurer]'s insurance financial strength is rated ["Aaa"] by Moody's Investors Service and ["AAA"] by Fitch, Inc. [Insurer]'s insurer financial strength is rated ["AAA"] by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. [Insurer]'s claims-paying ability is rated ["AAA"] by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Risk Factors -- Ratings on notes are dependent upon [Insurer]'s creditworthiness" herein.

CAPITALIZATION

         The following table sets forth the capitalization of [Insurer] and its subsidiaries as of _____________, on the basis of accounting principles generally accepted in the United States of America:


                                                                                       (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums).....................       $
Surplus Notes......................................................................
Minority Interest..................................................................


                                      S-33


Shareholder's Equity:
   Common Stock....................................................................
   Additional Paid-In Capital......................................................
   Accumulated Other Comprehensive Income (net of deferred income taxes)...........
   Accumulated Earnings............................................................
Total Shareholder's Equity.........................................................
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's
   Equity..........................................................................       $

         For further information concerning [Insurer], see the Consolidated Financial Statements of [Insurer] and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. [Insurer]'s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by [Insurer] and may be reviewed at the EDGAR website maintained by the Commission and at [Insurer]' website, __________________. Copies of the statutory quarterly and annual statements filed with the [State Insurance Authority] by [Insurer] are available upon request to the [State Insurance Authority].

INSURANCE REGULATION

         [Insurer] is licensed and subject to regulation as a [financial guaranty insurance corporation] under the laws of the State of ________, its state of domicile. In addition, [Insurer] and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a [financial guaranty insurance corporation] licensed to do business in the State of ________, [Insurer] is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as [Insurer], regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued according to the terms of the pooling and servicing agreement. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following statements (together with the additional statements under "Description of the Purchase Agreements and the Trust Documents" below and under "Description of the Securities" and "Description of the Trust Documents" in the prospectus) summarize material terms

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and provisions of the certificates and the pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related pooling and servicing agreement described in the accompanying prospectus.

         The certificates will be issued only in fully registered form, in denominations of $1,000 and integral multiples of $1,000. The certificates will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. The certificates will represent beneficial ownership interests in the assets of the issuer. Replacement certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration, exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The Class A Certificateholders are entitled to receive, on each distribution date, the Class A Percentage of the CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT plus interest at the Class A pass-through rate on the Class A principal balance. Subject to the prior rights of the Class A
Certificateholders, the Class B Certificateholders are entitled receive, on each distribution date, the Class B Percentage of the CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT plus interest at the Class B pass through rate on the Class B principal balance.

         The Certificates represent beneficial ownership interests in the issuer. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately __%, which is the Class A Percentage of the issuer and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately __%, which is the Class B Percentage of the issuer.

DISTRIBUTION DATES

         While AmeriCredit is the servicer, the certificates will pay interest and principal on the fifth day of each month -- or, if the fifth day is not a business day, on the next following business day. However, any distribution date will not be earlier than the third business day of the month. The first distribution date will be ________, 200__. Holders of record as of the close of business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of Texas, Delaware or New York are authorized or obligated to be closed.

         The insured distribution date will be the [twelfth] day of each month, or, if the [twelfth] day is not a business day, the next following business day.

         If the backup servicer or another successor servicer becomes the servicer, the distribution date will become the twelfth day of each month, or if the twelfth day is not a business day, the next following business day.

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         The final scheduled distribution dates are as follows:

         o for the Class A Certificates, the ______, 200__ insured distribution date; and

         o for the Class B Certificates, the ______, 200__ insured distribution date.

PAYMENTS OF INTEREST

         Interest on the certificates will be distributable monthly on each distribution date, commencing on _______, 200__, in an amount equal to interest accrued during the applicable accrual period, as defined below, at the certificate rate on the outstanding principal balance for certificates. The per annum rate of interest accruing on the certificates of each class is referred to as the pass-through rate for that class certificates. The pass-through rate for the Class A Certificates is __%, and the pass-through rate for the Class B Certificates is ___%.

         Interest on the certificates for a distribution date will accrue from, and including, the preceding distribution date, or in the case of the first distribution date, from the closing date, through, and including, the day preceding the distribution date. Each of these periods is an accrual period. Interest on the certificates will be calculated on the basis of a 360-day year [and the actual number of days elapsed in an applicable interest period]. Interest for any distribution date due but not paid on the distribution date will bear interest, to the extent permitted by applicable law, at the applicable pass-through rate until paid.]

         Interest on each class of certificates will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid -- or, in the case of the first distribution date, from and including the closing date ______, 200__, but excluding, the following distribution date. In the case of the first distribution date, the interest period shall be ___ days. The interest accruing during an interest period will accrue on each class' outstanding principal amount as of the end of the prior distribution date -- or, in the case of the first distribution date, as of the closing date.

         However, if the principal balance is further reduced by a principal payment on the insured distribution date which immediately follows the prior distribution date, then interest shall accrue:

         1. from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal balance outstanding as of the end of the prior distribution date (or, in the case of the first distribution date, as of the closing date); and

         2. from and including the insured distribution date, to, but excluding, the following distribution date, on the principal balance outstanding as of the end of the insured distribution date.

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PAYMENTS OF PRINCIPAL

         On each distribution date, principal payments will be distributed on the certificates in an amount generally equal to a percentage of the decrease in the PRINCIPAL BALANCE of the automobile loan pool during the prior calendar month to the extent of funds available. These principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and will be paid to the certificateholders in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

         Amounts available under the insurance policy are available to pay the certificate principal only in two circumstances:

         o to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the certificates to the collateral balance - i.e., the sum of the POOL BALANCE plus the pre-funded amount - in the event that the certificate principal balance would otherwise exceed the collateral balance; and

         o to pay off each class' principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

MANDATORY REDEMPTION

         If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of certificates will be redeemed in part on the mandatory redemption date. Each class' certificate prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of certificates. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of certificates then entitled to receive principal distributions.

OPTIONAL REDEMPTION

         The Class A and B Certificates, to the extent still outstanding, may be redeemed in whole, but not in part, when the POOL BALANCE has declined to 10% or less of the original POOL BALANCE, as described in the accompanying prospectus under "Description of the Trust Agreements -- Termination." This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal amount of the certificates, plus accrued and unpaid interest.

EVENTS OF DEFAULT

         Unless an insurer default shall have occurred and be continuing, events of default under the pooling and servicing agreement will consist of those events listed below as Insurance Agreement Pooling and Servicing Agreement Cross Defaults. In addition, they

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will constitute an event of default under the pooling and servicing agreement only if the insurer delivers to the trustee and does not rescind a written notice specifying that any Insurance Agreement Pooling and Servicing Agreement Cross Default constitutes an event of default under the pooling and servicing agreement.

         Insurance Agreement Pooling and Servicing Agreement Cross Defaults consist of:

         o        a demand for payment under the policy;

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer;

         o the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

         o on any insured distribution date, after taking into account the application of the sum of AVAILABLE FUNDS for the related calendar month plus the DEFICIENCY CLAIM AMOUNT for the related distribution date, any amounts listed in clauses 1, 2, 3 and 5 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS" in this prospectus supplement has not been paid in full; and

         o any failure to observe or perform in any material respect any other covenants or agreements in the pooling and servicing agreement, or any representation or warranty of the issuer made in the pooling and servicing agreement or in any certificate or other writing delivered under or in connection with the pooling and servicing agreement proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the trustee by the insurer.

         For any determination date the DEFICIENCY CLAIM AMOUNT is the amount that, after taking into account the application on the distribution date of AVAILABLE FUNDS for the related calendar month, an amount, without duplication, equal to the sum of:

         (a) any shortfall in the full payment of amounts described in clauses 1, 2, 3 and 5 under "Description of the Purchase Agreements and the Trust Documents -- DISTRIBUTIONS";

         (b) the CERTIFICATEHOLDERS' PARITY DEFICIT AMOUNT, if any, for the distribution date; and

         (c) if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal balance of that class, to the extent that the amount is available on the related insured distribution date according to the spread account's terms.

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         Upon an event of default occurring, so long as an insurer default has not occurred and continued, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds to the trustee for distribution to certificateholders. The insurer may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the certificates, unless the event of default arose from a claim on the policy or from the issuer's bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the pooling and servicing agreement, the insurer may elect to pay all or any portion of the outstanding amount of the certificates, plus accrued interest on the certificates. See "The Policy" in this prospectus supplement.


                     DESCRIPTION OF THE PURCHASE AGREEMENTS
                             AND THE TRUST DOCUMENTS

         The following statements (together with the additional statements under "Description of the Certificates" above and under "Description of the Securities" and "Description of the Trust Agreements" in the prospectus) summarize the material terms and provisions of the purchase agreements, which includes the purchase agreement and any subsequent purchase agreement, and the trust documents which include any subsequent transfer agreement and the pooling and servicing agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. Theses summaries do not claim to be complete and are subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements, the description of the general terms and provisions of the trust agreement (as the term is used in the prospectus), contained in the prospectus.

SALE AND ASSIGNMENT OF AUTOMOBILE LOANS

         On or prior to the closing date, or, with respect to subsequent automobile loans, the related subsequent transfer date, the company will enter into a purchase agreement with the seller under which the company will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under the purchase agreement, the company will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and their rights to receive all payments on, or proceeds from the automobile loans to the extent paid or distributable after the applicable cutoff date. Under the purchase agreement, the company will agree that, upon a breach of any representation or warranty under the trust documents which triggers the seller's repurchase obligation, the trustee will be entitled to require the company to repurchase the automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the trust property and may be enforced directly by the trustee and the insurer. In addition, the trustee will pledge the rights to the trustee as collateral for the certificates and the trustee may directly enforce those rights.

         On the closing date, or, for subsequent automobile loans, the subsequent transfer date, the seller will sell and assign to the trustee, without recourse, the seller's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the pooling and servicing agreement.

ACCOUNTS

         The company will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the trustee's name for the certificateholders' benefit, into which the servicer must deposit all obligor payments within one business day of receipt. The issuer will establish and maintain with the trustee, in the trustee's name, on both the certificateholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within three business days of deposit. The collection account will be maintained with the trustee so long as the trustee's deposits have a rating acceptable to the insurer and the rating agencies. If the deposits of the trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the trustee's assistance if necessary, move the accounts within [30] days to a bank whose deposits have the proper rating.

         The servicer will establish and maintain a distribution account in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made, in the name of the trust collateral agent, for the trustee's benefit, on the certificateholder's and insurer's behalf.

         On the closing date, the issuer will deposit the initial pre-funded amount equaling $__________ in the pre-funding account, which will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of the date on which:

         o the amount on deposit in the pre-funding account is less than $__________,

         o a servicer termination event occurs under the sale and servicing agreement, or

         o        _______, 200__.

         The initial pre-funded amount, as reduced during the funding period from the purchase of subsequent automobile loans, is the pre-funded amount. The seller expects that the pre-funded amount will be reduced to less than $__________ on or before the end of the funding period. The issuer will pay the certificateholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

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

         o        the distribution date in _______, 200__; or

         o the distribution date which relates to the calculation date occurring in _______, 200__ or _______, 200__ if the last day of the funding period occurs on or prior to that calculation date.

         On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trust collateral agent. The amount, if any, deposited in the capitalized interest account will be applied on the distribution dates occurring in _______, 200__, _______, 200__ and _______,
200__ to fund the monthly capitalized interest amount which will equal the interest accrued for each distribution date at the weighted average interest rates on the portion of the certificates having a principal balance in excess of the PRINCIPAL BALANCEs of the automobile loans, which portion will equal the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the seller on that date. See "Description of the Purchase Agreements and the Trust Documents -- ACCOUNTS."

         As described in the prospectus, all accounts will be eligible deposit accounts, acceptable to the insurer, so long as no insurer default has occurred and is continuing.

SERVICING COMPENSATION AND TRUSTEES' FEES

         The servicer will receive a basic servicing fee on each distribution date, which equals the product of __________ times _____% of the aggregate PRINCIPAL BALANCE of the automobile loans as of the opening of business on the first day of the related calendar month. So long as AmeriCredit is the servicer, a portion of the servicing fee will be distributable to the backup servicer for agreeing to stand by as successor servicer and for performing other functions. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

         The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

         These servicer functions include:

         o collecting and posting all payments, responding to obligor inquiries on the automobile loans,

         o        investigating delinquencies,

         o        reporting tax information to obligors,

         o        paying the disposition costs of defaulted accounts,

         o        policing the collateral,

         o        accounting for collections,

         o furnishing monthly and annual statements to the issuer and the insurer with respect to distributions, and

         o        generating federal income tax information.

         The basic servicing fee also will reimburse the servicer for:

         o        taxes,

         o        accounting fees,

         o        outside auditor fees,

         o        data processing costs, and

         o other costs incurred with administering the automobile loans and for paying the backup servicing fees.

         On each distribution date, the trustee will receive a fee, in an amount agreed upon by the trustee and the servicer, for its services as trustee and trust collateral agent during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

         The issuer will pay all these fees from the collection account.

CERTAIN ALLOCATIONS

         On each determination date, the servicer will deliver the servicer's certificate to the trustee, the owner trustee and the insurer specifying, among other things:

         o the amount of aggregate collections on the automobile loans, and

         o the aggregate PURCHASE AMOUNT of automobile loans to be purchased by the seller and the company, in the preceding calendar month.

         Based solely on the information contained in the servicer's certificate, on each determination date the trustee will deliver to the trust collateral agent, the insurer and the servicer a deficiency notice specifying the DEFICIENCY CLAIM AMOUNT, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the DEFICIENCY CLAIM AMOUNT to the collection account from amounts on deposit in collateral accounts maintained for the insurer's benefit.

         For any insured distribution date, the deficiency notice will consist of a written notice delivered by the trustee to the insurer, the servicer and any other person required under the insurance agreement, specifying the DEFICIENCY CLAIM AMOUNT for the insured distribution date.

         The determination date for any calendar month, is the earlier of:

         o the fourth business day preceding the related insured distribution date in the next calendar month; and

         o the [5th] day of the next calendar month, or if the [5th] day is not a business day, the next succeeding business day.

DISTRIBUTIONS

         DISTRIBUTION DATE CALCULATIONS AND PAYMENTS

         On or prior to each distribution date, the servicer will instruct the trustee to make the following distributions from AVAILABLE FUNDS in the following order of priority:

         1. To the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

         2. to the trustee, any accrued and unpaid trustees' fees and any accrued and unpaid trust collateral agent's fees, each to the extent the servicer has not previously paid the fees;

         3. to the certificate distribution account, the CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT;

         4. to the certificate distribution account, the CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE Amount, to be distributed as described under "Description of the Certificates-- PAYMENTS OF PRINCIPAL";

         5. to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;

         6. to the spread account, less certain investment earnings, any amount required to increase the amount in the spread account to its required level;

         7. to the certificate distribution account, less certain investment earnings, and together with amounts, if any, available according to the spread account's terms, the CERTIFICATEHOLDERS' ACCELERATED PRINCIPAL AMOUNT; and

         8. to the spread account, or as otherwise specified in the trust documents, any remaining funds.

         After considering all distributions made on the insured distribution date and the related distribution date, amounts in the spread account on any insured distribution date exceeding the Specified Spread Account Requirement for the distribution date, may be released to the certificateholders.

         If the certificates are accelerated following an event of default under the pooling and servicing agreement, amounts collected will be distributed in the order described above.

         INSURED DISTRIBUTION DATE CALCULATIONS AND PAYMENTS

         In the event that any servicer's certificate delivered by the servicer indicates that AVAILABLE FUNDS for a distribution date are insufficient to fully fund scheduled payments plus the amounts described in clauses 1 and 5 above, the trustee shall request the DEFICIENCY CLAIM AMOUNT for the spread account.

         Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of:

         o        AVAILABLE FUNDS with respect to a distribution date, plus

         o        any related DEFICIENCY CLAIM AMOUNT

is insufficient to fully fund scheduled payments plus the amount described in clauses 1 and 2 above, the trustee shall furnish to the insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim for the policy claim amount. The insurer will deposit the amounts it will pay under the notice into the certificate distribution account for payment to certificateholders on the related insured distribution date.

STATEMENTS TO CERTIFICATEHOLDERS

         On or prior to each insured distribution date, the trustee will forward a statement to the certificateholders detailing information required under the trust documents. These statements will be based on the information in the related servicer's certificate. Each statement that the trustee delivers to the certificateholders will include the following information regarding the certificates on the related distribution date and the related insured distribution date, as applicable:

(a)      the amount of the distribution(s) allocable to interest;

(b)      the amount of the distribution(s) allocable to principal;

(c) the amount of the distribution, if any, distributable under the policy claim;

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(d)      each class of certificates' aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

(e) the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in those amounts from the preceding statement;

(f)      the servicing fee paid for the related calendar month; and

(g) during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the Capitalized interest account.

         Each amount described in subclauses (a) through (f) for the certificates will be expressed as a dollar amount per $1,000 of the certificates' initial principal amount.

         Unless and until Definitive Certificates are issued, the pooling and servicing agreement trustee will send these reports to Cede & Co., as registered holder of the certificates and the nominee of DTC on the trust's behalf.

         After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a certificateholder:

         o a statement as to the aggregate amounts of interest and principal paid to the certificateholder,

         o information regarding the amount of servicing compensation the servicer received and

         o other information as the seller deems necessary to enable the certificateholder to prepare its tax returns.

CREDIT SUPPORT

         The ACCELERATED PRINCIPAL AMOUNT and the spread account result in credit support. The insurer will require the issuer to increase and maintain credit support at a level it establishes. This level changes over time, and may take two forms:

         o        the spread account, which is a funded cash reserve account;
                  and

         o        overcollateralization.

         The insurer may permit the required credit support level to reduce, or "step down," over time.

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         SPREAD ACCOUNT

         On the closing date, the issuer may fund the spread account with an initial cash deposit. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under "DISTRIBUTIONS" above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account on an insured distribution date will be available to fund any DEFICIENCY CLAIM AMOUNT, to the extent provided in the spread account agreement. Amounts on deposit in the spread account on any insured distribution date, after giving effect to all distributions made on the insured distribution date, in excess of the Specified Spread Account Requirement for the insured distribution date will be released to the seller without the certificateholder's consent.

         In addition, the seller, the insurer and the trust collateral agent may amend the spread account agreement - and any provisions in the insurance agreement relating to the spread account - in any respect, including, without limitation:

         o        reducing or eliminating the Specified Spread Account
                  Requirement;

         o reducing or eliminating the spread account funding requirements; and/or

         o permitting those funds to be used for the benefit of persons other than certificateholders without the consent of, or notice to, the trustee, or the certificateholders.

         The trust collateral agent shall not withhold or delay its consent to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion, on each insured distribution date the insurer must fund the full amount of each scheduled payment required to be paid and which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the certificateholders will bear any losses on the automobile loans.

         OVERCOLLATERALIZATION

         Overcollateralization is created by applying excess interest to the payment of principal on the certificates and is paid in the form of the CERTIFICATEHOLDERS' ACCELERATED PRINCIPAL AMOUNT. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the certificates, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest causes the outstanding PRINCIPAL BALANCE to pay down more quickly than the POOL BALANCE.

         If the insurer permits the required overcollateralization level to step down, principal collections which would otherwise be paid through to the certificateholders as part of the PRINCIPAL DISTRIBUTABLE AMOUNT may be released to the seller instead.

SERVICER TERMINATION EVENT

         A servicer termination event under the pooling and servicing agreement will consist of the occurrence and continuance of any of the following:

         o the servicer's failure to deliver any required payment to the trust collateral agent for distribution to the certificateholders, which failure continues unremedied for two business days, or any failure to deliver the servicer's certificate by the fourth business day prior to the insured distribution date;

         o the servicer's failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement (if the company is the servicer) which failure continues unremedied for [60] days after the issuer, the trust collateral agent or the issuer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, [60] days after any certificateholder gives the servicer written notice

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as the company is servicer, of any of its affiliates, and actions by the servicer, or, as long as the company is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

         o any servicer representation, warranty or statement that is proved incorrect in any material respect and which has a material adverse effect on the insurer's interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

         o so long as a insurer default shall not have occurred and be continuing, the insurer has not have delivered an extension notice;

         o so long as a insurer default shall not have occurred and be continuing, an insurance Agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities shall have occurred; or

         o        a claim is made under the policy.

         An insurer default includes the occurrence and continuance of any of the following events:

         (a)      the insurer's failure to make a required policy payment;

         (b)      the insurer's:

                  o filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

                  o general assignment for the benefit of its creditors, or

                  o having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

         (c) the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

                  o appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or

                  o authorizing a custodian, trustee, agent or receiver to take possession of the insurer or to take possession of all or any material portion of the property of the insurer.

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a servicer termination event remains unremedied:

         o provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

         o if an insurer default has occurred and is continuing, then the trust collateral agent or a certificate majority, the backup servicer, or any other successor servicer that the insurer appoints (so long as no insurer default has occurred and is continuing), will succeed to all the responsibilities, duties, and liabilities of the servicer.

         If the terminated servicer is not the company, the insurer will appoint a successor servicer or, if a insurer default has occurred and is continuing, the trust collateral agent will appoint a successor servicer.

         Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties.

WAIVER OF PAST DEFAULTS

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the prospectus, the insurer may, on behalf of all certificateholders, waive any default by the servicer under the sale and servicing agreement and its consequences. No waiver will impair the certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the prospectus, the seller and the servicer with the consent of the trustee - which consent may not be unreasonably withheld - and with the insurer's consent, so long as no insurer default has occurred and is continuing, but without the consent of the certificateholders, may amend the pooling and servicing agreement. The agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any certificateholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect insurer's interests. The seller, the servicer and the trustee may also amend the pooling and servicing agreement with the insurer's, trustee's and the holders of a majority of the principal amount of the certificates' outstanding consent to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the certificateholders; PROVIDED that the action will not:

         o increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the certificateholders; or

         o reduce the percentage of the certificateholders required to consent to any amendment, without, in either case, the consent of the holders of all certificates outstanding. However, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of the insurer.

         The seller and servicer must deliver to the trustee and the insurer upon the execution and delivery of the pooling and servicing agreement and any amendment to the pooling and servicing agreement an opinion of counsel, satisfactory to the trustee, that all financing statements and continuation statements have been filed.


                                   THE POLICY

         The following statements summarize the material terms of the Policy. This summary does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the certificates, the insurer will deliver the Policy to the trust collateral agent as agent for the trustee for the benefit of each certificateholder. Under the Policy, the insurer will unconditionally and irrevocably guarantee to the trust collateral agent, on each insured Distribution Date, for the benefit of each certificateholder the full and complete payment of (i) Scheduled Payments (as defined below) on the certificates and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the Policy, certificateholders do not have the right to make a claim directly under the Policy, but may sue to compel the trust collateral agent to do so.

         The "Insured Distribution Date" will be the twelfth day of each month, or, if such twelfth day is not a Business Day, the next following Business Day. In the event that, on any Distribution Date, the certificateholders did not receive the full amount of the Scheduled Payment then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related interest rate) shall be due and distributable and shall be funded on the insured Distribution Date either from the Spread Account or from the proceeds of a drawing under the Policy. The Record Date applicable to an insured Distribution Date shall be the Record Date applicable to the related Distribution Date.

         "Scheduled Payments" means payments which are required to be made on the certificates during the term of the Policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the pooling and servicing agreement that has not been consented to by the insurer, which payments, with respect to any insured Distribution Date, are (i) the CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT, with respect to the related Distribution Date,
(ii) the CERTIFICATEHOLDERS' REMAINING PARITY DEFICIT AMOUNT with respect to the related Distribution Date and (iii) with respect to the Final Scheduled Distribution Date for any class of certificates, the outstanding principal amount of such class on such Final Scheduled Distribution Date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the Policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis,
(c) the occurrence of an Event of Default under the pooling and servicing agreement or (d) any other cause, unless the insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the certificates in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT or of a CERTIFICATEHOLDERS' INTEREST CARRYOVER AMOUNT due to certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer, (y) any portion of a CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT due to certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Policy or (z) any

Certificate Prepayment Amounts, unless the insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any certificateholder by any governmental authority due in connection with the payment of any Scheduled Payment to a certificateholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the certificates.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the [fourth] Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the certificateholder is required to return Scheduled Payments made with respect to the certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law,
(B) a certificate of the certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the certificateholder, in such form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the Trust or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the insurer from the trust collateral agent of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any certificateholder directly (unless a certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such certificateholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the Sale and Servicing Agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each certificateholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

         The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the Trust collateral agent, and the trust collateral agent may submit an amended notice.

         Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, New York, New York or Columbus, Ohio or any other location of any successor servicer, or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

         The insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the Policy whether or not such funds are properly applied by the Trust collateral agent.

         The insurer shall be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

         It is a condition to issuance that the Class A Certificates be rated [A-l+] by S&P and [P-l] by Moody's, and that the Class B Certificates, be rated [AAA] by S&P and [Aaa] by Moody's. The ratings by the Rating Agencies of the certificates will be (i) with respect to the Class A Certificates, without regard to the Policy in the case of S&P and substantially based on the Policy in the case of Moody's and (ii) with respect to the Class B Certificates, based on the issuance of the Policy. To the extent that such ratings are based on the Policy, such ratings apply to distributions due on the insured Distribution Dates, and not to distributions due on the Distribution Dates. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the certificates. See "Ratings" herein.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the certificates only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies; tax-exempt organizations; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; holders that will hold the certificates as part of a hedge, straddle, appreciated financial position or conversion transaction; and holders that will hold the certificates as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus.

         You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the certificates.

TAX CHARACTERIZATION OF THE TRUST

         Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

TAX CONSEQUENCES TO THE HOLDERS OF THE CERTIFICATES

         Owners of beneficial interests in the certificates will report their PRO RATA share of all income earned on the auto loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations in the case of such owners who are individuals, trusts or estates, beneficial owners may deduct their PRO RATA share of reasonable servicing and other fees. See "Material Federal Income Tax Consequences -- Grantor Trust Securities" in the accompanying prospectus.

         DISCOUNT AND PREMIUM

         Grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. See "Material Federal Income Tax Consequences -- Grantor Trust Securities -- TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES" and "--Discount and Premium -- ORIGINAL ISSUE DISCOUNT" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1% ABS]. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a certificate for less than its principal amount maybe subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- MARKET DISCOUNT" in the accompanying prospectus. A subsequent purchaser who buys a certificate for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- PREMIUM" in the accompanying prospectus.

         SALE OR REDEMPTION OF THE CERTIFICATES

         If a certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the certificate. See "Material Federal Income Tax Consequences -- Grantor Trust Securities -- SALES OF GRANTOR TRUST SECURITIES" in the accompanying prospectus.

         OTHER MATTERS

         For a discussion of backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences -- Backup Withholding and Information Reporting" and "-- Foreign Investors -- GRANTOR TRUST SECURITIES, DEBT SECURITIES AND FASIT REGULAR SECURITIES" in the accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

         You should consider the state and local income tax consequences involved in purchasing, owning and disposing of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

         The certificates may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations - ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES."

         The Department of Labor has issued to the underwriters individual prohibited transaction exemptions which, as described in the prospectus, generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing beneficial ownership interests in a trust which holds secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter exemptions include loans such as the automobile loans.

         As of the initial cut-off date, there is no single automobile loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter exemptions, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the exemption and (2) that the conditions and other requirements set forth in the underwriter exemptions would be satisfied.

         Any plan fiduciary considering the purchase of a certificate may wish to consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter exemptions prior to making an investment in the certificates. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of the certificates to a plan is not a representation by the company or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                     RATINGS

         It is a condition to the certificates' issuance that the Class A Certificates be rated [A-1+] by S&P, and [P-1] by Moody's , and that the Class B Certificates be rated [AAA] by S&P and [Aaa] by Moody's.

         The certificates' ratings will be:

         o [without regard to the policy in the case of S&P and substantially based on the policy in the case of Moody's for the Class A Certificates, and

         o based primarily on the policy for the Class B of Certificates.]

         To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the certificates do not represent address the likelihood of the receipt by the certificateholders of all distributions to which the certificateholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

         Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the certificates. Each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name below:

                              CLASS A CERTIFICATES

                                                                                 PRINCIPAL AMOUNT
                                                                                 ----------------
[Underwriter]...............................................................     $
[Underwriter]...............................................................
[Underwriter]...............................................................
[Underwriter]...............................................................
      Total.................................................................     $

                              CLASS B CERTIFICATES

                                                                                 PRINCIPAL AMOUNT
                                                                                 ----------------
[Underwriter]...............................................................     $
[Underwriter]...............................................................
[Underwriter]...............................................................
[Underwriter]...............................................................
      Total.................................................................     $

         The underwriters have advised the seller that they propose initially to offer the certificates to the public at the prices listed below, and to dealers at prices less the initial concession not in excess of _____% per Class A Certificate and _____% per Class B Certificate. The underwriters may allow and dealers may reallow a concession not in excess of _____% per Class A Certificate and _____% per Class B Certificate to other dealers. After the initial public offering of the certificates, the public offering prices and such concessions may be changed.

         Each underwriter has represented and agreed that:

         o it has not offered or sold, and will not offer or sell, any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

         o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom and

         o it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt.

         In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the certificates at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.


                                     EXPERTS

         The consolidated balance sheets of [Insurer] and its subsidiaries as of _______, 200__ and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended __________, incorporated by reference in this prospectus supplement, are incorporated in reliance on the report of [Independent Accountant], independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of the issuer as of __________, 200_ included in this prospectus supplement has been so included in reliance on the report of [Independent Accountant], independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain federal income tax and other matters have been passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the certificates have been passed upon for the [company] by Dewey Ballantine LLP, New York, New York. Certain legal matters have been passed upon for the [Insurer] by ____________________, [Assistant] General Counsel, to the Insurer. [Insurer] is represented by ______________________, New York, New York.

                                    GLOSSARY

ACCELERATED PRINCIPAL AMOUNT means for a distribution date, an amount which equals the lesser of

         (x)      the sum of:

                  (a) the excess, if any, of the amount of Available Funds on the distribution date over the amounts distributable on the distribution date under clauses 1 through 6 under "Distributions"

                  plus

                  (b) amounts, if any, available according to the terms of the spread account agreement; and

         (y)      the excess, if any, on the distribution date of:

                  (a) the Pro Forma Certificate Balance for the distribution date minus

                  (b) the Required Pro Forma Certificate Balance for the distribution date, and

                  (c) the amount necessary, after taking into account all other distributions to be made on the date, to reduce the principal balance of the Class A Certificates to zero.

ADDITIONAL FUNDS AVAILABLE means, with respect to any insured distribution date, the sum of:

         (a) the Deficiency Claim Amount, if any, received by the trustee with respect to the insured distribution date plus

         (b) the Insurer Optional Deposit, if any, received by the trustee with respect to the insured distribution date.

AMOUNT FINANCED means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced for:

         o        accessories,

         o        insurance premiums,

         o        service,

         o        car club and warranty contracts,

         o other items customarily financed as part of retail automobile installment sale contracts or promissory certificates, and related costs.

AVAILABLE FUNDS means, for any calendar month, the sum of:

         (1)      the Collected Funds for the calendar month;

                  plus

         (2) all Purchase Amounts deposited in the collection account during the calendar month, plus income on investments held in the collection account;

                  plus

         (3) the monthly capitalized interest amount for the distribution date which immediately follows the calendar month;

                  plus

         (4) the proceeds of any liquidation of the assets of the issuer, other than NET LIQUIDATION PROCEEDS;

                  plus

         (5) any remaining pre-funded amount applied to the mandatory redemption of the certificates.

CERTIFICATEHOLDERS' ACCELERATED PRINCIPAL AMOUNT means, for any distribution date, the Certificateholders' Percentage of the Accelerated Principal Amount on the distribution date, if any.

CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT means, any distribution date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

CERTIFICATEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any class of certificates and any determination date, all or any portion of the Certificateholders' Interest Distributable Amount for the class for the immediately preceding distribution date, and any outstanding Certificateholders' Interest Carryover Amount still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of certificates from the preceding distribution date to but excluding the determination date.

CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Certificateholders' Monthly Interest Distributable Amount for each class of certificates for the distribution date and the Certificateholders' Interest Carryover Amount, if any, for each class of certificates, calculated as of the distribution date.

CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date and any class of certificates, that the interest accrued during the applicable interest period shall accrue on the principal amount of the certificates of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date. However, if the principal balance is further reduced by a principal payment on the insured distribution date immediately following the prior distribution date, then the interest shall accrue:

         o from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal balance outstanding as of the end of the prior distribution date - or, in the case of the first distribution date, as of the closing date; and

         o from and including the insured distribution date, to, but excluding, the following distribution date, on the principal balance outstanding as of the end of the insured distribution date, calculated on the basis of a 360-day year and:

                       [(a) in the case of the Class A Certificates the actual
                  number of days elapsed; and

                       (b) in the case of the Class B Certificates twelve 30-day
                  months.]

CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the Certificateholders' Percentage of the Principal Distributable Amount.

CERTIFICATEHOLDERS' PARITY DEFICIT AMOUNT means, for any distribution date, the excess, if any, of:

                  (x) the aggregate remaining principal balance outstanding on the distribution date, after giving effect to all reductions in the aggregate principal balance from sources other than:

                  o        the spread account and

                  o        the policy

                  over;

                  (y) the sum of the Pool Balance and the pre-funded amount at the end of the prior calendar month.

CERTIFICATEHOLDERS' PERCENTAGE means:

         o for each distribution date prior to the distribution date on which the Class A Certificates are fully paid, 100%;

         o on the distribution date on which the Class B Certificates are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class B Certificates immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

         o        for any distribution date thereafter, zero.

CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER AMOUNT means, as of any determination date, all or any portion of the Certificateholders' Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Amount from the preceding distribution date which remains unpaid.

CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, other than the final scheduled distribution date for any class of certificates, the sum of the Certificateholders' Monthly Principal Distributable Amount for the distribution date and the Certificateholders' Principal Carryover Amount, if any, as of the distribution date.

         The Certificateholders' Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

                  (1) the Certificateholders' Monthly Principal Distributable Amount for the distribution date;

                  (2) the Certificateholders' Principal Carryover Amount as of the distribution date; and

                  (3) the excess of the outstanding principal amount of the class of certificates, if any, over the amounts described in clauses (1) and (2).

CERTIFICATEHOLDERS' REMAINING PARITY DEFICIT AMOUNT means, for any distribution date:

         o the Certificateholders' Parity Deficit Amount for the distribution date minus

         o any reduction in the certificate's aggregate principal balance on the distribution date which is funded from the spread account.

COLLECTED FUNDS means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all

Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

CRAM DOWN LOSS means, for any automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

         o the excess of the automobile loan's Principal Balance immediately prior to the order over the automobile loan's Principal Balance as reduced; and/or

         o if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan's net present value - using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

INSURER OPTIONAL DEPOSIT means, for any insured distribution date, an amount other than the Policy Claim Amount delivered by the insurer, at its sole option, for deposit into the collection account for any of the following purposes:

         o to provide funds to pay the fees or expenses of any of the issuer's service providers for the insured distribution date; or

         o to include those amounts as part of Additional Funds Available for the insured distribution date to the extent that without them a draw would be required to be made on a policy.

NET LIQUIDATION PROCEEDS means, for Liquidated Automobile Loans:

         o proceeds from the underlying financed vehicles' disposition, minus

         o the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law;

         o        any insurance proceeds; or

         o        other monies received from the obligor.

POLICY CLAIM AMOUNT means  for any insured distribution date, the  sum of

         (x)      the excess, if any, without duplication, of:

         o the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Parity Deficit Amount for the related distribution date, together with:

                  (a) if the related distribution date was the mandatory redemption date, the Certificate Prepayment Amount; and

                  (b) if the related distribution date was the final scheduled distribution date for any class, the unpaid principal balance of the class;

         over

         o        the sum of:

                  (a) the amount actually deposited into the Certificate payment account on the related distribution date; and

                  (b) Additional Funds Available, if any, for the insured distribution date plus

         (y) the Certificateholders' Interest Carryover Amount, if any, which has accrued since the related distribution date.

PRINCIPAL BALANCE means, with respect to any automobile loan, as of any date, the Amount Financed minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the automobile loan, and (b) any Cram Down Loss in respect of the automobile loan. The "Principal Balance" of a Liquidated Automobile Loan or a PURCHASED AUTOMOBILE LOAN shall be zero.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the amount equal to the excess, if any, of:

                  (x) the sum of the following amounts for the related calendar month, computed according to the simple interest method:

         o collections received on automobile loans, other than liquidated and Purchased Automobile Loans, allocable to principal, including full and partial principal prepayments;

         o the Principal Balance of all automobile loans, other than Purchased Automobile Loans, that became Liquidated Automobile Loans during the calendar month,

         o (A) the portion of the Purchase Amount allocable to principal of all automobile loans that became Purchased Automobile Loans as of the immediately preceding record date;

         o (B) at the option of the insurer, the outstanding Principal Balance of those automobile loans that the seller or the company was required repurchase during the calendar month but were not repurchased; and

         o the aggregate amount of Cram Down Losses during the related calendar month over

                  (y) the Step-Down Amount, if any, for the distribution date.

PRO FORMA CERTIFICATE BALANCE means, for any distribution date, the aggregate remaining principal balance of the certificates outstanding on the distribution date, after giving effect to distributions under clauses 1 through 4 under "Distributions."

PURCHASE AMOUNTS means, for any automobile loan, the Principal Balance as of the date of purchase.

PURCHASED AUTOMOBILE LOAN means an automobile loan purchased as of the close of business on the last day of a collection period by the company as the result of a breach of a covenant or as an exercise of its optional redemption right.

REQUIRED PRO FORMA CERTIFICATE BALANCE means, for any distribution date, a dollar amount equal to product of

         (x) [91.0];

         multiplied by

         (y) the Pool Balance at the end of the prior calendar month.

STEP-DOWN AMOUNT means, for any distribution date, the excess, if any, of:

         (x) the Required Pro Forma Certificate Balance;

         minus

         (y) the Pro Forma Certificate Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (x) of the definition of "Principal Distributable Amount" is distributed as principal on the certificates.

                                     ANNEX I

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

         Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS

         Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to Certificate that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

                  (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the certificates.

                  EXEMPTION FOR NON-U.S. PERSONS - FORM W-8BEN

                  Beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                  EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME - FORM W-8ECI

                  A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES-FORM W-8BEN

                  A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION FOR U.S. PERSONS-FORM W-9

                  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Request for Taxpayer Identification Number and Certification.

                  A U.S. PERSON is:

                  (1) a citizen or resident of the United States;

                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

                  (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                  (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  A NON-U.S. PERSON is any person who is not a U.S. person.

Prospectus
--------------------------------------------------------------------------------
AMERICREDIT FINANCIAL SERVICES, INC.          AUTOMOBILE RECEIVABLE ASSET-BACKED
SERVICER                                          SECURITIES, ISSUABLE IN SERIES
--------------------------------------------------------------------------------

------------------------------------------        THE SECURITIES --
WE SUGGEST THAT YOU READ THE SECTION
ENTITLED "RISK FACTORS" ON PAGE 11 OF             o    will be issued from time to time in series;
THIS PROSPECTUS AND CONSIDER THESE
FACTORS BEFORE MAKING A DECISION TO               o    will be backed primarily by one or more pools of
INVEST IN THESE SECURITIES.                            "non-prime" automobile loans held by the issuer;

These securities are automobile loan              o    will be rated in one of the four highest rating
asset-backed securities which represent                categories by at least one nationally recognized
interests in or obligations of the issuer              statistical rating organization; and
issuing that series of securities and
are not interests in or obligations of            o    may have the benefit of one or more forms of credit
any other person or entity.                            enhancement, such asinsurance policies,
                                                       overcollateralization, subordination or reserve funds.
Neither these securities nor the
automobile loans will be insured or               THE ASSETS --
guaranteed by any governmental agency
or instrumentality.                               The assets of each issuer will primarily consist of a pool of "non-prime" automobile loans, funds on deposit in one or
Retain this prospectus for future                 more accounts and forms of credit support described in this
reference. This prospectus may not be             prospectus and in the prospectus supplement. "Non-prime"
used to consummate sales of securities            automobile loans are automobile loans made to borrowers with
unless accompanied by the prospectus              limited credit histories or modest incomes or who have
supplement relating to the offering of            experienced prior credit difficulties.
these securities.

------------------------------------------





NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS ____________, 2001

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

         This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
Summary of Prospectus.............................................................................................6
         Issuer...................................................................................................6
         Company..................................................................................................6
         Servicer.................................................................................................6
         Trustee..................................................................................................6
         The Securities...........................................................................................6
         Trust Property...........................................................................................7
         Payment Date.............................................................................................8
         Record Date..............................................................................................8
         Remittance Period........................................................................................8
         Credit Enhancement.......................................................................................8
         Cross-Collateralization..................................................................................8
         Registration of Securities...............................................................................9
         Optional Termination.....................................................................................9
         Mandatory Termination....................................................................................9
         Material Federal Income Tax Consequences.................................................................9
         ERISA Considerations....................................................................................10
         Ratings.................................................................................................10
Risk Factors.....................................................................................................11
The Company and the Servicer.....................................................................................19
The Trustee......................................................................................................19
The Issuer.......................................................................................................19
The Trust Property...............................................................................................19
The Automobile Loans.............................................................................................20
         Automobile Loan Pools...................................................................................20
         The Automobile Loans....................................................................................20
                  Rule of 78s Automobile Loans...................................................................21
                  Fixed Value Automobile Loans...................................................................21
                  Simple Interest Automobile Loans...............................................................21


                                       2

         Delinquencies, Repossessions, and Net Loss Information on the Automobile Loans..........................22
         Maturity and Prepayment Considerations on the Automobile Loans..........................................22
AmeriCredit's Automobile Financing Program.......................................................................23
         General.................................................................................................23
                  Target Market..................................................................................23
                  Marketing......................................................................................23
                  Branch Office Network..........................................................................24
         Underwriting and Purchasing Contracts...................................................................25
                  Proprietary Credit Scoring System and Risk-based Pricing.......................................25
                  Indirect Loan Approval Process.................................................................26
                  Direct Loan Approval Process...................................................................27
         Servicing and Collections Procedures....................................................................27
                  General........................................................................................27
                  Repossessions..................................................................................28
                  Charge-Off Policy..............................................................................29
         Risk Management.........................................................................................29
                  Overview.......................................................................................29
                  Behavioral Scoring.............................................................................29
                  Collateral Value Management....................................................................29
                  Compliance Audits..............................................................................30
Pool Factors.....................................................................................................30
Use of Proceeds..................................................................................................30
Description of the Securities....................................................................................31
         General.................................................................................................31
         General Payment Terms of Securities.....................................................................32
         Distribution Dates......................................................................................33
         Determination of Principal and Interest on the Securities...............................................33
         Soft Bullets............................................................................................34
         Fixed Rate Securities...................................................................................34
         Floating Rate Securities................................................................................34
         Indexed Securities......................................................................................35
         Scheduled Amortization Securities; Companion Securities.................................................36
         Book-Entry Registration.................................................................................36
         Definitive Securities...................................................................................40
         Reports to Securityholders..............................................................................41
         Forward Commitments; Pre-Funding........................................................................41
Description of the Trust Agreements..............................................................................42
         Sale and Assignment of the Automobile Loans.............................................................42
         Accounts................................................................................................43
         The Servicer............................................................................................44
         Servicing Procedures....................................................................................44
         Payments on Automobile Loans............................................................................44
         Servicing Compensation..................................................................................45
         Distributions...........................................................................................46
         Credit and Cash Flow Enhancements.......................................................................46
         Statements to Indenture Trustees and Trustees...........................................................47


                                       3


         Evidence as to Compliance...............................................................................47
         Matters Regarding the Servicer..........................................................................47
         Servicer Termination Event..............................................................................48
         Rights upon Servicer Termination Event..................................................................48
         Waiver of Past Defaults.................................................................................49
         Amendment...............................................................................................49
         Insolvency Event........................................................................................49
         Termination.............................................................................................50
Material Legal Aspects of the Automobile Loans...................................................................51
         General.................................................................................................51
         Security Interests in the Financed Vehicles.............................................................51
                  General........................................................................................51
                  Perfection.....................................................................................51
                  Continuity of Perfection.......................................................................52
                  Priority of Certain Liens Arising by Operation of Law..........................................53
         Repossession............................................................................................54
         Notice of Sale; Redemption Rights.......................................................................54
         Deficiency Judgments and Excess Proceeds................................................................54
         Consumer Protection Laws................................................................................55
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................57
         Other Limitations.......................................................................................57
Material Federal Income Tax Consequences.........................................................................58
         General.................................................................................................58
         Grantor Trust Securities................................................................................59
                  Taxation of Beneficial Owners of Grantor Trust Securities......................................59
                  Sales of Grantor Trust Securities..............................................................60
                  Grantor Trust Reporting........................................................................60
         Debt Securities.........................................................................................60
                  Taxation of Beneficial Owners of Debt Securities...............................................61
                  Sales of Debt Securities.......................................................................61
                  Debt Securities Reporting......................................................................61
         Partnership Interests...................................................................................61
                  Taxation of Beneficial Owners of Partnership Interests.........................................62
                  Sale or Exchange of Partnership Interests......................................................62
                  Partnership Reporting..........................................................................63
         FASIT Securities........................................................................................64
                  Taxation of Beneficial Owners of FASIT Regular Securities......................................64
                  Taxes on a FASIT Trust.........................................................................67
         Discount and Premium....................................................................................67
                  Original Issue Discount........................................................................68
                  Market Discount................................................................................70
                  Premium........................................................................................71
                  Special Election...............................................................................71
         Backup Withholding and Information Reporting............................................................71
         Foreign Investors.......................................................................................72
                  Grantor Trust Securities, Debt Securities, and FASIT Regular Securities........................72



                                       4


                  High-Yield FASIT Regular Securities............................................................72
                  Partnership Interests..........................................................................73
State and Local Tax Consequences.................................................................................73
ERISA Considerations.............................................................................................73
         General.................................................................................................73
         ERISA Considerations regarding Securities which are Certificates........................................74
                  Plan Assets....................................................................................74
                  Underwriter Exemptions.........................................................................75
         ERISA Considerations regarding Securities which are Notes...............................................77
         Consultation With Counsel...............................................................................78
Methods of Distributions.........................................................................................78
Legal Opinions...................................................................................................80
Incorporation by Reference.......................................................................................80
Financial Information............................................................................................80

                              SUMMARY OF PROSPECTUS

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUER

The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

COMPANY

AmeriCredit Financial Services, Inc., a Delaware corporation. The company's principal offices are located at 801 Cherry Street, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000. SERVICER AmeriCredit Financial Services, Inc.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

THE SECURITIES

Each class of securities will be either:

     o    certificates evidencing beneficial ownership in the trust property; or

     o    notes representing indebtedness of the issuer.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

     o are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

     o are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

     o have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

     o will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

     o are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

     o has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

     o    upon the occurrence of specified events;

     o    in accordance with a schedule or formula; or

     o on the basis of collections from designated portions of the related pool of automobile loans.

TRUST PROPERTY

As specified in the prospectus supplement, the trust property may consist of:

     o a pool consisting primarily of "non-prime" automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies received relating to the contracts;

     o a security interest in the underlying automobiles and light duty trucks and the proceeds from the disposition of automobiles and light duty trucks, and property relating to the automobiles and trucks;

     o Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

     o fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

     o simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments;

     o amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

     o    credit enhancement for the trust property or any class of securities;
          and

     o    interest on short-term investments.

If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

"Non-prime" automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

PAYMENT DATE

As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

RECORD DATE

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

REMITTANCE PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a remittance period to the related trustee prior to the related payment date.

CREDIT ENHANCEMENT

As described in the prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

     o a policy issued by an insurer specified in the related prospectus supplement;

     o    a reserve account;

     o    letters of credit;

     o    credit or liquidity facilities;

     o    third party payments or other support;

     o    cash deposits or other arrangements;

     o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

     o    subordination, cross-collateralization and over-collateralization.

CROSS-COLLATERALIZATION

As described in the prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

The common pool of credit enhancement may consist of one or more of the following:

     o    a master reserve account;

     o    a master insurance policy; or

     o    a master collateral pool.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

REGISTRATION OF SECURITIES

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

     o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

     o debt issued by a trust or by the company secured by the underlying automobile loans;

     o    interests in a trust which is treated as a partnership; or

     o regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 70 in this prospectus and in the prospectus supplement.

RATINGS

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

                                  RISK FACTORS

    This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES,   A secondary market for these securities is
AND MAY HAVE TO HOLD YOUR SECURITIES TO        unlikely to develop. If it does develop, it
MATURITY EVEN THOUGH YOU MAY WANT TO SELL.     may not provide you with sufficient liquidity
                                               of investment or continue for the life of
                                               these securities. The underwriters may
                                               establish a secondary market in the
                                               securities, although no underwriter will be
                                               obligated to do so. The securities are not
                                               expected to be listed on any securities
                                               exchange or quoted in the automated quotation
                                               system of a registered securities
                                               association.

                                               Issuance of the securities in book-entry form
                                               may also reduce the liquidity in the
                                               secondary trading market, since some
                                               investors may be unwilling to purchase
                                               securities for which they cannot obtain
                                               definitive physical securities.

PREPAYMENTS ON THE AUTOMOBILE LOANS COULD      The yield to maturity of the securities may
CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECT,  be adversely affected by a higher or lower
WHICH MAY ADVERSELY AFFECT YOUR YIELD TO       than anticipated rate of prepayments on the
MATURITY.                                      automobile loans. If you purchase a security
                                               at a premium based on your expectations as to
                                               its maturity or weighted average life, and
                                               the security pays principal more quickly than
                                               you expected, your yield will be reduced and
                                               you may not recover the premium you paid.
                                               Similarly, if you purchase a security at a
                                               discount based on your expectations as to its
                                               maturity or weighted average life, and the
                                               security pays principal more slowly than you
                                               expected, your yield will be lower than you
                                               anticipated.

                                               The yield to maturity on interest only
                                               securities will be extremely sensitive to the
                                               rate of prepayments on the contracts. If the
                                               automobile loans prepay very quickly the
                                               yield on an interest only security could be
                                               dramatically reduced.

                                               The automobile loans may be prepaid in full
                                               or in part at any time.

                                               We cannot predict the rate of prepayments of
                                               the automobile loans, which is influenced by
                                               a wide variety of economic, social and other
                                               factors, including among others,
                                               obsolescence, the prevailing interest rates,
                                               availability of alternative financing, local
                                               and regional economic conditions and natural
                                               disasters. Therefore, we can give no
                                               assurance as to the level of prepayments that
                                               a trust will experience.

                                               Your securities could be subject to optional
                                               or mandatory redemption features, exposing
                                               you to investment risk.

                                               One or more classes of securities of any
                                               series may be subject to optional or
                                               mandatory redemption in whole or in part, on
                                               or after a specified date, or on or after the
                                               time when the aggregate outstanding principal
                                               amount of the automobile loans or the
                                               securities is less than a specified amount or
                                               percentage.

                                               Since prevailing interest rates may
                                               fluctuate, we cannot assure you that you will
                                               be able to reinvest these amounts at a yield
                                               equaling or exceeding the yield on your
                                               securities. You will bear the risk of
                                               reinvesting unscheduled distributions
                                               resulting from a redemption.

THE TRUST ASSETS CONSIST MAINLY OF LOANS MADE  The trust assets consist primarily of
TO "NON-PRIME" BORROWERS.                      "non-prime" automobile loans originated under
                                               lending programs of the company designed to
                                               serve consumers who have limited access to
                                               traditional automobile financing. There is a
                                               high degree of risk associated with non-prime
                                               borrowers. The typical non-prime borrower

                                               may have had previous financial difficulties
                                               or may not yet have sufficient credit
                                               history. Because the company serves consumers
                                               who are unable to meet the credit standards
                                               imposed by most traditional automobile
                                               financing services, it charges interest at
                                               higher rates than those charged by many
                                               traditional financing sources. "Non-prime"
                                               automobile loans such as those included in
                                               trust assets therefore entail relatively
                                               higher risk and may be expected to experience
                                               higher levels of delinquencies and credit
                                               losses than automobile loans originated by
                                               traditional automobile financing sources.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE       Credit enhancement may be provided in limited
LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE,  amounts to cover some, but not all, types of
AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES  losses on the contracts and may reduce over
OR RISKS ON YOUR INVESTMENT.                   time in accordance with a schedule or
                                               formula. Furthermore, credit enhancement may
                                               provide only very limited coverage as to some
                                               types of losses, and may provide no coverage
                                               as to other types of losses. Credit
                                               enhancement does not directly or indirectly
                                               guarantee to the investors any specified rate
                                               of prepayments, which is one of the principal
                                               risks of your investment. The amount and
                                               types of credit enhancement coverage, the
                                               identification of any entity providing the
                                               credit enhancement, the terms of any
                                               subordination and any other information will
                                               be described in the accompanying prospectus
                                               supplement.

POSSESSION OF THE AUTOMOBILE LOANS BY THE      Any insolvency by the company, the servicer,
COMPANY COMBINED WITH THE INSOLVENCY OF THE    or a third party while in possession of the
COMPANY, THE SERVICER, OR OTHER PARTY, MAY     automobile loans may result in competing
CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.  claims to ownership or security interests in the automobile loans which could result in
                                               delays in payments on the securities, losses
                                               to securityholders or the repayment of the
                                               securities.

                                               In addition, if the company, the servicer, or
                                               a third party while in possession of the
                                               automobile loans, sells or pledges and
                                               delivers them to another party, that party
                                               could acquire an interest in the automobile
                                               loans with priority over the trustee's
                                               interest. This could result in

                                               delays in payments on the securities, losses
                                               to you or the repayment of the securities.

STATE LAWS AND OTHER FACTORS MAY LIMIT THE     State laws may prohibit, limit, or delay
COLLECTION OF PAYMENTS ON THE AUTOMOBILE       repossession and sale of the vehicles to
LOANS AND REPOSSESSION OF THE VEHICLES.        recover losses on defaulted automobile loans.
                                               As a result, you may experience delays in
                                               receiving payments and suffer losses.

                                               Additional factors that may affect the
                                               issuer's ability to recoup the full amount
                                               due on an automobile loan include:

                                               - the company's failure to file amendments to
                                                 certificates of title relating to the
                                                 vehicles;

                                               - the company's failure to file financing
                                                 statements to perfect its security interest
                                                 in the vehicle;

                                               - depreciation;

                                               - obsolescence;

                                               - damage or loss of any vehicle; and

                                               - the application of federal and state
                                               bankruptcy and insolvency laws.

INSOLVENCY OF THE COMPANY MAY CAUSE YOUR       In some circumstances, a bankruptcy of the
PAYMENTS TO BE REDUCED OR DELAYED.             company may reduce payments to you. The
                                               company will structure the transactions
                                               contemplated by this prospectus to guard
                                               against the trust property becoming property
                                               of the bankruptcy estate of the company.
                                               These steps include the creation of one or
                                               more separate limited-purpose subsidiaries,
                                               which contain restrictions on the nature of
                                               their businesses and their ability to
                                               commence a voluntary bankruptcy case or
                                               proceeding. The company believes that the
                                               transfer of the automobile loans to a
                                               limited-purpose subsidiary should be treated
                                               as an absolute and unconditional assignment
                                               and transfer.

                                               However, in the event of an insolvency of the
                                               company a court or bankruptcy trustee could
                                               attempt to:

                                               - recharacterize the transfer of the
                                                 automobile loans by the company to the
                                                 subsidiary as a borrowing by the company
                                                 from the subsidiary or the related
                                                 securityholders secured by a pledge of the
                                                 automobile loans; or

                                               - consolidate the assets of the subsidiary
                                                 with those of the company because the company
                                                 will own the equity interests of the
                                                 subsidiary.

                                               If a recharacterization attempt is
                                               successful, a court could elect to accelerate
                                               payment of the securities and liquidate the
                                               automobile loans. Then you may only be
                                               entitled to the outstanding principal amount
                                               and interest on the securities at the
                                               interest rate on the date of payment. A
                                               recharacterization attempt, even if
                                               unsuccessful, could result in delays in
                                               payments to you.

                                               If either attempt is successful, the
                                               securities would be accelerated and the
                                               trustee's recovery on your behalf could be
                                               limited to the then current value of the
                                               automobile loans. Consequently, you could
                                               lose the right to future payments and you may
                                               not receive your anticipated interest and
                                               principal on the securities.

COMMINGLING OF FUNDS WITH THE COMPANY'S FUNDS  While the company is the servicer, cash
MAY RESULT IN REDUCED OR DELAYED PAYMENTS TO   collections held by the company may be
YOU.                                           commingled and used for the company's benefit
                                               prior to each payment date.

                                               If bankruptcy proceedings are commenced with
                                               respect to the company while acting as
                                               servicer, the company (if not the servicer),
                                               the issuer, or the trustee, may not have a
                                               perfected security interest and any funds
                                               then held by the servicer may be unavailable
                                               to securityholders.

LOSSES AND DELINQUENCIES ON THE AUTOMOBILE     We cannot guarantee that the delinquency and
LOANS MAY DIFFER FROM THE COMPANY'S            loss levels of the automobile loans in the
HISTORICAL LOSS AND DELINQUENCY LEVELS.        trust will correspond to the historical
                                               levels the company experienced on its loan
                                               and vehicle portfolio. There is a risk that
                                               delinquencies and losses could increase or
                                               decline significantly for various reasons
                                               including:

                                               - changes in the federal income tax laws; or

                                               - changes in the local, regional or national
                                                 economies.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE   There is no recourse against the company. The
COMPANY FOR LOSSES.                            securities represent obligations solely of
                                               the trust or debt secured by the trust
                                               property. No securities will be guaranteed by
                                               the company, the servicer, or the applicable
                                               trustee. Consequently, if payments on the
                                               automobile loans, and to the extent
                                               available, any credit enhancement, are
                                               insufficient to pay the securities in full,
                                               you have no rights to obtain payment from the
                                               company.

USED VEHICLES INCLUDED IN THE AUTOMOBILE LOAN  Some or all of the assets of a trust may
POOL MAY INCUR HIGHER LOSSES THAN NEW          consist of loans to finance the purchase of
AUTOMOBILES.                                   used vehicles. Because the value of a used
                                               vehicle is more difficult to determine, upon
                                               sale of a repossessed vehicle, a greater loss
                                               may be incurred.

DEFAULTED AUTOMOBILE LOANS MAY RESULT IN A     In the event that the company or the servicer
DELAY IN PAYMENTS TO SECURITYHOLDERS AND A     must repossess and dispose of vehicles to
LOSS OF YOUR INVESTMENT.                       recover scheduled payments due on defaulted
                                               automobile loans, the trust may not realize
                                               the full amount due on an automobile loan, or
                                               may not realize the full amount on a timely
                                               basis. Other factors that may affect the
                                               ability of the trust to realize the full
                                               amount due on an automobile loan include
                                               whether endorsements or amendments to
                                               certificates of title relating to the
                                               vehicles had been filed or such certificates
                                               have been delivered to the trustee, whether
                                               financing statements to perfect the security
                                               interest in the automobile loans had been
                                               filed, depreciation, obsolescence, damage or
                                               loss of any vehicle, and the application of
                                               federal and

                                               state bankruptcy and insolvency laws. As a
                                               result, you may be subject to delays in
                                               receiving payments and suffer loss of your
                                               investment in the securities.

TRANSFER OF SERVICING MAY DELAY PAYMENTS TO    If the company were to cease servicing the
YOU.                                           automobile loans, delays in processing
                                               payments on the automobile loans and
                                               information regarding automobile loan
                                               payments could occur. This could delay
                                               payments to you.

INABILITY OF THE COMPANY TO REACQUIRE          The transaction documents require the company
AUTOMOBILE LOANS WHICH BREACH A                to acquire automobile loans from the trust
REPRESENTATION OR WARRANTY MAY CAUSE YOUR      property if representations and warranties
PAYMENTS TO BE REDUCED OR DELAYED.             concerning the loan's eligibility have been
                                               breached. If the company is unable to
                                               reacquire the automobile loans and no other
                                               party is obligated to perform or satisfy
                                               these obligations, you may experience delays
                                               in receiving payments and losses.

INADEQUATE INSURANCE ON VEHICLES MAY CAUSE     Each automobile loan requires the obligor to
YOU LOSSES ON YOUR INVESTMENT.                 maintain insurance covering physical damage
                                               to the vehicle in an amount not less than the
                                               unpaid principal balance of the automobile
                                               loan with the company named as a loss payee.
                                               Since the obligors select their own insurers
                                               to provide the required coverage, the
                                               specific terms and conditions of their
                                               policies vary.

                                               In addition, although each automobile loan
                                               generally gives the company the right to
                                               force place insurance coverage in the event
                                               the required physical damage insurance on a
                                               vehicle is not maintained by an obligor,
                                               neither the company nor the servicer is
                                               obligated to force place coverage. In the
                                               event insurance coverage is not maintained by
                                               obligors and coverage is not force placed,
                                               then insurance recoveries may be limited in
                                               the event of losses or casualties to vehicles
                                               included in the trust property, and you could
                                               suffer a loss on your investment.

LIMITATIONS ON INTEREST PAYMENTS AND           Generally, under the terms of the Soldiers'
REPOSSESSIONS MAY CAUSE LOSSES ON YOUR         and Sailors' Civil Relief Act of 1940, as
INVESTMENT.                                    amended, or similar state legislation, a
                                               lender may not charge an obligor who enters
                                               military service after the origination of the
                                               automobile loan interest, including fees and
                                               charges, above an annual rate of 6% during
                                               the period of the obligor's active duty
                                               status, unless a court orders otherwise upon
                                               application of the lender. It is possible
                                               that this action could effect the servicer's
                                               ability to collect full amounts of interest
                                               on some of the automobile loans. In addition,
                                               the relief act imposes limitations that would
                                               impair the servicer's ability to repossess on
                                               an affected automobile loan during the
                                               obligor's period of active duty status. Thus,
                                               in the event that these automobile loans go
                                               into default, there may be delays and losses
                                               to you.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY     The ratings assigned to the securities will
THE RATING AGENCIES MAY BE LOWERED OR          be based on, among other things, the adequacy
WITHDRAWN AT ANY TIME, WHICH MAY AFFECT YOUR   of the assets of the trust and any credit
ABILITY TO SELL YOUR SECURITIES.               enhancement for a series of securities. Any
                                               rating which is assigned may not remain in
                                               effect for any given period of time or may be
                                               lowered or withdrawn entirely by the ratings
                                               agencies, if, in their judgment,
                                               circumstances in the future so warrant.
                                               Ratings may also be lowered or withdrawn
                                               because of an adverse change in the financial
                                               or other condition of a provider of credit
                                               enhancement or a change in the rating of a
                                               credit enhancement provider's long term debt
                                               at any time, which may affect your ability to
                                               sell your securities.

BECAUSE THE RATINGS OF THE SECURITIES ARE      The ratings of securities enhanced by a
DEPENDENT UPON CREDITWORTHINESS OF THE CREDIT  credit enhancement provider will depend
ENHANCEMENT PROVIDER, A DOWNGRADE OF THE       primarily on the creditworthiness of the
CREDIT ENHANCEMENT PROVIDER COULD CAUSE A      credit enhancement provider. There is a risk
DOWNGRADE OF THE SECURITIES.                   that any reduction in any of the credit
                                               enhancement provider's financial strength
                                               ratings could result in a reduction of the
                                               ratings on the securities.

                          THE COMPANY AND THE SERVICER

         The company is a wholly-owned, and the primary operating subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. The company was incorporated in Delaware on July 22, 1992. The company originates or purchases and services automobile loans. The company's executive offices are located at 801 Cherry Street, Fort Worth, Texas 76102; telephone (817) 302-7000.

                                   THE TRUSTEE

         The trustee for each series of securities will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

         The prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                                   THE ISSUER

         The company will either establish a separate trust that will issue the securities, or the company will form a finance subsidiary that will issue the securities.

                               THE TRUST PROPERTY

         As specified in the prospectus supplement, the trust property will include:

         o    a pool of primarily "non-prime" automobile loans;

         o all monies, including accrued interest, due on the loans on or after the cut-off date;

         o    amounts that the servicer may hold in one or more accounts;

         o the security interests, if any, in the vehicles relating to the pool of automobile loans;

         o the right to proceeds from claims on physical damage policies covering the vehicles or the obligors;

         o the proceeds of any repossessed vehicles related to the pool of automobile loans;

         o the rights of the company under the related automobile loan acquisition agreement, if any; and


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


         o interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company.

         If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

         "Non-prime" or "sub-prime" automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

         The automobile loans comprising the trust property will be either:

         o    originated by the company;

         o    originated by manufacturers and acquired by the company;

         o    originated by dealers and acquired by the company;

         o    originated by other lenders and acquired by the company; or

         o acquired by the company from originators or owners of automobile loans.

         The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

                              THE AUTOMOBILE LOANS

AUTOMOBILE LOAN POOLS

         To the extent appropriate, the prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

         o    geographic concentration;

         o    payment frequency; and

         o    current principal balance.

THE AUTOMOBILE LOANS

         The automobile loans may consist of any combination of:

         o    rule of 78s automobile loans;

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

         o    fixed value automobile loans; or

         o    simple interest automobile loans.

RULE OF 78S AUTOMOBILE LOANS

         Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the RULE OF 78S. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

FIXED VALUE AUTOMOBILE LOANS

         Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

         o    payment in full in cash of the fixed value amount;

         o transfer of the vehicle to the company, provided various conditions are satisfied; or

         o refinancing the fixed value payment in accordance with various conditions.

         For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

SIMPLE INTEREST AUTOMOBILE LOANS

         Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS

         The prospectus supplement will describe the company's delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS

         The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

         Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

GENERAL

TARGET MARKET

         The company's automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. The company's typical borrowers have experienced prior credit difficulties or have limited credit histories. Because the company serves customers who are unable to meet the credit standards imposed by most traditional automobile financing sources, the company generally charges interest at higher rates than those charged by traditional financing sources. As the company provides financing in a relatively high risk market, the company also expects to sustain a higher level of delinquencies and credit losses than traditional automobile financing sources.

MARKETING

         Since the company is primarily an indirect lender, the company focuses its marketing activities on automobile dealerships. The company is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The company selects these dealers based on the type of vehicles sold. Specifically, the company prefers to finance later model, low mileage used vehicles and moderately priced new vehicles. Of the contracts purchased by the company during the fiscal year ended June 30, 2001, approximately 97% were originated by manufacturer franchised dealers and 3% by select independent dealers. The company purchased contracts from 16,280 dealers during the fiscal year ended June 30, 2001. No dealer accounted for more than 1% of the total volume of contracts purchased by the company for that same period.

         Prior to entering into a relationship with a dealer, the company considers the dealer's operating history and reputation in the marketplace. The company then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the company's underwriting standards and profitability objectives. Due to the non-exclusive nature of the company's relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the company or from another source for a customer seeking to finance a vehicle purchase. Branch managers and other branch office personnel regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding the company's financing programs and capabilities. These personnel explain the company's underwriting philosophy, including the preference for non-prime quality contracts secured by later model, low mileage vehicles and the company's practice of underwriting in the local branch office. To increase the effectiveness of these contacts, the branch managers and other branch office personnel have access to the company's management information systems which detail current information regarding the number of applications submitted by a dealership, the company's response and the reasons why a particular application was rejected.

         The company has entered into strategic marketing alliances with certain banks which purchase prime quality auto finance contracts. The largest such relationship is with Chase

Automotive Finance. Under these alliances, the company's branch personnel and representatives from the banks jointly market to automobile dealers with the company providing non-prime auto financing and the banks providing prime auto financing. The alliances allow the company and the banks to better service automobile dealers by offering auto financing across a broad credit spectrum. The company also benefits from being able to market its auto financing programs to automobile dealers who have relationships with the banks.

         Finance contracts are generally purchased by the company without recourse to the dealer, and accordingly, the dealer usually has no liability to the company if the consumer defaults on the contract. To mitigate the risk from potential credit losses, the company may charge dealers a non-refundable acquisition fee when purchasing finance contracts. Such acquisition fees are assessed on a contract-by-contract basis. Although finance contracts are purchased without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies the company against any claims, defenses and set-offs that may be asserted against the company because of assignment of the contract. Recourse based upon such representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. The company does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to purchase finance contracts from a dealer.

         To supplement its indirect lending activities, the company has introduced certain other automobile finance programs. In its Valued Customer Program, the company seeks to provide pre-approvals for qualifying existing customers for their next auto loan when they trade-in their vehicle or otherwise pay off their active AmeriCredit account. Additionally, through strategic alliances with certain online lending sources and through the company's own website, the company processes online credit applications in order to provide direct auto financing via the Internet.

BRANCH OFFICE NETWORK

         The company uses a branch office network to market its indirect financing programs to selected dealers, develop relationships with these dealers and underwrite contracts submitted by dealerships. Branch office personnel are responsible for the solicitation, enrollment and education of dealers regarding the company's financing programs. The company believes a local presence enables the company to be more responsive to dealer concerns and local market conditions. The company selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, the regulatory environment and the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

         Each branch office solicits dealers for contracts and maintains the company's relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and several dealer and customer service representatives. Larger branch offices may also have additional assistant managers and/or dealer marketing representatives. The company believes that the personal relationships its branch managers and other branch personnel establish with the dealership staff are an important factor in creating and maintaining productive relationships with the company's dealer customer base. Branch managers are compensated with base salaries and annual incentives based on overall branch performance including factors such as branch loan credit quality, loan pricing adequacy and loan volume objectives. The incentives are typically paid in cash and stock-based awards. The branch managers report to regional vice presidents.

         The company's regional vice presidents monitor branch office compliance with the company's underwriting guidelines and assist in local branch marketing activities. The company's management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on credit decisions and review exceptions to the company's underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

UNDERWRITING AND PURCHASING CONTRACTS

PROPRIETARY CREDIT SCORING SYSTEM AND RISK-BASED PRICING

         The company utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the company's consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the company to evaluate credit applications for approval and tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the company would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the transaction. While the company employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase could negatively affect the credit quality of the company's receivables portfolio.

         The credit scoring system considers data contained in the customer's credit application and credit bureau report as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the company should charge for that risk. The company's credit scorecards are validated on a monthly basis through the comparison of actual versus projected performance by score. The company endeavors to refine its proprietary scorecards based on new information and identified correlations relating to receivables performance.

         Through the use of the proprietary credit scoring system, company personnel with credit authority are able to more efficiently review and prioritize loan applications. Applications which receive a high score can be processed rapidly and credit decisions can be quickly communicated to the dealer. Applications receiving low scores can be quickly rejected without further processing and review by the company. This ability to prioritize applications allows for a more effective allocation of resources to those applications requiring more review.

INDIRECT LOAN APPROVAL PROCESS

         The company purchases individual contracts through its branch offices using a credit approval process tailored to local market conditions. Each branch manager has a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. Contracts may also be purchased through the company's regional purchasing office for specific dealers requiring centralized service, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, the company's application processing system includes controls designed to ensure that credit decisions comply with the company's credit scoring strategies and underwriting policies and procedures.

         Loan application packages completed by prospective obligors are received via facsimile, electronically, and/or by telephone. Application data are entered into the company's automated application processing system. A credit bureau report is automatically accessed and a credit score is computed. Company personnel with credit authority review the application package and determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. These personnel consider many factors in arriving at a credit decision, relying primarily on the applicant's credit score, but also taking into account the applicant's capacity to pay, stability, credit history, the contract terms and collateral value. The company estimates that approximately 60% of applicants are denied credit by the company typically because of their credit histories or other factors. Dealers are contacted regarding credit decisions electronically, by facsimile and/or by telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

         The company's underwriting and collateral guidelines as well as credit scoring parameters form the basis for the credit decision; however, the qualitative judgment of the personnel with credit authority with respect to the credit quality of an applicant is a significant factor in the final credit decision. Exceptions to credit policies and authorities must be approved by a regional vice president or other designated credit officer. Such exceptions are also monitored by the company's centralized risk management group.

         Completed loan packages are sent by the automobile dealers to the branch office. Once the loan package is received, a company customer service representative verifies certain applicant employment and residency information when required by the company's credit policies. Loan terms and insurance coverages are also generally reverified with the customer. Key loan documentation is scanned to create electronic images and electronically forwarded to the company's centralized loan processing department. The original documents are subsequently sent to the loan processing department and are stored in a fire resistant vault.

         Upon electronic receipt of loan documentation from the branches, the loan processing department reviews the loan packages for proper documentation and regulatory compliance and completes the entry of information into the company's loan accounting system. Once cleared for funding, the loan processing department electronically transfers funds to the dealer or issues a check. Upon funding of the contract, the company acquires a perfected security interest in the automobile that was financed. Daily loan reports are generated for review by senior operations management. All of the company's contracts are fully amortizing with substantially equal monthly installments.

DIRECT LOAN APPROVAL PROCESS

         The company offers its direct loan program to consumers in most states via strategic alliances with certain online lending sources and the company's own website.

         An online loan application is completed by prospective obligors via the Internet. The application is transmitted to the company's automated application processing system, and within seconds, a credit bureau report is accessed and a credit score is computed. Based on this information, the company's proprietary automated underwriting system approves or declines the applicant and the decision is electronically sent to the applicant. The company's underwriting and collateral guidelines as well as proprietary credit scoring parameters form the basis for the credit decision. All credit decisions made via the company's automated application processing system are valid for a 45-day period. Declined applicants are provided with appropriate notification of the decision.

         A package of loan documents is sent to approved applicants explaining the terms and conditions of the loan. The package may be used at an automobile dealer of the applicant's choice to purchase and finance a vehicle. The applicant and dealer complete the loan package and submit the package to either the company or its online lending partners for funding.

         Direct loan packages received directly by the company are processed in a manner similar to indirect loans. In the case of loans originated through one of the company's Internet partners, the dealer deposits a documentary draft that is presented to the partner for funding. Once cleared for funding, the company electronically transfers funds to the Internet partner and purchases the loan.

SERVICING AND COLLECTIONS PROCEDURES

GENERAL

         The company's servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle and repossessing and liquidating collateral when necessary.

         The company uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the company of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, the company mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the company's lockbox bank to the company for posting to the loan accounting system. Payments may also be received directly by the company from customers. All payment processing and customer account maintenance is performed centrally at the company's operations center in Arlington, Texas.

         The company's collections activities are performed at regional centers located in Arlington, Texas, Tempe, Arizona, Charlotte, North Carolina, Jacksonville, Florida and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system which simultaneously dials phone numbers of multiple customers from a file of records extracted from the company's database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

         Once an account reaches a certain level of delinquency, the account moves to the company's mid-range collection units. The objective of these collectors is to prevent the account from becoming further delinquent. After a scheduled payment on an account becomes approximately 90 days past due, the company typically repossesses the financed vehicle. However, initiation of repossession may occur prior to an account becoming 90 days past due. The company may repossess a financed vehicle without regard to the length of payment delinquency if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith with the company or the customer voluntarily surrenders the financed vehicle.

         Payment deferrals are at times offered to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move a delinquent payment to the end of the loan, usually by paying a fee (calculated in a manner specified by applicable law). The collector reviews the customer's past payment history and statistically based behavioral score and assesses the customer's desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the company's policies and guidelines. Exceptions to the company's policies and guidelines for deferrals must be approved by a collections officer. While payment deferrals are initiated and approved in the collections department, a separate department in the company processes authorized deferment transactions. As of June 30, 2001, approximately 15% of the company's managed receivables had received a deferral.

REPOSSESSIONS

         Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the company's ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by the company and must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The company does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the

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

repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. The company may pursue collection of deficiencies when it deems such action to be appropriate.

CHARGE-OFF POLICY

         The company's policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if the company has not repossessed the related vehicle. Otherwise, the company charges-off the account when the vehicle securing the delinquent contract is repossessed and liquidated. The charge-off represents the difference between the actual net sales proceeds and the amount of the delinquent contract, including accrued interest. Accrual of finance charge income is suspended on accounts which are more than 60 days contractually delinquent.

RISK MANAGEMENT

OVERVIEW

         The company's risk management department is responsible for monitoring the loan approval process and supporting the supervisory role of senior operations management. This department tracks via databases key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories. The risk management department also regularly reviews the performance of the company's credit scoring system and is responsible for the development and enhancement of credit scorecards for the company.

         The risk management department prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total company, branch office and dealer. Various daily reports and analytical data are also generated by the company's management information systems. This information is used to monitor credit quality as well as to refine the structure and mix of new loan originations. The company reviews portfolio returns on a consolidated basis, as well as at the branch office, dealer and contract levels.

BEHAVIORAL SCORING

         Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default and to validate the credit scoring system after the receivable has aged for a sufficient period of time, generally six to nine months. Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of the company's credit strategies.

COLLATERAL VALUE MANAGEMENT

         The value of the collateral underlying the company's receivables portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the company's own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

                                       29

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COMPLIANCE AUDITS

         The company's internal audit and quality control departments conduct regular reviews of branch office operations, loan operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the company's written policies and procedures as well as regulatory matters. Branch office reviews include a review of compliance with underwriting policies, completeness of loan documentation, collateral value assessment and applicant data investigation. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior executive management.

                                  POOL FACTORS

         The POOL FACTOR for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

         A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

         o the original aggregate purchase price of the securityholder's securities; and

         o    the applicable pool factor.

         The securityholders of record will receive reports on or about each payment date concerning:

         o    the payments received on the automobile loans;

         o    the POOL BALANCE (as defined in the prospectus supplement);

         o    each pool factor; and

         o    other items of information.

         In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

         The proceeds from the sale of the securities of a given series will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

          o    the origination or acquisition of additional receivables;


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

         o    repayment of indebtedness; and

         o    general working capital purposes.

         The company expects that it will make additional transfers of automobile loans to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

         o the volume of automobile loans the company originates or acquires;

         o    prevailing interest rates;

         o    availability of funds; and

         o    general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

         Each series of securities -- or in some instances, two or more series of securities -- will be issued under a trust agreement.

         All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

         The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the trust or in the form of notes representing debt secured by the automobile loans held by the trust.

         Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

         A series may include one or more classes of STRIP SECURITIES which are:

         o stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

         o stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.


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         In addition, a series of securities may include two or more classes of securities that differ as to:

         o    timing;

         o    sequential order;

         o    priority of payment;

         o    interest rate; or

         o    amount of principal or interest distribution or both.

         Distributions of principal or interest or both on any class of securities may be made upon:

         o    the occurrence of specified events;

         o    in accordance with a schedule or formula; or

         o on the basis of collections from designated portions of the related pool of automobile loans.

         A series may include one or more classes of ACCRUAL SECURITIES, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

         A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans.

         A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

         A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

         In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

         Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

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         The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the COLLECTION period, prior to each payment date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

         None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

DISTRIBUTION DATES

         On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

         On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that payment date on account of that class.

         For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

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         Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

SOFT BULLETS

         Since the automobile loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

         However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as SOFT BULLETS, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

FIXED RATE SECURITIES

         Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the BASE RATE, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The SPREAD is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the SPREAD MULTIPLIER is the percentage that may be specified in the prospectus supplement as being applicable to such class.

         The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

         As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an

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available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

         Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

         The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

INDEXED SECURITIES

         Any class of securities may consist of securities in which the INDEXED PRINCIPAL AMOUNT, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

         o the difference in the rate of exchange between United States dollars and a currency or composite currency;

         o the difference in the price of a specified commodity on specified dates;

         o the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

         o other objective price or economic measures as are described in the prospectus supplement.

         The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

         If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated -- other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement -- then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed


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security shall be calculated in the manner described in the prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

         The indexed security will pay interest based on an amount designated in the prospectus supplement. The prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

         The securities may include one or more classes of SCHEDULED AMORTIZATION SECURITIES and COMPANION SECURITIES. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

         We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. CLEARSTREAM, LUXEMBOURG and EUROCLEAR will hold omnibus positions for CLEARSTREAM, LUXEMBOURG PARTICIPANTS and EUROCLEAR PARTICIPANTS, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a CLEARING CORPORATION within the meaning of the Uniform Commercial Code and a CLEARING AGENCY registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

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

         Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,

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Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account-holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its

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participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders that are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

         Unless and until physical securities are issued, securityholders that are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

         Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

         DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

         Any securities initial registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in "Definitive Securities" in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical

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

certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

         None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

DEFINITIVE SECURITIES

         The securities will be issued in fully registered, certificated form, commonly called DEFINITIVE SECURITIES, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

         o the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

         o the trustee, at its option, elects to terminate the book-entry-system through DTC; or

         o after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

         Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

         Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

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

REPORTS TO SECURITYHOLDERS

         On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

         (1)      the amount of the distribution with respect to each class;

         (2)      the amount of the distribution allocable to principal;

         (3)      the amount of the distribution allocable to interest;

         (4) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

         (5) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

         (6) the amount paid to the servicer, if any, with respect to the related remittance period;

         (7) the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related remittance period; and

         (8) the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

         Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

         A trust may enter into a forward purchase agreement with the company where the company will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.


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         If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified FUNDING PERIOD during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the funding period will be limited to nine months from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

         During the funding period the monies deposited to the pre-funding account will either:

         o     be held uninvested; or

         o be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

         The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an "investment company" under the Investment Company Act of 1940, as amended.

                       DESCRIPTION OF THE TRUST AGREEMENTS

         Each series of securities will be issued under one or more trust agreements which will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term TRUST AGREEMENT as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including without limitation the indenture.

SALE AND ASSIGNMENT OF THE AUTOMOBILE LOANS

         On the closing date, the company or a finance subsidiary will transfer automobile loans originated by the company either to a trust, or will pledge the company's or the finance subsidiary's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

         The company will be obligated to acquire from the related trust property any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or

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notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

ACCOUNTS

         For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more COLLECTION ACCOUNTS, in the trustee's name on behalf of the securityholders in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate DISTRIBUTION ACCOUNTS, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, the reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

         The prospectus supplement will describe any other accounts to be established with respect to a trust.

         For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the TRUST ACCOUNTS) will be invested in eligible investments. ELIGIBLE INVESTMENTS are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Except as described below or in the prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

         The trust accounts will be maintained as eligible deposit accounts. An ELIGIBLE DEPOSIT ACCOUNT is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

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         The depository institution or its parent corporation must have either:

         o a long-term unsecured debt rating acceptable to the rating agencies; or

         o a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

         In addition, the depository institution's deposits must be insured by the FDIC.

THE SERVICER

         The servicer under each trust agreement will be named in the prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

         The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

         Each trust agreement will provide that the servicer will make reasonable efforts to:

         o collect all payments due on the automobile loans which are part of the trust fund; and

         o make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements -- including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the securities -- may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law.

         The prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures.

PAYMENTS ON AUTOMOBILE LOANS

         The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected

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within three business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

SERVICING COMPENSATION

         The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

         The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

         The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

         o        collecting and posting all payments;

         o responding to obligor inquiries on the related automobile loans;

         o        investigating delinquencies;

         o        sending billing statements to obligors;

         o        reporting tax information to obligors;

         o        paying costs of collection and disposition of defaults;

         o        policing the collateral;

         o        administering the automobile loans; and

         o accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

         The servicing fee also will reimburse the servicer for:

         o        certain taxes;

         o        accounting fees;

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         o        outside auditor fees;

         o        data processing costs; and

         o other costs incurred in connection with administering the automobile loans.

DISTRIBUTIONS

         Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

         On each payment date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

CREDIT AND CASH FLOW ENHANCEMENTS

         The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

         o        an insurance policy;

         o        subordination of one or more classes of securities;

         o        reserve accounts;

         o        overcollateralization;

         o        letters of credit;

         o        credit or liquidity facilities;

         o        third party payments or other support;

         o        surety bonds;

         o        guaranteed cash deposits; or

         o other arrangements or any combination of two or more of the foregoing.


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

         Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

         Prior to each payment date, the servicer will provide to the indenture trustee and/or the trustee and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

         The trust agreements provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

         Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

         Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the indenture trustee or the trustee.

MATTERS REGARDING THE SERVICER

         The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.


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         The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; PROVIDED, HOWEVER, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

         Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER TERMINATION EVENT

         A SERVICER TERMINATION EVENT will include:

         o any failure by the servicer to deliver to the trustee for deposit any required payment or to direct trustee to make any required distributions, which failure continues unremedied for more than three business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

         o any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer, and to the trustee by securityholders, evidencing not less than 50% of the voting rights of outstanding securities;

         o any INSOLVENCY EVENT which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations; and

         o any claim being made on an insurance policy issued as credit enhancement.

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a servicer default remains unremedied, the trustee, credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In

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the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of automobile loans. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related trust agreement.

WAIVER OF PAST DEFAULTS

         With respect to each trust, unless otherwise provided in the prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

         If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer, and the trustee with the consent of securityholders evidencing at least a MAJORITY of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; PROVIDED, HOWEVER, that no amendment may:

         o increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

         o without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

INSOLVENCY EVENT

         If an insolvency event occurs with respect to a debtor relating to trust property, the trust will terminate, and the automobile loans of the trust property will be liquidated and that trust will be terminated 90 days after the date of the insolvency event. The liquidation and termination will not occur if, before the end of such 90-day period, the trustee receives written instructions from each of the securityholders, other than the company and/or credit enhancement provider to the effect that that party disapproves of the liquidation of the automobile loans. Promptly after the occurrence of any insolvency event with respect to a debtor, notice is required to be given to the securityholder and/or credit enhancement provider; PROVIDED, HOWEVER, that any failure to

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

give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those automobile loans will be treated as collections on the automobile loans and deposited in the collection account. If the proceeds from the liquidation of the automobile loans and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

         Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any trust without the unanimous prior approval of all the trusts' certificateholders, including the company if applicable, and the delivery to the trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

TERMINATION

         With respect to each trust, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

         o the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

         o        the payment to securityholders.

         If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The securities will be redeemed following such purchase.

         Within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, the trustee will solicit bids for the purchase of the automobile loans remaining in the trust. The prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the automobile loans.

         Any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

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                 MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS

GENERAL

         The transfer of automobile loans by the company or its finance subsidiary to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase --including the taking of a security interest in -- an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

GENERAL

         In all of the states in which automobile loans have been originated, the credit sales of automobiles and light duty trucks to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

         Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

PERFECTION

         The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the trustee. Alternatively, the company may sell and assign the automobile loans and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the automobile loans and related security interests to the trustee. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, although the trustee will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold the automobile loans and any certificates of title in its possession as custodian for the trustee. This should preclude any

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

other party from claiming a competing security interest in the automobile loans on the basis their security interest is perfected by possession.

         In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

         o depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

         o filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

         o if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

         However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trustee effectively conveys the company's security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

         Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company or its finance subsidiary will represent and warrant that it has taken all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company's or the finance subsidiary's representations and warranties. Accordingly, the company or finance subsidiary would be required to repurchase these automobile loans from the trustee unless the breach were cured.

CONTINUITY OF PERFECTION

         Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-

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

register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, Texas, for example, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW

         Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

         o        mechanic's, repairmen's and garagemen's liens;

         o        motor vehicle accident liens;

         o        towing and storage liens;

         o liens arising under various state and federal criminal statutes; and

         o        liens for unpaid taxes.

         The UCC also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

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REPOSSESSION

         In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

         o        the unpaid principal balance of the automobile loan;

         o        accrued interest on the automobile loan;

         o the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses; or

         o in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor

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vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

         In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

         o        the Truth-in-Lending Act;

         o        the Equal Credit Opportunity Act;

         o        the Federal Trade Commission Act;

         o        the Fair Credit Reporting Act;

         o        the Fair Debt Collection Practices Act;

         o        the Magnuson-Moss Warranty Act;

         o        the Federal Reserve Board's Regulations B and Z;

         o        state adaptations of the Uniform Consumer Credit Code;

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         o        state motor vehicle retail installment sale and loan acts;

         o        state "lemon" laws; and

         o        other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans.

         The Federal Trade Commission's so-called HOLDER-IN-DUE-COURSE RULE has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

         Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

         Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

         The company or the finance subsidiary, if any, will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in an automobile


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loan, the violation would create an obligation of the company or the finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' Civil Relief Act of 1940, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital asset securities may be subject to special rules that are not discussed below or in the prospectus supplement.

         You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

         Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

         The following discussion addresses in greater detail securities of four general types:

         o GRANTOR TRUST SECURITIES, representing interests in a grantor trust;

         o DEBT SECURITIES, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         o PARTNERSHIP interests, representing interests in a trust, a PARTNERSHIP, that is intended to be treated as a partnership under the INTERNAL REVENUE CODE OF 1986, as amended (the "Code"); and

         o FASIT SECURITIES, representing interests in a financial asset securitization investment trust, a FASIT, or a portion of a FASIT, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust. If a FASIT election is to be made, the prospectus supplement will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

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GRANTOR TRUST SECURITIES

         In the opinion of Dewey Ballantine LLP:

         o each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

         o each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

         A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a GRANTOR TRUST FRACTIONAL INTEREST SECURITY. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a GRANTOR TRUST STRIP SECURITY.

TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

         Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of

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the beneficial owner's method of accounting, as described below under "Discount and Premium." However, the coupon stripping rules will not apply, if:

         o the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; and

         o the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

SALES OF GRANTOR TRUST SECURITIES

         Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

GRANTOR TRUST REPORTING

         With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

DEBT SECURITIES

         In the opinion of Dewey Ballantine LLP, debt securities will be:

         o issued by a trust which, for federal income purposes, is treated either as a partnership or as a DISREGARDED ENTITY, which means that its separate existence is disregarded for federal income tax purposes; and will be treated as indebtedness for federal income tax purposes; and

         o will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.


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TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES

         If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

SALES OF DEBT SECURITIES

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described in "Discount and Premium -- Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

DEBT SECURITIES REPORTING

         The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

         In the opinion of Dewey Ballantine LLP:

         o each partnership interest will be issued by a trust which is treated as a partnership for federal income tax purposes; and

         o each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

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TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding and Information Reporting" and "Foreign Investors" below.

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a securityholder under the Code.

         Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

SALE OR EXCHANGE OF PARTNERSHIP INTERESTS

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

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         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

PARTNERSHIP REPORTING

         The trustee is required to:

         (1) keep complete and accurate books of the trust;

         (2) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

         (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

         The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

         Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

         (a) the name, address and taxpayer identification number of the nominee; and

         (b) as to each beneficial owner:

                  (1) the name, address and identification number of the person;

                  (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

                  (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

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         In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT SECURITIES

         If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code.

         In the opinion of Dewey Ballantine LLP:

         o        the trust issuing FASIT securities will qualify as a FASIT;
                  and

         o the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments.

         The trust will make the election at the direction of the lenders. Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT TRUST. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT REGULAR SECURITY, or an ownership interest, a FASIT OWNERSHIP SECURITY.

TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES.

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investors). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT

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in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

         (1) the entity elects to be treated as a FASIT;

         (2) there is a single ownership interest held directly by an eligible corporation;

         (3) all other interests that are issued by the FASIT qualify as regular interests;

         (4) no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

         (5) the entity is not a regulated investment company (RIC) (such as a mutual fund).

         The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the STARTUP DAY, which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations"), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

         The FASIT provisions allow the lenders to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional automobile loans and credit enhancement support relating to the additional automobile loans, such as cash, hedging agreements, and insurance policies. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

         The trust agreements will require that each FASIT trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

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         The trust agreements for a FASIT trust will provide that any additional assets acquired by the trust will be selected if such loans meet specific requirements used to purchase pre-funded auto loans; i.e., a maximum principal balance, a minimum coupon, a latest maturity date and a maximum used-vehicle percentage.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the borrower on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the lenders had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or
(b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the securityholder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

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TAXES ON A FASIT TRUST.

         Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the securityholder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the securityholder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or
(e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the securityholder of the FASIT Residual Security.

         The Proposed Regulations address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

         Due to the complexity of these rules and the proposed form of the Treasury regulations, you should consult with your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the FASIT regular securities.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

         In very general terms:

         o original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

         o market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and


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         o        if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

ORIGINAL ISSUE DISCOUNT

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

         (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the PREPAYMENT ASSUMPTION; by

         (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

         Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

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         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

         (1) beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

         (2) beginning on the next day following a payment date and ending on the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

         (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

         (b) the adjusted issue price of the security at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

         (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

         (2) events, including actual prepayments, that have occurred prior to the end of the accrual period;

         (3)      the prepayment assumption; and

         (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

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         The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

MARKET DISCOUNT

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account

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payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

PREMIUM

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a PREMIUM SECURITY, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "FULLY TAXABLE BONDS," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

         (1) a beneficial owner must include the full amount of each interest payment in income as it accrues; and

         (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

         Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

SPECIAL ELECTION

         A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term INTEREST includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any

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amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR SECURITIES

         Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. PERSON means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

                  (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

                  (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

                  (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

         Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

HIGH-YIELD FASIT REGULAR SECURITIES

         High-yield FASIT regular securities may not be sold to or beneficially-owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

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PARTNERSHIP INTERESTS

         Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

         A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

                        STATE AND LOCAL TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

         o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;


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         o        whether the investment satisfies the applicable
                  diversification requirements;

         o whether the investment is in accordance with the documents and instruments governing the plan; and

         o whether the investment is prudent, considering the nature of the investment.

         Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, PLAN ASSETS.

         In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are PARTIES IN INTEREST under ERISA or DISQUALIFIED PERSONS under the Code. Such transactions are treated as PROHIBITED TRANSACTIONS under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

         Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

PLAN ASSETS

         The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The PLAN ASSET REGULATIONS provide that if a plan makes an investment in an EQUITY INTEREST in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including

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the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

UNDERWRITER EXEMPTIONS

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

         o certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

         o        property securing a permitted obligation;

         o undistributed cash, cash credited to a PRE-FUNDING ACCOUNT or a CAPITALIZED INTEREST ACCOUNT, and certain temporary investments made therewith; and

         o certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

         The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

         Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

         o the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a DESIGNATED TRANSACTION ;

         o at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following RATING AGENCIES:
                  Standard and Poor's, Moody's Investors Service, Inc. or Fitch, Inc.;

         o the trustee must not be an affiliate of any other member of the RESTRICTED GROUP;

         o the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all

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                  payments made to and retained by the issuer's sponsor for
                  assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

         o the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

         o in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

         For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

         The issuer must also meet the following requirements:

         o the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

         o securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

         o investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

         The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

         o the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;


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         o        the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

         o immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

         Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

         Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

         In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

         o PTCE 84-14, regarding transactions effected by QUALIFIED PROFESSIONAL ASSET MANAGERS;

         o PTCE 90-1, regarding transactions entered into by INSURANCE COMPANY POOLED SEPARATE ACCOUNTS;

         o PTCE 91-38, regarding transactions entered into by BANK COLLECTIVE INVESTMENT FUNDS;

         o PTCE 95-60, regarding transactions entered into by INSURANCE COMPANY GENERAL ACCOUNTS; and

         o        PTCE 96-23, regarding transactions effected by IN-HOUSE ASSET
                  MANAGERS.

         Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

         o        whether the trust's assets would be considered plan assets;

         o the possibility of exemptive relief from the prohibited transaction rules; and

         o        other ERISA issues and their potential consequences.

         In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                            METHODS OF DISTRIBUTIONS

         The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

         The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

         o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         o By placements by the company with institutional investors through dealers;

         o By direct placements by the company with institutional investors; and

         o        By competitive bid.

         In addition, securities may be offered in whole or in part in exchange for the automobile loans -- and other assets, if applicable -- that would comprise the trust property.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the company.

         It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

         The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

         Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the

Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the prospectus supplement.

                           INCORPORATION BY REFERENCE

         The Company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if not attached to the related prospectus supplement, will also be incorporated by reference.

         All of these items will be INCORPORATED BY REFERENCE into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission -- see "Where You Can Find More Information" in the related prospectus supplement.

                              FINANCIAL INFORMATION

         Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a Delaware business trust will be included in the prospectus supplement.

         A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.

================================================================================


                               [AMERICREDIT LOGO]


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.


                      SEC Filing Fee.....................................................       $        920,000
                      Trustee's Fees and Expenses*.......................................                150,000
                      Legal Fees and Expenses*...........................................              2,250,000
                      Accounting Fees and Expenses*......................................                600,000
                      Printing and Engraving Expenses*...................................                750,000
                      Blue Sky Qualification and Legal Investment Fees and Expenses......                 75,000
                      Rating Agency Fees*................................................              1,500,000
                      Security Insurer's Fee*............................................              1,200,000
                      Miscellaneous*.....................................................              1,500,000
                                                                                                ----------------
                      TOTAL..................................                                   $      8,945,000
                                                                                                ================

----------
* Estimated in accordance with Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  INDEMNIFICATION. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

                  Section 9 of the Certificate of Incorporation of AmeriCredit Financial Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

                  The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that AmeriCredit Financial Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse AmeriCredit Financial Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

                  INSURANCE. As permitted under the laws which govern the organization of the registrant, the registrant's Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.

     1.1   --  Form of Underwriting Agreement -- Notes (incorporated by reference to Exhibit 1.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

     1.2   --  Form of Underwriting Agreement-- Certificates (incorporated by reference to Exhibit 1.2 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

     3.1   --  Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

     3.2   --  By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-3 (Reg. No. 33-98620).

     4.1   --  Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to
               Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The
               Exhibit includes forms of securities issued as notes.

     4.2   --  Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The
               Exhibit includes forms of securities issued as notes.

     4.3   --  Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

     4.4   --  Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant's
               Registration Statement on Form S-3 (Reg. No. 33-98620).

     5.1   --  Opinion of Dewey Ballantine LLP with respect to validity.*

     8.1   --  Opinion of Dewey Ballantine LLP with respect to tax matters.*

     10.1  --  Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

     23.1  --  Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

------------------
* Filed herewith.

ITEM 17. UNDERTAKINGS.

          A. UNDERTAKING IN RESPECT OF INDEMNIFICATION

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

          B. UNDERTAKING PURSUANT TO RULE 415.

                    The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent on more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment by these paragraphs shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.       UNDERTAKING PURSUANT TO RULE 430A.

                  The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D.       Undertaking regarding documents incorporated by reference.


                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E.       Undertaking regarding trust indenture qualification.


                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 25th day of January, 2002.


                               AMERICREDIT FINANCIAL SERVICES, INC.

                               By  /s/ MICHAEL R. BARRINGTON
                                   --------------------------------------
                                   Michael R. Barrington
                                   Director, Chairman of the Board
                                   Chief Executive Officer and President


                  The registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.


                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                  DATE
               ---------                                   -----                                  ----
                                         Director, Chairman of the Board,  Chief
/s/ MICHAEL R. BARRINGTON                Executive Officer and President                    January 25, 2002
---------------------------              (Principal Executive Officer)
Michael R. Barrington

/s/ DANIEL E. BERCE                      Director, Vice Chairman and Chief                  January 25, 2002
------------------------------------     Financial Officer
Daniel E. Berce                          (Principal Financial Officer and
                                         Principal Accounting Officer)

/s/ MICHAEL T. MILLER                    Director, Executive Vice President and             January 25, 2002
---------------------------              Chief Operating Officer
Michael T. Miller

                                  EXHIBIT INDEX


EXHIBIT
-------
    1.1    -   Form of Underwriting Agreement -- Notes (incorporated by reference to Exhibit 1.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

    1.2    -   Form of Underwriting Agreement-- Certificates (incorporated by reference to Exhibit 1.2 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

    3.1    -   Articles of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

    3.2    -   Bylaws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-3 (Reg. No. 33-98620).

    4.1    -   Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to
               Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The
               Exhibit includes forms of securities issued as notes.

    4.2    -   Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The
               Exhibit includes forms of securities issued as notes.

    4.3    -   Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

    4.4    -   Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant's
               Registration Statement on Form S-3 (Reg. No. 33-98620).

    5.1    -   Opinion of Dewey Ballantine LLP with respect to legality.*

    8.1    -   Opinion of Dewey Ballantine LLP with respect to tax matters.*

   10.1    -   Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the
               Registrant's Registration Statement on Form S-3 (Reg. No. 33-98620).

   23.1    -   Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1).

    * Filed herewith.